Exhibit 99.3

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF HAPPY

Page
Unaudited Consolidated Financial Statements as of and for the three and nine months ended September 30, 2021:
Consolidated Balance Sheets as of September 30, 2021 and 2020 and December 31, 2020	2
Consolidated Statements of Income for the three months and nine ended September 30, 2021 and 2020	3
Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2021 and 2020	5
Consolidated Statements of Shareholders’ Equity for the three and nine months ended September 30, 2021 and 2020	6
Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and 2020	8
Notes to Consolidated Financial Statements	10

Audited Consolidated Financial Statements as of and for the years ended December 31, 2020 and 2019:
Reports of BKD, LLP, Independent Registered Public Accounting Firm	65
Management Report Regarding Statement of Management’s Responsibilities, Compliance with Designated Laws and Regulations, and Management’s Assessment of Internal Control over Financial Reporting	70
Consolidated balance sheets as of December 31, 2020 and 2019	72
Consolidated Statements of Income for the years ended December 31, 2020 and 2019	73
Consolidated Statements of Comprehensive Income for the years ended December 31, 2020 and 2019	75
Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2020 and 2019	76
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	78
Notes to Consolidated Financial Statements	80

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except for share amounts)

	September 30,		December 31,
	2021	2020	2020
	(Unaudited)
Assets
Cash and noninterest-bearing deposits with other banks	$104,500	$94,173	$123,327
Interest-bearing deposits with other banks	795,661	313,021	597,880

Cash and cash equivalents	900,161	407,194	721,207

Debt securities available for sale, at fair value	1,551,812	869,372	958,262
Loans held for sale	28,954	42,778	37,280
Loans, net of allowance for loan losses $40,305, $46,742 and $54,855 at September 30, 2021 and 2020 and December 31, 2020, respectively	3,477,895	3,578,007	3,441,128
Premises and equipment, net	157,689	151,170	157,076
Other real estate owned	1,064	1,660	1,080
Cash surrender value of life insurance	105,121	112,744	113,230
Goodwill	129,791	126,132	126,114
Other identifiable intangible assets, net	11,518	12,091	11,909
Equity investments	30,242	28,451	28,696
Other assets	48,581	45,927	44,949

Total assets	$6,442,828	$5,375,526	$5,640,931

Liabilities
Noninterest-bearing deposits	$1,734,237	$1,389,671	$1,504,410
Interest-bearing deposits	3,730,796	3,049,316	3,181,250

Total deposits	5,465,033	4,438,987	4,685,660

Advances from Federal Home Loan Bank	74,652	74,719	74,701
Subordinated debentures, net of premium	21,446	21,330	21,359
Subordinated notes, net of unamortized issuance cost	138,224	145,254	145,370
Accrued expenses and other liabilities	47,627	52,101	45,201

Total liabilities	5,746,982	4,732,391	4,972,291

Shareholders' Equity
Common stock, $1 par value; 50,000,000 shares authorized; 19,412,518, 19,672,284 and 19,837,972 shares issued and outstanding at September 30, 2021 and 2020 and December 31, 2020, respectively	19,413	19,672	19,838
Additional paid-in capital	294,548	308,009	317,732
Retained earnings	364,649	289,422	300,559
Accumulated other comprehensive income, net of tax	17,236	26,032	30,511

Total shareholders' equity	695,846	643,135	668,640

Total liabilities and shareholders' equity	$6,442,828	$5,375,526	$5,640,931

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income
Loans, including fees	$46,764	$49,945	$141,955	$127,849
Debt securities:
Taxable	4,856	2,428	12,118	7,341
Tax exempt	2,377	2,010	6,714	5,107
Deposits with other banks	348	183	901	959

Total interest income	54,345	54,566	161,688	141,256

Interest expense
Deposits	2,008	2,363	6,090	10,612
Advances from Federal Home Loan Bank and other borrowings	468	642	1,403	2,104
Subordinated debentures	186	187	562	475
Subordinated notes, including amortization of issuance costs	2,043	1,871	6,045	4,229

Total interest expense	4,705	5,063	14,100	17,420

Net interest income	49,640	49,503	147,588	123,836
Provision for loan losses	1,400	6,400	(11,820)	14,750

Net interest income after provision for loan losses	48,240	43,103	159,408	109,086

Noninterest income
Service charges and other fees	7,291	6,000	18,827	14,861
Net realized gain on sales of debt securities available for sale	816	176	758	7,531
Net holding gain (loss) on marketable equity securities	(10)	—	(44)	53
Real estate mortgage fees	1,869	1,663	6,298	3,901
Trust, custodian and investment center fees	3,287	2,597	9,780	7,581
Other	1,330	1,389	6,767	4,408

Total noninterest income	14,583	11,825	42,386	38,335

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Noninterest expense
Salaries and employee benefits	$26,654	$24,123	$74,885	$61,493
Occupancy and equipment, net	5,321	4,341	15,817	11,622
Legal and professional	3,356	2,591	7,027	5,121
Data processing	3,393	2,782	9,208	6,899
FDIC assessment	417	351	1,202	456
Debit card	399	394	1,328	1,000
Other	3,857	4,153	13,905	13,175

Total noninterest expense	43,397	38,735	123,372	99,766

Income before income taxes	19,426	16,193	78,422	47,655

Income tax expense (includes $171 and $37 for the three months ended September 30, 2021 and 2020 respectively and includes $159 and $1,582 for the nine months ended September 30, 2021 and 2020 respectively, related to income tax expense for realized gains reclassified from other comprehensive income)	3,572	2,912	14,332	8,263

Net income	$15,854	$13,281	$64,090	$39,392

Earnings per share:
Basic	$0.81	$0.72	$3.27	$2.17
Diluted	$0.81	$0.72	$3.25	$2.16

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$15,854	$13,281	$64,090	$39,392

Other items of comprehensive income (loss)
Unrealized gain (loss) arising during the period on debt securities available for sale	(11,269)	5,654	(16,046)	32,309
Reclassification adjustment for realized gain on debt securities available for sale included in net income	(816)	(176)	(758)	(7,531)

Total other items of comprehensive income (loss)	(12,085)	5,478	(16,804)	24,778

Comprehensive income before tax	3,769	18,759	47,286	64,170
Less income tax expense (benefit) related to other items of comprehensive income	(2,538)	1,150	(3,529)	5,203

Comprehensive income	$6,307	$17,609	$50,815	$58,967

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity

For the Three and Nine Months Ended September 30, 2021

(Dollars in thousands, except for share amounts)

(Unaudited)

	Common Stock ($1 par)		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
	Shares	Amount
Balance at January 1, 2021	19,837,972	$19,838	$317,732	$300,559	$30,511	$668,640
Net income	—	—	—	14,859	—	14,859
Purchase and retirement of common stock	(177,707)	(178)	(9,324)	—	—	(9,502)
Stock-based compensation activity	8,413	9	(773)	—	—	(764)
Net change in unrealized gains and losses on debt securities available for sale, net of tax benefit of $5,817	—	—	—	—	(21,884)	(21,884)

Balance at March 31, 2021 (unaudited)	19,668,678	$19,669	$307,635	$315,418	$8,627	$651,349

Net income	—	—	—	33,377	—	33,377
Purchase and retirement of common stock	(77,761)	(78)	(4,082)	—	—	(4,160)
Stock-based compensation activity	5,000	5	261	—	—	266
Net change in unrealized gains and losses on debt securities available for sale, net of taxes of $4,826	—	—	—	—	18,156	18,156

Balance at June 30, 2021 (unaudited)	19,595,917	$19,596	$303,814	$348,795	$26,783	$698,988

Net income	—	—	—	15,854	—	15,854
Purchase and retirement of common stock	(183,399)	(183)	(9,629)	—	—	(9,812)
Stock-based compensation activity	—	—	363	—	—	363
Net change in unrealized gains and losses on debt securities available for sale, net of tax benefit of $2,538	—	—	—	—	(9,547)	(9,547)

Balance at September 30, 2021 (unaudited)	19,412,518	$19,413	$294,548	$364,649	$17,236	$695,846

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity

For the Three and Nine Months Ended September 30, 2020

(Dollars in thousands, except for share amounts)

(Unaudited)

	Common Stock ($1 par)		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
	Shares	Amount
Balance at January 1, 2020	18,593,298	$18,593	$260,467	$250,030	$6,458	$535,548
Net income	—	—	—	12,895	—	12,895
Issuance of common stock	60,187	60	2,845	—	—	2,905
Purchase and retirement of common stock	(925,891)	(925)	(43,747)	—	—	(44,672)
Stock-based compensation activity	12,236	12	(1,920)	—	—	(1,908)
Net change in unrealized gains and losses on debt securities available for sale, net of taxes of $883	—	—	—	—	3,319	3,319

Balance at March 31, 2020 (unaudited)	17,739,830	$17,740	$217,645	$262,925	$9,777	$508,087

Net income	—	—	—	13,216	—	13,216
Issuance of common stock	12,022	12	568	—	—	580
Purchase and retirement of common stock	(129,181)	(129)	(6,103)	—	—	(6,232)
Stock-based compensation activity	(1,262)	(2)	(437)	—	—	(439)
Net change in unrealized gains and losses on debt securities available for sale, net of tax benefit of $3,170	—	—	—	—	11,927	11,927

Balance at June 30, 2020 (unaudited)	17,621,409	$17,621	$211,673	$276,141	$21,704	$527,139

Net income	—	—	—	13,281	—	13,281
Issuance of common stock	2,092,607	2,093	98,874	—	—	100,967
Purchase and retirement of common stock	(48,913)	(49)	(2,295)	—	—	(2,344)
Stock-based compensation activity	7,181	7	(243)	—	—	(236)
Net change in unrealized gains and losses on debt securities available for sale, net of taxes of $1,150	—	—	—	—	4,328	4,328

Balance at September 30, 2020 (unaudited)	19,672,284	$19,672	$308,009	$289,422	$26,032	$643,135

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$64,090	$39,392
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	(11,820)	14,750
Securities premium amortization (discount accretion), net	6,561	4,960
Amortization of deferred loan origination fees	(8,724)	(6,227)
Accretion of net discount recognized on acquired loans	(3,558)	—
Depreciation	8,695	7,307
Amortization of other indentifiable intangibles	1,231	640
Net realized gain on sales of securities available for sale	(758)	(7,531)
Net holding (gain) loss on marketable equity securities	44	(53)
Gain on sale of premises and equipment	—	(12)
Gain on sale of other real estate owned, net	(554)	(18)
Reduction in value of other real estate owned	10	253
Appreciation in cash surrender value of life insurance	(1,910)	(1,811)
Non-cash (income) loss on equity investments	(443)	74
Stock-based compensation	1,097	825
Deferred income tax expense (benefit)	(2,252)	3,716
Amortization of issuance costs on subordinated notes	354	365
Accretion of fair value discount on subordinated debentures	87	—
Excess tax benefit related to stock-based compensation awards	359	752
Changes in:
Other assets	3,217	(10,999)
Accrued expenses and other liabilities	2,042	12,582
Originations of loans held for sale	(155,550)	(164,097)
Proceeds from loans held for sale	173,851	128,529

Net cash provided by operating activities	76,069	23,397

Cash flows from investing activities
Cash acquired in connection with acquisitions, net	106,625	126,439
Activity in debt securities available for sale:
Sales	112,933	111,820
Maturities, calls and principal repayments	63,860	103,644
Purchases	(774,510)	(305,574)
Net incrrease in loans	(7,716)	(352,640)
Proceeds from sale of premises and equipment, net	—	14
Additions to premises and equipment	(6,765)	(16,609)
Proceeds from sale of other real estate owned	3,563	418
Purchase of life insurance policies	(2,000)	(12,800)
Proceeds from life insurance policies	631	534
Surrender of life insurance policies	11,387	—
Premiums paid on life insurance policies	—	(11)
Investments in intangibles	(300)	(1,150)
Purchase of equity investments	(1,130)	(678)
Proceeds from redemption of equity securities	10	10,961

Net cash used in investing activities	(493,412)	(335,632)

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from financing activities
Net increase in deposits	$628,552	$472,610
Repayments of Federal Home Loan Bank advances	(49)	(56,917)
Proceeds from subordinated notes, net of issuance costs	—	137,675
Repayment of subordinated notes	(7,500)	(65,000)
Proceeds from issuance of common stock	—	67,971
Purchase and retirement of common stock	(23,474)	(53,248)
Purchase and retirement of common stock related to stock-based award activities, net of tax payments of $129 and $239 for the nine months ended September 30, 2021 and 2020, respectively	(1,232)	(3,408)

Net cash provided by financing activities	596,297	499,683

Net change in cash and cash equivalents	178,954	187,448
Cash and cash equivalents at beginning of period	721,207	219,746

Cash and cash equivalents at end of period	$900,161	$407,194

Supplementary cash flow information
Cash transactions:
Interest paid	$16,405	$18,174
Income taxes paid	15,986	12,075
Non-cash transactions:
Transfer of loans to loans held for sale (portfolio of mortgage loans)	9,975	—

See Notes to the Unaudited Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Happy Bancshares, Inc. (Bancshares, or the Company) provides through its subsidiary, Happy State Bank, a Texas state banking corporation (the Bank), loans, trust, and banking services to consumers and commercial customers throughout the Texas Panhandle, Hill Country and South Plains, and in Dallas, Fort Worth and Abilene, Texas. The Company also provides various trust services to consumer and commercial customers throughout the United States.

The accounting and reporting policies of the Company conform in all material respects with U.S. generally accepted accounting principles (GAAP) and to general practices of the banking industry. Policies and practices which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP for interim financial statements, but do not include all of the information and footnotes required for complete financial statements. In the opinion of management, these interim unaudited consolidated financial statements include all adjustments necessary for a fair presentation. The consolidated balance sheet as of December 31, 2020 has been derived from the audited consolidated financial statements as of that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

The accompanying unaudited consolidated financial statements include the accounts of Bancshares and all other entities in which Bancshares has a controlling financial interest, including its wholly-owned subsidiary, the Bank, collectively referred to as “the Company.” All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying consolidated financial statements also include the accounts of 1908 Properties, LLC, a wholly-owned subsidiary of the Bank (1908 Properties).

The primary assets of 1908 Properties are commercial properties in Amarillo, Bedford and a newly acquired building renovation project in Round Rock, Texas. The Bank leases from 1908 Properties certain properties in Amarillo which it uses as its headquarters and from which it also earns sublease income (the Headquarters Property). The Bedford property also earns sublease income. Included on the consolidated balance sheet as of September 30, 2021 is a net balance in “premises and equipment” of $30,758,000 for these properties. An additional balance of $10,108,000 remains in construction in progress related to land intended to be used for parking at the Headquarters property and upgrades to the Bedford property. Costs to complete these projects have not yet been determined. The Bank manages the Headquarters Property and 1908 Properties’ operating activities. A third party manages the Bedford property.

The Company has one reportable segment. The Company’s chief operating decision-maker uses consolidated and Bank results to make operating and strategic decisions.

In December 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-12, “Definition of a Public Business Entity.” ASU No. 2013-12 amended the master glossary applied by the FASB as it relates to the definition of a Public Business Entity (PBE) for purposes of application of GAAP. Authoritative clarifications required that the Company re-assess its classification under ASU No. 2013-12. In 2017, the Company determined that it is not a PBE.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses, the valuation of goodwill, as well as assets and liabilities acquired in business combinations, and the valuation of other real estate owned.

Additionally, accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, and the results for the interim periods shown in this report are not necessarily indicative of results to be expected for the full fiscal year. These interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2020.

Significant Group Concentrations of Credit Risk

Most of the Company’s loans and banking activity are with customers located within the following areas in Texas: the Texas Panhandle; the Texas South Plains; the Central Texas Hill Country; the Dallas-Fort Worth metroplex; and Abilene. The Company’s trust activities are with customers located throughout the United States. The Company does not have any significant concentrations to any one industry or customer.

The Company carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. At September 30, 2021 and 2020 and December 31, 2020, the Company’s assets on deposit with these institutions in excess of the federal deposit insurance limits were $101,754,000, $130,001,000, and $121,263,000, respectively. Management monitors the financial stability of these correspondent banks and considers amounts advanced in excess of FDIC insurance limits to present no significant additional risk to the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash, balances due from banks, federal funds sold and securities purchased under resale agreements, all of which mature within ninety days. Interest-bearing deposits with other banks are demand accounts and have a term within ninety days.

Securities

Debt securities not classified as held to maturity or trading are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities to the call date or maturity, whichever is applicable. Gain or loss on the sale of securities is recorded on the trade date and is determined using the specific identification method and are included in non-interest income. Purchases and sales of investment securities are recorded on a trade-date basis.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities (continued)

Declines in the fair value of securities available for sale below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other-than temporary impairment exists, management considers many factors, including the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Investments in equity securities without a readily determinable fair value are carried at cost minus impairment plus or minus changes in observable price changes for the identical or similar instruments. Any changes to the cost basis of these investments are recorded in the income statement. These investments are reviewed periodically to determine if an impairment charge is necessary.

Loans Held for Sale and Mortgage-Related Derivatives

As part of its standard mortgage lending practice, the Company agrees to lock in the interest rate on mortgage originations. The Company also routinely commits to sell new mortgage originations into the secondary market. These interest rate lock commitments (IRLCs) and forward sales commitments (FSCs) are both deemed to be derivatives under GAAP. The fair values of both derivatives are based primarily on fluctuations in interest rates subsequent to the respective commitment dates. At September 30, 2021 and 2020, the Company’s IRLC and FSC derivative assets and corresponding derivative liabilities were not material.

Once an IRLC is converted into a loan that was originated and intended for sale in the secondary market, it is classified as held for sale and carried at the lower of aggregate cost or estimated fair value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. There were no unrealized losses recognized as of September 30, 2021 and 2020 and December 31, 2020.

Included in loans held for sale as of September 30, 2021 is a portfolio of approximately $9,975,000 of mortgage loans that management is marketing for sale and has, accordingly, transferred from gross loans held for investment. These loans are carried at their aggregate cost, which is below the estimated fair value as of the balance sheet date. Management did not market any mortgage loans as for sale as of September 30, 2020 and December 31, 2020.

Gains and losses on sales of mortgage loans originated for sale are included in “real estate mortgage fees” in the consolidated statements of income.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial loans throughout the Company’s service area. The ability of the Company’s debtors to honor their contracts is largely dependent upon the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Loan origination fees and certain direct origination costs are deferred and recognized as adjustments to interest income over the lives of the related loans using a level yield methodology without (except for residential mortgage loans not held for sale) anticipating prepayments. Interest income is accrued based on the unpaid principal balance.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Acquired Loans

The Company evaluates all acquired loans for evidence of deterioration in credit quality since origination and evaluates whether it is probable that the Company will collect all contractually required payments from the borrower. Acquired loans from the transactions accounted for as a business combination include both loans with evidence of credit deterioration and performing loans. For performing loans, the related difference in the initial fair value and unpaid principal balance (the discount) is recognized as interest income on a level yield basis over the life of the loan.

The allowance for loan loss methodology for acquired performing loans includes estimating the change in risk on the loans from purchase date compared to the remaining unearned net discount value. If there is deterioration in the pool of loans, an allowance is recorded through provision expense.

For purchase credit impaired (PCI) loans, the Company recognizes the difference between the undiscounted cash flows the Company expects at the time of acquisition to be collected and the investment in the loan, or the accretable yield, as interest income using the interest method over the life of the loan. The Company does not recognize contractually required payments for interest and principal that exceed undiscounted cash flows expected at acquisition, or the nonaccretable difference, as a yield adjustment, loss accrual or valuation allowance. Increases in the expected cash flows subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over the loan’s remaining life, while decreases in expected cash flows are recognized as impairment. Credit deterioration on these loans incurred subsequent to the acquisition date is recognized in the allowance for loan losses through the provision.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred loan losses and is established through a provision for loan losses charged to expense. Estimated loan losses represent the probable amount of loans that the Company will be unable to collect given circumstances as of the date of the balance sheet. Actual loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance based on various factors including the following: past loan loss experience; the nature and composition of the loan portfolio; information about specific borrower situations and underlying collateral values; economic conditions; and other factors. Management is responsible for determining the level of the allowance for loan losses, subject to review by the audit committee of the Company’s Board of Directors, and for determining its adequacy relative to the estimated losses in the loan portfolio.

Nonperforming loans are reviewed in accordance with applicable accounting guidance on impaired loans. If necessary, a specific allowance is established for these loans. Impaired loans include nonaccrual loans, troubled debt restructurings (TDRs) and partially charged-off loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses (continued)

basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment for nonperforming loans is measured on a loan by loan basis for loans generally over $250,000. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Impairment is computed as the excess of the carrying value of the loan over either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent, and a portion of the allowance is specifically allocated to such impairments.

In addition to the specific allocations related to impaired loans, the allowance includes a general component for homogenous pools of non-impaired loans. This general component is based on historical loss experience adjusted for qualitative factors. The historical loss experience is determined by portfolio sector (Commercial; Real Estate - Other; Real Estate - 1-4 Family; Agriculture; and Consumer) and is based on the actual history of losses, net of recoveries, experienced by the Company over the most recent three years. This actual loss experience is supplemented with relevant qualitative factors for each portfolio sector, including the following: levels of and trends in delinquencies, criticized loans and impaired loans (both TDRs and nonaccrual loans); levels of and trends in charge-offs and recoveries; trends in loan volume and concentrations (especially in the real estate sector); national and local economic trends and conditions (including, for agriculture loans, trends in commodity prices and precipitation levels; and trends in oil and gas prices for energy loans in the commercial sector); changes in lending policies, procedures and practices; experience, ability and depth of lending management and other relevant staff; and loss development periods. This qualitative factor evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

Though portions of the allowance relate to specific allocations for impaired loans, the entire allowance is available for any loan which should, in management’s judgment, be charged off as a loss.

The allowance does not include amounts related to accrued interest receivable as accrued interest receivable is reversed when a loan is placed on nonaccrual status.

The various analyses involved in management’s estimate of the allowance are related to and performed in concert with management’s periodic and systematic detailed reviews of the lending portfolios to identify credit risks and assess the overall collectability of those portfolios. Management utilizes a loan review process involving internal and external personnel to determine the credit risk exposure of significant specific loans and of the overall loan portfolio. This process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel.

Troubled Debt Restructurings

A TDR is a loan on which the Company, for reasons related to a borrower’s financial difficulties, grants a significant concession that the Company would not otherwise normally consider. Such a concession takes the form of a modification or restructuring of the loan’s terms which could include a reduction in the stated interest rate; an extension of the maturity at an interest rate below current market; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals and rewrites. A TDR would generally be considered impaired in the year of modification and will be assessed periodically for continued impairment.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Troubled Debt Restructurings (continued)

Loans whose contractual terms have been modified in a TDR and are current at the time of the restructuring remain on accrual status if there is demonstrated performance prior to the restructuring and repayment in full under the restructured terms is expected. Otherwise, the loans are placed on nonaccrual status and reported as nonperforming until there is sustained repayment performance for a reasonable period, generally six months. TDRs that are on accrual status are reported as performing TDRs through the end of the calendar year in which the restructuring occurred or the year in which the loans are returned to accrual status. In addition, if accruing TDRs bear less than a market rate of interest at the time of modification, they are reported as performing TDRs throughout the remaining lives of the loans.

Nonperforming Loans, Charge-Offs and Delinquencies

Nonperforming loans generally include loans that have been placed on nonaccrual status (including nonaccrual TDRs). Loans within all portfolio sectors are generally placed on nonaccrual status and classified as nonperforming at 90 days past due, or when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due. Accrued interest receivable is reversed when a loan is placed on nonaccrual status. Interest collections on nonaccruing loans for which the ultimate collectability of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to interest income when received (or to other income for interest related to prior fiscal years). These loans may be restored to accrual status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

The entire balance of a loan is contractually delinquent if the minimum payment is not received by the specified due date on the customer’s billing statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

The outstanding loan balance of a nonperforming loan that is in excess of the estimated collateral value is generally charged off no later than the end of the month in which the loan becomes 90 days past due.

For loans in the Real Estate sector, the estimated collateral value is determined utilizing appraisals or broker price opinions of the fair value of the property, less estimated costs to sell. For loans in the Commercial, Agriculture and Consumer sectors, the fair value of the collateral is estimated by management based on current financial information, inspections, and appraisals.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling cost at the date of foreclosure. Write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Foreclosed assets are subsequently carried at the lower of their new cost basis or estimated fair value less cost to sell. Costs of significant improvements are capitalized, whereas costs relating to holding the foreclosed assets are expensed. Valuations are periodically performed by management, and if fair value changes materially subsequent to acquisition, the adjustment is recorded in the consolidated statement of income.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Other Identifiable Intangible Assets

Goodwill results from business combinations and is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill is determined to have an indefinite life and is not amortized; rather, it is tested for impairment at least annually or more frequently if events and circumstances exist that indicate an impairment test should be performed.

A qualitative assessment may be performed to determine whether the existence of events or circumstances leads to a determination that is more likely than not that the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value or if the qualitative assessment is bypassed, a quantitative impairment test will be performed to determine if goodwill is in fact impaired and then written down at that time. Subsequent increases in goodwill value are not recognized in the financial statements.

Other identifiable intangible assets recorded by the Company relate to naming rights, customer lists and core deposits. Intangible assets with lives which may be reasonably estimated are amortized over those lives. Intangible assets with indefinite lives are not amortized. Such assets are periodically evaluated as to the recoverability of their carrying values, while considering their materiality.

Equity Securities

Equity securities with readily determinable fair values are included in “equity investments” on the consolidated balance sheets and are stated at fair value with holding gains and losses reported in income as a component of noninterest income. Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure.

Stock-Based Compensation Plans

Compensation expense for stock-based awards to employees and directors is based on the fair value of such awards and is generally recognized over the required service period, which is usually defined as the vesting period. Stock options and restricted stock qualify as equity-classified awards, under which the fair value of each grant is determined at the grant date, and that grant-date value is the amount recognized as expense over the service period. Stock appreciation rights (SARs) are accounted for under the liability method: the fair value of each vested SAR outstanding is estimated as of each balance sheet date, and the change in that liability from period to period is the amount recognized as expense. Fair value for stock options (at date of grant) and for SARs (at each balance sheet date) is based on the Black-Scholes model. The fair value for restricted stock is based on valuations of the Company’s stock.

Income Taxes

The Company’s income tax expense consists of current and deferred components. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Deferred tax assets related to uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that a tax position will be realized or sustained upon examination. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. This determination considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest and penalties, if any, on income taxes as a component of income tax expense. The Company files income tax returns in the U.S. federal jurisdiction. The Company files consolidated income tax returns with its subsidiaries. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2014.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 was also amended by ASU 2018-11 and ASU 2018-20 which, among other changes, allow an optional transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP. The amendments in ASU No. 2016-02 require lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

•	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

•	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, “Revenue from Contracts with Customers.” The Company is evaluating the potential impact of ASU No. 2016-02 as amended; however, the impact is not expected to be material to the Company’s financial position, results of operations or cash flows. Effective with the issuance of ASU No. 2020-05, “Revenue from Contracts with Customers (Topic 606), and Leases (Topic 842),” the effective date of this guidance for the Company is January 1, 2022.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” Among other things, this ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The Company will then use forward-looking information to better determine credit loss estimates. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities, primarily related to impairment measurement, and purchased financial assets with credit deterioration. The Company is evaluating the impact of ASU No. 2016-13 on the financial statements. The impact is expected to be material to the Company’s financial position and results of operations; however, the Company has yet to determine the extent of the impact. The Company is currently

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

determining the data required and is in the early stage of implementing a third-party vendor system to enable the Company to comply with the new standard and to estimate the update’s impact on the financial statements prior to its adoption. It is anticipated that the Company will be able to make an estimate of the impact this update will have during 2021. In April 2019, ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” was issued to address certain codification improvements and to provide certain accounting policy elections related to accrued interest as well as disclosure related to credit losses, among other things. In May 2019, ASU 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief,” was issued to provide transition relief in connection with the adoption of ASU 2016-03 whereby entities would have the option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. Effective with the issuance of ASU No. 2019-10, “Financial Instruments - Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” the effective date of this guidance for the Company is January 1, 2023.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” The amendment requires disclosures and modifications primarily related to Level 3 fair value measurements and measurement uncertainty. In addition, several disclosures are removed as follows:

•	The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy;

•	The policy for timing of transfers between levels;

•	The valuation processes for Level 3 fair value measurements; and

•	For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

This guidance was effective for the Company on January 1, 2020. The amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2021, the FASB issued ASU No. 2021-013-13, “Intangibles – Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events.” The amendment provides an accounting alternative that allows private companies and not-for-profit organizations to perform a goodwill triggering event assessment, and any resulting test for goodwill impairment, as of the end of the reporting period, whether the reporting period is an interim or annual period. It eliminates the requirement for companies and organizations that elect this alternative to perform this assessment during the reporting period, limiting it to the reporting date only. The scope of the alternative is limited to goodwill that is tested for impairment in accordance with Subtopic 350-20, Intangibles - Goodwill and Other - Goodwill.

This guidance was effective for the Company on January 1, 2021. The amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent Events

Subsequent events have been evaluated through November 9, 2021, which is the date the unaudited consolidated financial statements were issued.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares, including restricted shares, outstanding during each period. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to exercisable stock options and are determined using the treasury stock method, whereby the proceeds from the options assumed to be exercised are assumed to be used to purchase common stock at the average market price during the period.

Computation of earnings per share (EPS) was as follows (dollar amounts in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$15,854	$13,281	$64,090	$39,392

Average common shares outstanding	19,487,319	18,347,911	19,624,477	18,145,878
Basic earnings per share	$0.81	$0.72	$3.27	$2.17

Average common shares outstanding	19,487,319	18,347,911	19,624,477	18,145,878
Effect of dilutive securities: stock-based compensation	68,799	74,226	73,803	95,327

Average shares - fully diluted impact	19,556,118	18,422,137	19,698,280	18,241,205
Diluted earnings per share	$0.81	$0.72	$3.25	$2.16

NOTE 2 - SECURITIES

The amortized cost and fair value of securities classified as available for sale, with gross unrealized gains and losses, follows (in thousands):

	September 30, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt Securities:
U.S. government and agency	$29,631	$171	$—	$29,802
Mortgage-backed securities	94,674	226	(1,794)	93,106
State and political subdivisions	1,052,326	30,667	(7,857)	1,075,136
Collateralized mortgage obligations	261,316	2,223	(2,362)	261,177
Asset-backed securities	72,045	861	(22)	72,884
Other debt securities	20,002	33	(328)	19,707

Total securities available for sale	$1,529,994	$34,181	$(12,363)	$1,551,812

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 2 - SECURITIES (continued)

The amortized cost and fair value of securities classified as available for sale, with gross unrealized gains and losses, follows (in thousands):

	September 30, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt Securities:
Mortgage-backed securities	$79,479	$552	$(1,742)	$78,289
State and political subdivisions	483,204	31,199	(545)	513,858
Collateralized mortgage obligations	208,128	4,386	(212)	212,302
Asset-backed securities	65,610	93	(780)	64,923

Total securities available for sale	$836,421	$36,230	$(3,279)	$869,372

	December 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt Securities:
Mortgage-backed securities	$82,665	$532	$(1,650)	$81,547
State and political subdivisions	531,697	36,368	(499)	567,566
Collateralized mortgage obligations	204,391	3,904	(237)	208,058
Asset-backed securities	98,887	490	(286)	99,091
Other debt securities	2,000	—	—	2,000

Total securities available for sale	$919,640	$41,294	$(2,672)	$958,262

Mortgage-backed securities and collateralized mortgage obligations included in the above table were issued by U.S. government agencies and corporations and include residential and commercial instruments.

Beginning January 1, 2019, upon adoption of ASU No. 2016-01, equity securities with readily determinable fair values are stated at fair value with holding gains and losses reported in income and are included in “equity investments” on the consolidated balance sheets as of December 31, 2020.

Proceeds from sales of debt securities and gross gains and losses for the periods ended September 30, 2021 and 2020 were as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Proceeds from sales	$92,935	$2,646	$112,933	$111,820
Gross realized gains	917	176	923	7,592
Gross realized losses	(101)	—	(165)	(61)

At September 30, 2021 and 2020 and December 31, 2020, debt securities with a carrying value of $964,417,718, $696,190,000, and $700,114,000 respectively, were pledged to secure public deposits, trust deposits, and for other purposes required or permitted by law.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 2 - SECURITIES (continued)

The amortized cost and fair value of debt securities available for sale at September 30, 2021 are shown below by contractual maturity (in thousands). Expected maturities may differ from contractual maturities for issuers who have the right to call or prepay obligations with or without penalties. Mortgage-backed securities, collateralized mortgage obligations, and asset-backed securities are shown separately since they are not due at single maturity dates.

	Amortized Cost	Estimated Fair Value
Due in one year or less	$659	$676
Due from one to five years	16,851	17,227
Due from five to ten years	815,537	839,215
After ten years	268,912	267,527
Mortgage-backed securities	94,674	93,106
Collateralized mortgage obligations	261,316	261,177
Asset-backed securities	72,045	72,884

	$1,529,994	$1,551,812

At September 30, 2021 and 2020 and December 31, 2020, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

The following tables show information regarding securities available for sale with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2021 and 2020 and December 31, 2020 (in thousands):

	September 30, 2021
	Less than 12 months		12 months or longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Mortgage-backed securities	$37,542	$720	$40,576	$1,074	$78,118	$1,794
State and political subdivisions	410,848	7,340	12,885	517	423,733	7,857
Collateralized mortgage obligations	136,740	2,218	13,300	144	150,040	2,362
Asset-backed securities	9,207	22	—	—	9,207	22
Other debt securities	16,674	328	—	—	16,674	328

Total	$611,011	$10,628	$66,761	$1,735	$677,772	$12,363

	September 30, 2020
	Less than 12 months		12 months or longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Mortgage-backed securities	$7,799	$83	$48,775	$1,659	$56,574	$1,742
State and political subdivisions	26,519	434	1,794	111	28,313	545
Collateralized mortgage obligations	14,015	26	17,691	186	31,706	212
Asset-backed securities	21,007	195	27,541	585	48,548	780

Total	$69,340	$738	$95,801	$2,541	$165,141	$3,279

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 2 - SECURITIES (continued)

	December 31, 2020
	Less than 12 months		12 months or longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Mortgage-backed securities	$7,542	$81	$45,761	$1,569	$53,303	$1,650
State and political subdivisions	47,866	475	1,881	24	49,747	499
Collateralized mortgage obligations	17,331	33	16,836	204	34,167	237
Asset-backed securities	10,158	1	27,283	285	37,441	286

Total	$82,897	$590	$91,761	$2,082	$174,658	$2,672

Unrealized losses are generally due to changes in interest rates. The Company intends to hold these securities until maturity or until value recovers, and it is more likely than not that the Company will not have to sell these securities before the recovery of their cost basis. Consequently, the unrealized losses detailed in the table above are deemed to be temporary, and no impairment losses have been realized in the consolidated income statements.

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the quarter-end balances of loans follows (in thousands):

	September 30,		December 31,
	2021	2020	2020
Commercial	$746,581	$910,904	$815,291
Real estate - other	1,792,240	1,823,885	1,788,154
Real estate - 1-4 family	637,461	582,619	605,954
Agriculture	321,041	282,910	260,174
Consumer	36,674	37,147	37,553

Loans receivable	3,533,997	3,637,465	3,507,126
Net deferred loan origination fees	(15,797)	(12,716)	(11,143)

Gross loans	3,518,200	3,624,749	3,495,983
Less: allowance for loan losses	(40,305)	(46,742)	(54,855)

Loans, net	$3,477,895	$3,578,007	$3,441,128

As of September 30, 2021 and 2020, discounts, net of premiums, related to acquired loans were approximately $8,979,000 and $11,573,000 respectively, and are included as a net reduction in the loan receivable balances above. As of December 31, 2020, discounts, net of premiums, related to acquired loans were approximately $12,290,000, and are included as a net reduction in the loan receivable balances above.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses

The following tables set forth information regarding the activity in the allowance for loan losses by portfolio sector for the three and nine-month periods ended September 30, 2021 (in thousands):

	Three Months Ended September 30, 2021
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$13,030	$(480)	$179	$(1,500)	$11,229
Real estate - other	19,093	(32)	37	1,440	20,538
Real estate - 1-4 family	224	(66)	6	166	330
Agriculture	6,570	—	—	1,052	7,622
Consumer	587	(485)	242	242	586

Total	$39,504	$(1,063)	$464	$1,400	$40,305

	Nine Months Ended September 30, 2021
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$17,395	$(2,405)	$515	$(4,276)	$11,229
Real estate - other	29,738	(500)	193	(8,893)	20,538
Real estate - 1-4 family	272	(70)	7	121	330
Agriculture	6,856	(31)	10	787	7,622
Consumer	594	(1,242)	793	441	586

Total	$54,855	$(4,248)	$1,518	$(11,820)	$40,305

The following tables set forth information regarding the activity in the allowance for loan losses by portfolio sector for the three and nine-month periods ended September 30, 2020 (in thousands):

	Three Months Ended September 30, 2020
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$14,093	$(1,098)	$367	$2,091	$15,453
Real estate - other	20,441	—	91	2,807	23,339
Real estate - 1-4 family	252	—	1	(24)	299
Agriculture	5,849	—	1	1,238	7,088
Consumer	523	(354)	176	288	633

	$41,158	$(1,452)	$636	$6,400	$46,742

	Nine Months Ended September 30, 2020
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$12,319	$(2,848)	$666	$5,316	$15,453
Real estate - other	15,056	(2)	178	8,107	23,339
Real estate - 1-4 family	244	(53)	6	32	229
Agriculture	5,929	(70)	493	736	7,088
Consumer	604	(1,141)	611	559	633

Total	$34,152	$(4,114)	$1,954	$14,750	$46,742

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

The following table details the allowance for loan losses and recorded investment in loans by portfolio sector (in thousands):

Allowance for Loan Losses:

	September 30, 2021
	On loans evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$354	$10,824	$51	$11,229
Real estate - other	1,474	18,310	754	20,538
Real estate - 1-4 family	78	252	—	330
Agriculture	—	7,615	7	7,622
Consumer	—	586	—	586

Total	$1,906	$37,587	$812	$40,305

Loans Receivable:

	September 30, 2021
	Evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$37,880	$706,804	$1,897	$746,581
Real estate - other	33,228	1,750,467	8,545	1,792,240
Real estate - 1-4 family	1,317	636,144	—	637,461
Agriculture	—	321,030	11	321,041
Consumer	—	36,670	4	36,674

Total	$72,425	$3,451,115	$10,457	$3,533,997

Included in collectively evaluated above is a total of $376,306,000 purchased non-impaired loans (including $44,000 of nonaccrual loans), and $2,432,000 of impaired loans made up of loans with principal balances below $250,000 each.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

The following table details the allowance for loan losses and recorded investment in loans by portfolio sector (in thousands):

Allowance for Loan Losses:

	September 30, 2020
	On loans evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$2,094	$13,359	$—	$15,453
Real estate - other	1,220	22,119	—	23,339
Real estate - 1-4 family	—	229	—	229
Agriculture	—	7,088	—	7,088
Consumer	—	633	—	633

Total	$3,314	$43,428	$—	$46,742

Loans Receivable:

	September 30, 2020
	Evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$10,648	$898,448	$1,808	$910,904
Real estate - other	38,843	1,776,372	8,670	1,823,885
Real estate - 1-4 family	2,013	580,599	7	582,619
Agriculture	283	282,582	45	282,910
Consumer	—	37,147	—	37,147

Total	$51,787	$3,575,148	$10,530	$3,637,465

Included in collectively evaluated above is a total of $559,830,000 purchased non-impaired loans.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

The following table details the allowance for loan losses and recorded investment in loans by portfolio sector (in thousands):

Allowance for Loan Losses:

	December 31, 2020
	On loans evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$1,995	$15,400	$—	$17,395
Real estate - other	1,591	28,147	—	29,738
Real estate - 1-4 family	—	272	—	272
Agriculture	—	6,856	—	6,856
Consumer	—	594	—	594

Total	$3,586	$51,269	$—	$54,855

Loans Receivable:

	December 31, 2020
	Evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$9,778	$803,545	$1,968	$815,291
Real estate - other	35,721	1,743,871	8,562	1,788,154
Real estate - 1-4 family	1,712	604,242	—	605,954
Agriculture	—	260,135	39	260,174
Consumer	—	37,553	—	37,553

Total	$47,211	$3,449,346	$10,569	$3,507,126

Included in collectively evaluated above is a total of $537,611,000 purchased non-impaired loans (including $944,000 of nonaccrual loans), and $1,522,000 of impaired loans made up of loans with principal balances below $250,000 each.

Risk Characteristics

Risk characteristics applicable to each sector of the loan portfolio include the following:

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations. Energy loans are included in this sector.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Risk Characteristics (continued)

The commercial portfolio also includes loans to customers for the Paycheck Protection Program (PPP) created by Congress in the CARES Act during 2020 to help businesses during the COVID-19 pandemic. As of September 30, 2021, the Company had $112,469,000 of PPP loans outstanding, net of $6,556,000 of net unearned deferred fees. Loans that meet the criteria set by the Small Business Administration (SBA) and the CARES Act will be forgiven. As of September 30, 2021, there was minimal credit risk related to the PPP loans based on SBA guarantees. The remaining unforgiven loans are fully guaranteed by the SBA.

Real Estate - Other: Primary categories in this real estate sector of the loan portfolio are commercial real estate, construction, ranch, farm land and land development.

Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on cash flow generated from lease income of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market area.

Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market area.

Real Estate - 1-4 Family: The residential real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the borrower’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Agriculture: Agricultural loans are subject to underwriting standards and processes similar to commercial loans. These agricultural loans are based primarily on the underlying collateral provided by the borrower. Most agricultural loans are secured by the agriculture-related assets being financed, such as cattle or equipment, and include personal guarantees.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and general economic conditions in the Company’s market areas and the creditworthiness of a borrower.

COVID-19 Risks

The Texas economy, specifically in the Company’s lending areas, started to show improvement by mid-2020 following unprecedented declines caused by the pandemic. During the fourth quarter of 2020, COVID-19

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

COVID-19 Risks (continued)

infections increased in Texas which disrupted the budding economic recovery. During the first nine months of 2021, the COVID-19 vaccination roll-out ramped up, which helped the Texas economy to improve from the fourth quarter of 2020. The pandemic crisis has been impactful and the timing and magnitude of recovery cannot be predicted. The risk of loss associated with all segments of the portfolio could increase due to these factors.

Asset Quality

The Company monitors credit quality within its loan portfolio based on primary credit quality indicators on an ongoing basis. All of the Company’s loans are evaluated, either individually or as part of groups of homogenous smaller loans, and identified either as pass or as criticized.

The classification of loans reflects a judgment about the risks of default and loss associated with the loans. Ratings are adjusted to reflect management’s assessment of the degree of risk and loss inherent in each credit.

The methodology is structured so that specific allocations in the allowance for loan losses are increased in accordance with deterioration in credit quality (and a corresponding increase in risk of loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk of loss).

Pass rated refers to loans that are not considered criticized.

Criticized loans pose an elevated risk and may have a high probability of default or total loss. These loans are further subdivided into risk ratings of special mention, substandard, doubtful or loss.

Loans rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that the Company generally expects to experience significant loss within the short term. Such loans typically maintain the ability to perform within standard credit terms.

Loans rated substandard are those for which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or for which important weaknesses exist in collateral. Prompt corrective action is therefore required to strengthen the Company’s position, to reduce exposure, and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such loans and a serious evaluation of the secondary support is performed.

Loans rated doubtful are those for which full collection of principal appears highly questionable, and for which some degree of loss is anticipated, even though the ultimate amount of loss may not yet be certain, or for which other factors exist which could affect collection of debt. Based upon available information, positive action by the Company is required to avert or minimize loss. Loans rated doubtful are generally also placed on nonaccrual.

Loans rated loss are those that are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off as a basically worthless asset even though partial recovery may occur in the future.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

As of September 30, 2021, there were no changes to the Company’s loan risk grading system definitions.

The following table sets forth information regarding the internal classification of the loan portfolio (in thousands):

	September 30, 2021
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial	$710,274	$4,819	$30,948	$540	$—	$746,581
Real estate - other	1,663,217	75,969	53,054	—	—	1,792,240
Real estate - 1-4 family	633,149	653	3,659	—	—	637,461
Agriculture	310,193	7,754	3,094	—	—	321,041
Consumer	36,464	—	210	—	—	36,674

Total loans receivable	$3,353,297	$89,195	$90,965	$540	$—	$3,533,997

	September 30, 2020
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial	$871,015	$17,279	$22,251	$359	$—	$910,904
Real estate - other	1,669,784	78,024	76,077	—	—	1,823,885
Real estate - 1-4 Family	571,866	6,710	4,043	—	—	582,619
Agriculture	274,176	2,636	6,098	—	—	282,910
Consumer	36,996	—	151	—	—	37,147

Total loans receivable	$3,423,837	$104,649	$108,620	$359	$—	$3,637,465

	December 31, 2020
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial	$765,266	$12,336	$37,577	$112	$—	$815,291
Real estate - other	1,644,653	62,435	81,066	—	—	1,788,154
Real estate - 1-4 family	594,702	6,672	4,580	—	—	605,954
Agriculture	254,411	1,938	3,825	—	—	260,174
Consumer	37,451	—	102	—	—	37,553

Total loans receivable	$3,296,483	$83,381	$127,150	$112	$—	$3,507,126

The Company has acquired certain loans which had experienced credit deterioration since origination (see Note 13, Acquisitions). Such loans are considered purchased credit impaired (or PCI) loans under GAAP.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The Company has included PCI loans in the above grading tables. The following provides additional detail on the grades applied to those loans (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
September 30, 2021	$3,191	$2,661	$4,535	$70	$—	$10,457
September 30, 2020	2,810	55	7,624	41	—	10,530
December 31, 2020	3,285	49	7,197	38	—	10,569

As of December 31, 2020, the Company had a loan in process of foreclosure which was included in the real estate – other sector. This loan was impaired and classified as nonaccrual carrying a specific allocation included in the allowance of $202,000. The foreclosure was completed shortly after year end and the amount of $1,727,000 was recorded to other real estate owned. Upon movement to other real estate owned, a charge against the allowance of $202,000 was recognized on this property.

PCI loans may remain on accrual status to the extent the company can reasonably estimate the amount and timing of expected future cash flows. Nonaccrual PCI loans were $2,390,000, $3,318,000 and $3,912,000 at September 30, 2021 and 2020 and December 31, 2020, respectively. These loans are returning a market rate of return given the accretable yield.

The following table sets forth information regarding nonaccrual loans, excluding loans acquired with deteriorated credit quality (in thousands):

	September 30,		December 31,
	2021	2020	2020
Commercial	$7,042	$10,630	$10,995
Real estate - other	13,563	35,239	36,257
Real estate - 1-4 family	682	572	449
Agriculture	207	283	258
Consumer	107	—	—

	$21,601	$46,724	$47,959

The following table sets forth information regarding delinquencies (in thousands):

	September 30, 2021
	30 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans Receivable	Accruing Loans 90 or More Days Past Due
Commercial	$3,605	$6	$3,611	$741,073	$744,684	$—
Real estate - other	2,724	80	2,804	1,780,891	1,783,695	80
Real estate - 1-4 family	1,818	808	2,626	634,835	637,461	396
Agriculture	—	—	—	321,030	321,030	—
Consumer	30	107	137	36,533	36,670	—

	$8,177	$1,001	$9,178	$3,514,362	$3,523,540	$476

Acquired with deteriorated credit quality	$—	$1,606	$1,606	$8,851	$10,457	$—

	$8,177	$2,607	$10,784	$3,523,213	$3,533,997	$476

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following table sets forth information regarding delinquencies (in thousands):

	September 30, 2020
	30 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans Receivable	Accruing Loans 90 or More Days Past Due
Commercial	$4,207	$2,382	$6,589	$902,507	$909,096	$26
Real estate - other	9,141	16,878	26,019	1,789,196	1,815,215	59
Real estate - 1-4 family	971	493	1,464	581,148	582,612	118
Agriculture	30	187	217	282,648	282,865	—
Consumer	41	—	41	37,106	37,147	—

	$14,390	$19,940	$34,330	$3,592,605	$3,626,935	$203

Acquired with deteriorated credit quality	$—	$2,476	$2,476	$8,054	$10,530	$—

	$14,390	$22,416	$36,806	$3,600,659	$3,637,465	$203

	December 31, 2020
	30 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans Receivable	Accruing Loans 90 or More Days Past Due
Commercial	$3,521	$3,719	$7,240	$806,083	$813,323	$538
Real estate - other	981	20,538	21,519	1,758,073	1,779,592	—
Real estate - 1-4 family	1,498	955	2,453	603,501	605,954	582
Agriculture	—	—	—	260,135	260,135	—
Consumer	151	—	151	37,402	37,553	—

	$6,151	$25,212	$31,363	$3,465,194	$3,496,557	$1,120

Acquired with deteriorated credit quality	$3	$1,709	$1,712	$8,857	$10,569	$—

	$6,154	$26,921	$33,075	$3,474,051	$3,507,126	$1,120

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans (generally those on nonaccrual) and loans modified in troubled debt restructurings when concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following table sets forth information regarding the recorded investment for impaired loans, excluding loans acquired with deteriorated credit quality (in thousands):

	September 30,		December 31,
	2021	2020	2020
Nonaccrual loans (other than TDRs)	$14,073	$34,656	$36,147
Troubled debt restructurings:
Accruing	2,542	5,063	1,718
Not accruing	7,528	12,068	11,812
Other	50,757	—	—

	$74,900	$51,787	$49,677

Included in “Other” above are loans deemed impaired which are neither nonaccrual nor TDRs, including $50,757,000 that meet the criteria for Section 4013 TDRs under the CARES Act.

The following is a summary of information pertaining to impaired loans (excluding loans acquired with deteriorated credit quality) as of and for the nine months ended September 30, 2021 (in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized Accrual Basis	Interest Income Recognized Cash Basis
With no related allowance:
Commercial	$37,990	$37,453	$—	$14,324	$255	$—
Real estate - other	29,107	27,322	—	26,046	215	—
Real estate - 1-4 family	1,361	1,360	—	1,634	46	—
Agriculture	207	207	—	240	—	—
Consumer	107	107	—	80	—	—
With a related allowance:
Commercial	1,261	1,261	354	2,069	—	—
Real estate - other	6,825	6,822	1,474	6,638	66	—
Real estate - 1-4 family	368	368	78	92	18	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Commercial	39,251	38,714	354	16,393	255	—
Real estate - other	35,932	34,144	1,474	32,684	281	—
Real estate - 1-4 family	1,729	1,728	78	1,726	64	—
Agriculture	207	207	—	240	—	—
Consumer	107	107	—	80	—	—

	$77,226	$74,900	$1,906	$51,123	$600	$—

The unpaid principal balances above include amounts previously charged off.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following is a summary of information pertaining to impaired loans (excluding loans acquired with deteriorated credit quality) as of and for the nine months ended September 30, 2020 (in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized Accrual Basis	Interest Income Recognized Cash Basis
With no related allowance:
Commercial	$8,556	$7,617	$—	$7,984	$936	$—
Real estate - other	34,781	33,324	—	26,037	509	—
Real estate - 1-4 family	2,018	2,013	—	1,595	—	—
Agriculture	283	283	—	7,913	—	—
Consumer	—	—	—	1	—	—
With a related allowance:
Commercial	3,030	3,031	2,094	2,668	37	—
Real estate - other	5,522	5,519	1,220	3,549	224	—
Real estate - 1-4 family	—	—	—	233	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Commercial	11,586	10,648	2,094	10,652	973	—
Real estate - other	40,303	38,843	1,220	29,586	733	—
Real estate - 1-4 family	2,018	2,013	—	1,828	—	—
Agriculture	283	283	—	7,913	—	—
Consumer	—	—	—	1	—	—

	$54,190	$51,787	$3,314	$49,980	$1,706	$—

The unpaid principal balances above include amounts previously charged off.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following is a summary of information pertaining to impaired loans (excluding loans acquired with deteriorated credit quality) as of and for the year ended December 31, 2020 (in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized Accrual Basis	Interest Income Recognized Cash Basis
With no related allowance:
Commercial	$8,703	$8,064	$—	$7,923	$2	$—
Real estate - other	30,175	28,458	—	25,751	60	—
Real estate - 1-4 family	1,883	1,883	—	1,624	82	—
Agriculture	258	258	—	7,446	—	—
Consumer	—	—	—	—	—	—
With a related allowance:
Commercial	2,947	2,948	1,995	2,910	—	—
Real estate - other	8,066	8,066	1,591	4,211	—	—
Real estate - 1-4 family	—	—	—	139	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Commercial	11,650	11,012	1,995	10,833	2	—
Real estate - other	38,241	36,524	1,591	29,962	60	—
Real estate - 1-4 family	1,883	1,883	—	1,763	82	—
Agriculture	258	258	—	7,446	—	—
Consumer	—	—	—	—	—	—

	$52,032	$49,677	$3,586	$50,004	$144	$—

The unpaid principal balances above include amounts previously charged off.

During the nine-month period ended September 30, 2021, there were no loans modified under troubled debt restructurings.

Following is a summary of loans modified under troubled debt restructurings (excluding acquired loans) during the nine-month period ended September 30, 2020 (in thousands):

	Number	Pre-Modification Recorded Investment	Post- Modification Recorded Investment
				Type of Modification
				Interest Only	Term	Combination	Total Modification

Commercial	2	$2,011	$2,011	$—	$2,011	$—	$2,011
Real estate - other	1	2,745	2,745	2,745	—	—	2,745
Real estate - 1-4 family	—	—	—	—	—	—	—
Agriculture	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—

Total	3	$4,756	$4,756	$2,745	$2,011	$—	$4,756

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The impact of the recognition of the troubled debt restructurings described above did not increase the allowance for loan losses and resulted in no charge-offs during the nine-month period ending September 30, 2021 and 2020. The Company has no material commitments to lend additional funds to these debtors.

There were no loans modified under troubled debt restructurings in default during the nine-month periods ended September 30, 2021 and 2020.

Under Section 4013 of the CARES Act, banks may elect relief from certain accounting requirements relating to loan restructurings if the loan modification is COVID-related, is not more than 30 days past due as of December 31, 2019 and if modification occurs during the national emergency. The Company’s TDR loans noted above do not include loans that are modifications to borrowers impacted by COVID. As of September 30, 2021, the Company had $51,406,000 impaired due to COVID ($50,757,000 that meet the criteria for Section 4013 TDRs under the CARES Act, $649,000 included in PCI loans).

The following table summarizes the outstanding balance and related carrying amount of PCI loans acquired (see also Note 13, Acquisitions) during the nine-month period ended September 30, 2021 (in thousands):

	Mobeetie	Centennial	Tahoka	Total
Outstanding balance	$—	$14,023	$703	$14,726
Nonaccretable difference	—	(361)	(247)	(608)
Accretable yield	—	(3,661)	—	(3,661)

Carrying amount	$—	$10,001	$456	$10,457

There was $1,500 established in the allowance for loan losses relating to PCI loans as of September 30, 2021.

The following table summarizes the outstanding balance and related carrying amount of PCI loans acquired (see also Note 13, Acquisitions) as of September 30, 2020 (in thousands):

	Mobeetie	Centennial	Total
Outstanding balance	$12	$15,171	$15,183
Nonaccretable difference	—	(4,476)	(4,476)
Accretable yield	—	(165)	(165)

Carrying amount	$12	$10,530	$10,542

There was no allocation established in the allowance for loan losses relating to PCI loans as September 30, 2020.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following table summarizes the outstanding balance and related carrying amount of PCI loans acquired (see also Note 13, Acquisitions) as of December 31, 2020 (in thousands):

	Mobeetie	Centennial	Total
Outstanding balance	$9	$15,152	$15,161
Nonaccretable difference	—	(4,252)	(4,252)
Accretable yield	—	(340)	(340)

Carrying amount	$9	$10,560	$10,569

There was no allocation established in the allowance for loan losses relating to PCI loans as December 31, 2020.

The changes in accretable yield during the three and nine-month periods ended September 30, 2021 and 2020 in regards to loans transferred at acquisition, for which it was probable that all contractually required payments would not be collected, are presented in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Beginning balance	$3,659	$—	$340	$—
Additions	—	(182)	—	(182)
Accretion	(201)	17	(571)	17
Reclassification from nonaccretable	203	—	3,892	—

Ending balance	$3,661	$(165)	$3,661	$(165)

NOTE 4 - GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

A summary of goodwill follows (in thousands):

	Nine-month periods ending		Year ending
	September 30, 2021	September 30, 2020	December 31, 2020
Beginning balance	$126,114	$48,668	$48,668
Goodwill recorded during year	3,677	77,464	77,446

Ending balance	$129,791	$126,132	$126,114

The change of $3,677,000 for the nine-month period ending September 30, 2021 relates to the acquisitions of First Bank of Muleshoe and First National Bank of Tahoka. The change of $77,464,000 for the nine-month period ending September 30, 2020 relates to the acquisition of First State Bank of Mobeetie and Centennial Bank. The change of $77,446,000 during the year ending December 31, 2020 relates to the acquisitions of First State Bank of Mobeetie and Centennial Bank and differs from the nine-month period due to true up activity during the fourth quarter 2020. Further details are included in Note 13, Acquisitions.

Goodwill impairment tests during 2020 and 2021 produced no changes in the carrying amount of goodwill.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 4 - GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS (continued)

Other Identifiable Intangible Assets

A summary of the gross carrying amounts and accumulated amortization of intangible assets other than goodwill follows (in thousands):

	September 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Balances
Core deposits	$4,589	$1,609	$2,980
Naming rights	8,340	608	7,732
Customer list	1,250	444	806

	$14,179	$2,661	$11,518

	September 30, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Balances
Core deposits	$5,832	$2,417	$3,415
Naming rights	7,840	379	7,461
Customer list	1,250	35	1,215

	$14,922	$2,831	$12,091

	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Balances
Core deposits	$4,049	$862	$3,187
Naming rights	8,040	429	7,611
Customer list	1,250	139	1,111

	$13,339	$1,430	$11,909

The following table summarizes the core deposits intangibles (other than those which are fully amortized) as of September 30, 2021 (in thousands). The company used sum-of-years-digits method for the core deposit intangibles amortization calculation. Further details are included in Note 13, Acquisitions.

Year Acquired	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2019	$1,509	10	$595	First State Bank & Trust of Seymour
2020	685	6	304	First State Bank of Mobeetie
2020	1,855	6	640	Centennial Bank
2021	310	6	52	First Bank of Muleshoe
2021	230	8	18	First National Bank of Tahoka

	$4,589		$1,609

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 4 - GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS (continued)

Other Identifiable Intangible Assets (continued)

The following table summarizes the naming rights intangibles as of September 30, 2021 (in thousands):

Year Funded	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2015	$1,000	40	$87	Collegiate sporting venue
2017	250	10	94	Performing arts center
2017	2,500	50	179	University building project
2018	100	20	18	Non-profit facility
2018	100	10	33	Non-profit facility
2019	2,500	50	104	University building project
2019	100	10	20	Non-profit facility
2019	140	10	28	Non-profit facility
2020	50	10	6	University building project
2020	100	10	13	Non-profit facility
2020	1,000	15	—	High school sporting venue
2020	200	10	7	Community center
2021	200	10	13	Non-profit facility
2021	100	10	6	Non-profit facility

	$8,340		$608

The following table summarizes the customer list intangibles as of September 30, 2021 (in thousands):

Year Acquired	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2020	$1,250	5	$444	Investment firm

Amortization Expense

Amortization expenses related to these intangibles was $1,231,000 and $640,000 for the nine-month periods ended September 30, 2021 and 2020, respectively.

At September 30, 2021, the expected amortization expense related to intangible assets for the remainder of 2021 and each of the following four calendar years and thereafter is as follows (in thousands):

2021 - remaining	$419
2022	1,543
2023	1,293
2024	1,044
2025	794
Thereafter	6,425

Total	$11,518

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 5 - EQUITY INVESTMENTS

The Company invests in various entities including partnerships and limited liability companies. Certain investments relate to business arrangements with key counterparties (including the Federal Reserve Bank, the Federal Home Loan Bank and a key correspondent bank). Others provide income opportunities, Community Reinvestment Act benefits, or both. Marketable equity securities are carried at fair value, but active markets do not exist for the remaining investments. Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure. Losses due to impairment are recorded when it is determined that the investment no longer has the ability to recover its carrying value. During the nine-month periods ending, September 30, 2021 and 2020 and twelve months ending December 31, 2020, no impairment charges were recorded.

The following table presents the carrying value for these investments at September 30, 2021 and 2020 and December 31, 2020 (in thousands):

	September 30, 2021	September 30, 2020	December 31, 2020	Accounting Method
Federal Home Loan Bank stock	$4,531	$4,032	$4,066	Cost
Correspondent bank stock	1,782	1,755	1,755	Cost
Preferred unit investment in a single Community Development Financial Institution (CDFI)	10,000	10,000	10,000	Cost
Other preferred equity investments	2,872	2,625	2,500	Cost
Partnership and similar investments	8,283	7,074	7,451	Equity
Investment in qualified affordable housing project	550	719	677	Proportional amortization
Marketable equity securities at fair value	2,224	2,246	2,247	Fair Value

Total equity investments	$30,242	$28,451	$28,696

Income from these investments is included in “interest income” on the consolidated statements of income. Unrealized holdings gains related to the marketable equity securities are included in “other interest income” on the consolidated statements of income.

Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure.

Under the cost method of accounting for investments, the net accumulated earnings of an investee subsequent to the date of investment are recognized by the Company only to the extent distributed by the investee as dividends. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment.

Under the equity method, the Company records the initial investment at cost, and then that value is periodically adjusted to reflect the changes in value due to the Company’s share in the investee’s income or losses. The Company periodically analyzes investments for impairment.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 5 - EQUITY INVESTMENTS (continued)

Under the proportional amortization method, the Company amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits allocated to the Company.

Income from affordable housing projects is included as an adjustment to income tax expense and includes amortization of the Company’s investment, tax benefit of loss deductions and tax credits.

The Bank purchased $10,000,000 of preferred units during 2017 in a single CDFI. This CDFI’s primary purpose is to provide home loans to low and moderate income borrowers in one of the Bank’s Community Reinvestment Act assessment areas.

The Company is a member bank of the Federal Home Loan Bank and is required to purchase stock based on a percentage of its borrowings. During 2020, the Company purchased stock, as required with increased borrowings, to support loans made as part of the Paycheck Protection Program and also increased its stock by $2,500,000 with FHLB stock acquired as part of the Centennial transaction (see Note 13, Acquisitions). Stock is restricted and can only be sold back to the company when owned in excess of required amounts. Due to excess liquidity, the Company decided to pay back the majority of borrowed funds and excess stock in the bank was redeemed near the end of the year. The company received stock dividends of $19,800 and $185,000, during the nine-month periods ending September 30, 2021 and 2020, respectively.

NOTE 6 - DEPOSITS

The aggregate amount of time deposits greater than $250,000 at September 30, 2021 and 2020 and December 31, 2020 was $163,297,000, $105,452,000, and $156,586,000, respectively.

At September 30, 2021, the scheduled maturities of time deposits were as follows (in thousands):

2021	$120,158
2022	245,529
2023	30,547
2024	12,777
2025	6,096
Thereafter	7,384

Total	$422,491

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 7 - BORROWINGS

Federal Home Loan Bank Advances

The following table summarizes Federal Home Loan Bank (FHLB) advances (dollars in thousands):

	September 30, 2021		September 30, 2020		December 31, 2020
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Maturing within one year	$574	6.23%	$1	2.73%	$334	5.79%
Maturing one year through two years	34	1.45%	613	6.09%	269	6.46%
Maturing two years through three years	—	0.00%	54	1.45%	49	1.45%
Maturing three years through four years	18,000	0.73%	—	0.00%	—	—
Maturing four years through five years	8,000	1.20%	18,000	0.71%	—	—
Maturing six years and thereafter	48,044	3.09%	56,051	3.05%	74,049	2.48%

Total	$74,652	2.34%	$74,719	2.51%	$74,701	2.51%

Each advance bears a fixed rate of interest and includes prepayment penalties.

The Bank has pledged FHLB stock and certain mortgage loans free of pledges, liens and encumbrances as collateral for advances. Loans with carrying values of approximately $2,402,243,000, $1,923,684,000 and $2,450,077,000 were pledged as collateral for outstanding advances at September 30, 2021 and 2020 and December 31, 2020, respectively.

Short-Term Borrowings & Lines of Credit

The Bank periodically borrows funds on a short-term basis. Such borrowings may include FHLB advances (with maturities less than a year), Federal Funds purchased, or securities sold under repurchase agreements. Other than FHLB advances with maturities less than a year, there were no short-term borrowings outstanding at September 30, 2021 or 2020, or December 31, 2020.

On April 19, 2019, the Company entered into a $40,000,000 line of credit with a correspondent bank. The line matured April 19, 2021, at which time the Company renewed and increased the line of credit by $20,000,000. The line matures April 19, 2028. The line of credit bears interest at the prime rate (currently 3.25%). Advances during 2020 were repaid in full with no balance outstanding as of September 30, 2021 and 2020 and December 31, 2020. Interest expense for the nine-month periods ending September 30, 2021 and 2020, was $0 and $235,000, respectively.

At September 30, 2021, the Bank has two unsecured lines of credit totaling $50,000,000 for the purchase of Federal Funds from correspondent banks. The lines are in the amount of $25,000,000 each and do not have expiration dates. A third unsecured line in the amount of $50,000,000 expired on June 20, 2021 and was renewed in the amount of $75,000,000. The rate of interest for an advance on both lines of credit is set at the time of such advance and is based on the market rates prevailing at that time. There were no advances outstanding on any of the lines of credit as of September 30, 2021 and 2020 and December 31, 2020, respectively.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 7 - BORROWINGS (continued)

Subordinated Debentures

On December 31, 2003, the Company completed the private placement of $10,310,000 in subordinated debentures to Happy Capital Trust I (the Trust). The Trust funded the purchase of the subordinated debentures through the sale of trust preferred securities with a liquidation value of $10,310,000. Using interest payments made by the Company on the debentures, the Trust began paying quarterly dividends to preferred security holders on April 7, 2004. The annual percentage rate of the interest payable on the subordinated debentures and distributions payable on the preferred securities is 3-Month LIBOR plus 2.85% (2.98% and 3.13% at September 30, 2021 and 2020, respectively and 3.09% at December 31, 2020). Dividends on the preferred securities are cumulative and the Trust may defer the payments for up to five years. The preferred securities mature in December 2034 unless the Company elects and obtains regulatory approval to accelerate the maturity date.

In the Signature Bank merger, the Company assumed the $2,165,000 in floating rate Preferred Capital Securities originally issued in February 2004 through Signature Capital Trust, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Preferred Capital Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 4% (4.14% and 4.26% at September 30, 2021 and 2020, respectively, and 4.21% at December 31, 2020). The Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2034 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

In the Centennial Bank merger (see Note 13, Acquisitions), the Company assumed the $6,083,000 in floating rate Cumulative Trust Preferred Securities originally issued in September 2006 through HaleCo, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Cumulative Trust Preferred Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 1.7% (1.82%, 1.95%, and 1.92% at September 30, 2021 and 2020 and December 31, 2020, respectively). The Cumulative Trust Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2036 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Cumulative Trust Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

In the Centennial Bank merger (see Note 13, Acquisitions), the Company assumed the $4,640,000 in floating rate the Cumulative Trust Preferred Securities originally issued in September 2007 through LubCo, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Cumulative Trust Preferred Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 2.2% (2.32%, 2.45% and 2.42% at September 30, 2021 and 2020 and December 31, 2020). The Cumulative Trust Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2037 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 7 - BORROWINGS (continued)

Subordinated Debentures (continued)

Cumulative Trust Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

Subordinated debentures related to trust preferred securities may be included in regulatory Tier 1 capital subject to a limitation that such amounts not exceed 25% of Tier 1 capital. The remainder of this and other subordinated debt is included in Tier 2 capital. There is no limitation for inclusion of subordinated debt in total risk-based capital and, as such, all subordinated debt was included in total risk-based capital.

For the three-month periods ended September 30, 2021 and 2020, interest expense on the subordinated debentures was $186,000 and $187,000, respectively (including premium amortization of $29,000 and $20,000 for September 30, 2021 and 2020, respectively). For the nine-month periods ended September 30, 2021 and 2020, interest expense on the subordinated debentures was $562,000 and $475,000, respectively (including premium amortization of $87,000 and $20,000 for June 30, 2021 and 2020, respectively).

Included in “subordinated debentures” on the unaudited consolidated balance sheets as of September 30, 2021 and 2020 and December 31, 2020 is a reduction of $1,752,000, $1,868,000, and $1,839,000 respectively, to reflect the estimated fair value of these liabilities assumed in the Centennial acquisition (see Note 13, Acquisitions).

Subordinated Notes

In July 2020, the Company completed the private placement of $140,000,000 in subordinated notes. The notes have a maturity date of July 31, 2030 and carry a fixed rate of 5.500% for the first five years. Thereafter, the notes bear interest at 3-month Secured Overnight Funding Rate (SOFR) plus 5.435% resetting quarterly. Interest payments are due semiannually in January and July. The notes include a right of prepayment without penalty on or after July 31, 2025. The principal balance and all accrued but unpaid interest are due at the maturity date.

In August 2020, the Company paid all outstanding balances associated with the July 2015 issuance of $65,000,000 in private placement subordinated notes. The notes had a maturity date of August 1, 2025 and carried a fixed rate of interest of 5.875% for the first five years. Thereafter, the notes would bear interest at 3-month LIBOR plus 4.12%, resetting quarterly. Interest payments were due semiannually in February and August. The notes included a right of prepayment without penalty on or after August 1, 2020. The principal balance and all accrued but unpaid interest were paid at the August 2020 prepayment date.

In January 2021, the Company also paid the remaining principal and all accrued but unpaid interest of an additional $7,500,000 private placement subordinated note issued on September 30, 2015. The note had a maturity date of October 1, 2025 and carried a fixed rate of interest of 5.875% until maturity. Interest payments were due quarterly. The note included a right of prepayment without penalty on or after October 1, 2020.

These subordinated notes have been structured to qualify as Tier 2 capital for regulatory purposes. Interest expense on the subordinated notes was $6,045,000 and $4,229,000 for the nine-month periods ended September 30, 2021 and 2020, respectively (including amortization of issuance costs of $354,000 and $344,000 for the nine-month periods ended September 30, 2021 and 2020, respectively). Issuance costs for the initial $65,000,000 issuance totaled $1,181,000 and were fully amortized upon prepayment in August 2020. Issuance costs for the most recent placement of $140,000,000 totaled $2,328,000 and will be amortized over the period

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 7 - BORROWINGS (continued)

Subordinated Notes (continued)

from issuance to the date of earliest prepayment. The unamortized balances of total issuances costs were $1,776,000 and $2,246,000 as of September 30, 2021 and 2020 and $2,130,000 as of December 31, 2020, respectively, and are reported on the consolidated balance sheets as a direct deduction from the face of the notes.

Maturities

The following table summarizes maturities of the Company’s borrowings as of September 30, 2021 (in thousands):

	FHLB Advances	Subordinated Debentures	Subordinated Notes	Total
Maturing within one year	$574	$—	$—	$574
Maturing one year through two years	34	—	—	34
Maturing two years through three years	—	—	—	—
Maturing three years through four years	18,000	—	—	18,000
Maturing four years through five years	8,000	—	—	8,000
Maturing six years and thereafter	48,044	21,446	138,224	207,714

Total	$74,652	$21,446	$138,224	$234,322

NOTE 8 - CAPITAL AND REGULATORY MATTERS

Regulatory Capital Requirements

The Company (as a bank holding company and on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting rules. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors. Furthermore, the Company’s and Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total, Tier 1 and CET1 capital (each as defined in the regulations) relative to risk weighted assets (as defined), and of Tier 1 capital to average assets (as defined). The following tables present actual and required capital amounts (in thousands) and ratios as of September 30, 2021 and 2020 and December 31, 2020 for the Company and the Bank under the Basel III Capital Rules. The minimum required capital amounts presented include the minimum required capital levels as of September 30, 2021 and 2020 and December 31, 2020, including the Basel III capital conservation buffer. Capital levels required to be considered well capitalized are based upon prompt corrective action regulations, as amended to reflect the changes under the Basel III Capital Rules. Management believes, as of September 30, 2021 and 2020 and December 31, 2020, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 8 - CAPITAL AND REGULATORY MATTERS (continued)

Regulatory Capital Requirements (continued)

The Company’s and the Bank’s actual regulatory capital amounts (in thousands) and ratios are presented in the table below:

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Capital Requirement - Basel III Including Capital Conservation Buffer
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2021 (estimated)
Total capital to risk-weighted assets
Consolidated	$744,779	17.2%	$345,908	8.0%	N/A	N/A	$454,004	10.5%
Happy State Bank	709,397	16.4	345,534	8.0	$431,917	10.0%	453,513	10.5

Tier 1 capital to risk-weighted assets
Consolidated	565,588	13.1	259,431	6.0	N/A	N/A	367,527	8.5
Happy State Bank	668,430	15.5	259,150	6.0	345,534	8.0	367,129	8.5

Common equity tier 1 capital to risk-weighted assets
Consolidated	544,142	12.6	194,573	4.5	N/A	N/A	302,669	7.0
Happy State Bank	668,430	15.5	194,363	4.5	280,746	6.5	302,342	7.0

Tier 1 capital to average assets (leverage ratio)
Consolidated	565,588	9.2	246,547	4.0	N/A	N/A	246,547	4.0
Happy State Bank	668,430	10.9	246,360	4.0	307,950	5.0	246,360	4.0

September 30, 2020
Total capital to risk-weighted assets
Consolidated	$697,526	17.2%	$323,972	8.0%	N/A	N/A	$425,214	10.5%
Happy State Bank	588,645	14.6	323,522	8.0	$404,403	10.0%	424,623	10.5

Tier 1 capital to risk-weighted assets
Consolidated	504,662	12.5	242,979	6.0	N/A	N/A	344,221	8.5
Happy State Bank	541,035	13.4	242,642	6.0	323,522	8.0	343,742	8.5

Common equity tier 1 capital to risk-weighted assets
Consolidated	483,332	11.9	182,235	4.5	N/A	N/A	283,476	7.0
Happy State Bank	541,035	13.4	181,981	4.5	262,863	6.5	283,082	7.0

Tier 1 capital to average assets (leverage ratio)
Consolidated	504,662	9.7	209,415	4.0	N/A	N/A	209,415	4.0
Happy State Bank	541,035	10.4	209,211	4.0	261,514	5.0	209,211	4.0

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 8 - CAPITAL AND REGULATORY MATTERS (continued)

Regulatory Capital Requirements (continued)

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Capital Requirement - Basel III Including Capital Conservation Buffer
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2020
Total capital to risk-weighted assets
Consolidated	$723,441	18.1%	$319,073	8.0%	N/A	N/A	$418,783	10.5%
Happy State Bank	648,185	16.3	318,744	8.0	$398,430	10.0%	418,352	10.5

Tier 1 capital to risk-weighted assets
Consolidated	528,194	13.2	239,305	6.0	N/A	N/A	339,015	8.5
Happy State Bank	598,308	15.0	239,058	6.0	318,744	8.0	338,666	8.5

Common equity tier 1 capital to risk-weighted assets
Consolidated	506,835	12.7	179,479	4.5	N/A	N/A	279,189	7.0
Happy State Bank	598,308	15.0	179,294	4.5	258,981	6.5	278,901	7.0

Tier 1 capital to average assets (leverage ratio)
Consolidated	528,194	10.0	211,850	4.0	N/A	N/A	211,850	4.0
Happy State Bank	598,308	11.3	211,606	4.0	264,508	5.0	211,606	4.0

As of September 30, 2021, the most recent notification from the FDIC categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk based, Tier 1 risk based, CET1 risk-based and Tier 1 leverage ratios as set forth in the table. Prompt corrective action provisions are not applicable to bank holding companies.

Capital Activity

During the nine-month period ending September 30, 2021, no private placement offerings had taken place. During the nine-month period ending September 30, 2020, the Company issued common stock through three separate private placement offerings; approximately $71,239,000 of common stock was issued through a private placement offering during September 2020, approximately $36,481,000 of common stock was issued through the merger with Centennial Bancshares in July 2020 and approximately $2,904,000 of common stock was issued through a separate private placement offering in February 2020. There were no material issuance costs associated with any of these offerings.

In July 2020, the Company completed the private placement of $140,000,000 in subordinated notes. The notes are structured to qualify as Tier 2 capital for regulatory purposes (see Note 7, Borrowings). In August 2020, the Company paid all outstanding balances associated with the July 2015 issuance of $65,000,000 in private placement subordinated notes. In January 2021, the Company paid the outstanding balance associated with the September 2015 issuance of a $7,500,000 private placement subordinated note.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 8 - CAPITAL AND REGULATORY MATTERS (continued)

Capital Activity (continued)

Banking regulations may limit the amount of dividends that the Bank may pay to the Company. Specifically, approval by regulatory authorities is required if the effect of dividends declared would cause the Bank’s capital to fall below specified levels, or if dividends declared exceed the Bank’s retained earnings. These limitations on the Bank’s ability to pay dividends to the Company could limit the Company’s ability to pay dividends to its shareholders. During the nine-month periods ending September 30, 2021 and 2020, the Bank paid dividends of $0 and $2,130,000, respectively, to the Company; these were eliminated in consolidation. The dividend was used by the Company to pay interest on Subordinated Notes. Regulatory approval was not required for the dividend.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Off-Balance Sheet Arrangements

The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the audited consolidated balance sheets. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

As of September 30, 2021 and 2020 and December 31, 2020, respectively, the approximate amounts of these financial instruments were as follows (in thousands):

	September 30,		December 31,
	2021	2020	2020
Commitments to extend credit	$1,306,124	$1,110,199	$1,236,498
Standby letters of credit	61,013	13,771	20,181

	$1,367,137	$1,123,970	$1,256,679

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses, may require payment of a fee, and may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Most letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those commitments if deemed necessary.

The Company has no other off-balance sheet arrangements; nor does it have any transactions, other than those reflected in the consolidated financial statements, with unconsolidated, special purpose entities where those transactions would expose the Company to liability.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 9 - COMMITMENTS AND CONTINGENCIES (continued)

Other

At September 30, 2021, the future minimum lease payments due from the Bank as lessee for the remainder of 2021 and each of the following four calendar years and thereafter are as follows (in thousands):

2021 - remaining	$422
2022	1,332
2023	1,034
2024	758
2025	469
Thereafter	476

$4,491

Various legal claims arise from time to time in the normal course of business. As of September 30, 2021, such claims asserted against the Company will not, in the opinion of management, have a material effect on the Company’s financial condition, results of operations or cash flows.

NOTE 10 - EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan

The Company sponsors an Employee Stock Ownership Plan (ESOP) which contains Code Section 401(k) provisions. Employees are generally eligible to participate on January 1st, July 1st, or other dates that may be selected by the Company following their initial date of service, provided that the employee has attained the age of 18 and is employed in a position requiring at least 1,000 hours of service for the plan year. The Company may make matching contributions, discretionary basic contributions, or discretionary additional contributions. The Company contribution is based on the employee’s annual compensation.

Employer matching contributions are included in “salaries and employee benefits” in the unaudited consolidated statements of income and were $2,800,000 and $2,315,000 for the nine-month periods ended September 30, 2021 and 2020, respectively. The ESOP had no unearned shares or shares committed to be released at September 30, 2021 and 2020 or at December 31, 2020. The ESOP owned 1,479,510 and 1,506,685 and 1,511,316 shares at September 30, 2021 and 2020 and December 31, 2020, respectively, and these shares are included in the total of shares outstanding for purposes of computing earnings per share for the Company. The ESOP did not purchase any shares during the nine-month periods ended September 30, 2021. The ESOP purchased 10,580 shares, approximately $508,000, during the nine-month period ended September 30, 2020.

The Company has an obligation to repurchase shares from ESOP participants for distributions from the ESOP. The market value for the shares for this purpose is $53.50 per share and is based on a December 31, 2020 valuation by an independent external firm. The market value utilized as of September 30, 2020 was $48.25 per share based on the December 31, 2019 valuation.

Deferred Compensation Agreements

The Company established non-qualified deferred compensation agreements covering certain employees and directors. The unfunded liabilities related to these agreements are based on predetermined post-retirement benefits for each individual. Expense related to benefits accrued for these agreements is included in “salaries and

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Deferred Compensation Agreements (continued)

employee benefits” in the unaudited consolidated statements of income and was $1,102,000 and $1,191,000 for the nine-months ended September 30, 2021 and 2020, respectively. The unfunded liability included in “accrued expenses and other liabilities” on the unaudited consolidated balance sheets amounted to $12,200,000, $11,154,000 and $11,292,000 for September 30, 2021 and 2020 and December 31, 2020, respectively.

Stock-Based Compensation

Stock Options

The Company has entered into various stock option agreements that grant options to its directors, officers, and employees for up to 8,820,550 shares of common stock. Both incentive stock options and non-qualified stock options have been granted under the plans. The exercise price of each option equals the market price of the Company’s stock on the date of grant. Vesting periods are generally five years from the date of grant with options expiring in ten years. The Company issues new shares for options when they are exercised.

Expense for the stock options is computed using the equity-classified awards method, under which the fair value of each option grant is calculated utilizing a Black-Scholes option-pricing model, and that value is recognized as expense (and as an equal increase in “additional paid-in capital” on the consolidated balance sheets) over the vesting period. Expense related to stock options is included in “salaries and employee benefits” in the unaudited consolidated statements of income and was $643,000 and $409,000 for the nine-month periods ended September 30, 2021 and 2020, respectively. Expense related to stock options for directors is included in “legal and professional fees” in the unaudited consolidated statements of income and was $132,000 and $60,000 for the nine-month periods ended September 30, 2021 and 2020, respectively. The combined stock option expense was $775,000 and $469,000, for the nine-month periods ended September 30, 2021 and 2020, and the associated income tax benefit was $163,000 and $98,000, respectively, for the same periods. There were no modifications of the terms of any options during the nine-month periods ended September 30, 2021 and 2020. As of September 30, 2021, the unrecognized compensation expense for outstanding options was $557,000. The cost is expected to be recognized over a weighted-average period of 2.18 years.

There were no options granted during the nine-month periods ended September 30, 2021 and 2020.

An analysis of stock option activity is presented below:

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Number of Options	Weighted Exercise Price	Number of Options	Weighted Exercise Price
Options outstanding, beginning of period	498,758	$40.94	419,024	$28.90
Granted	—	—	—	—
Exercised	(50,547)	16.00	(129,627)	16.21
Forfeited	—	—	(7,750)	16.00
Expired	—	—	—	—

Options outstanding, end of period	448,211	43.76	281,647	35.10

Options exercisable, end of period	333,173	42.45	197,037	30.64

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Options (continued)

The total intrinsic value of outstanding options and outstanding exercisable options (all of which were in the money) was $4,367,000 and $3,681,000, respectively, at September 30, 2021. The total intrinsic value of outstanding options and outstanding exercisable options (all of which were in the money) was $3,703,000 and $3,471,000, respectively, at September 30, 2020. The total intrinsic value of outstanding options and outstanding exercisable options (all of which were in the money) was $6,138,000 and $5,478,000, respectively, at December 31, 2020.

The total intrinsic value of exercised options during the nine-month periods ended September 30, 2021 and 2020 was $1,896,000 and $4,153,000, respectively. Cash received from stock option exercises during the nine-month periods ended September 30, 2021 and 2020 was $808,000 and $2,100,000, respectively. The actual tax benefit for the tax deductions related to stock option exercises totaled $170,000 and $441,000 for the same periods. Cash used to repurchase shares issued for option exercises during the nine-month periods ended September 30, 2021 and 2020 was $2,174,000 and $5,508,000, respectively.

The information above regarding cash received from option exercises and cash used to repurchase shares issued for option exercises is on a gross basis. In practice, many option exercise transactions combine both an exercise component and a repurchase component, for either some or all of the options exercised; in these instances, the cash effect is experienced and recognized on a net basis.

The following table summarizes information concerning outstanding and exercisable (vested) stock options as of September 30, 2021:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.00 - $19.99	36,063	1.30 years	$17.08	36,063	1.30 years	$17.08
$20.00 - $24.99	—	—	—	—	—	—
$25.00 - $29.99	—	—	—	—	—	—
$30.00 - $34.99	25,000	5.18 years	32.00	25,000	5.18 years	32.00
$35.00 - $39.99	2,500	5.22 years	37.00	2,500	5.22 years	37.00
$40.00 - $44.99	—	—	—	—	—	—
$45.00 - $49.99	384,648	8.92 years	47.07	269,610	8.69 years	46.87

Total	448,211	8.08 years	43.76	333,173	7.60 years	42.45

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Options (continued)

An analysis of activity in non-vested options is presented below:

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Number of Options	Weighted Average Grant Date Fair Value	Number of Options	Weighted Average Grant Date Fair Value
Non-vested options, beginning of period	115,438	$12.68	84,610	$12.50
Granted	—	—	—	—
Vested	(400)	11.74	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—

Non-vested options outstanding, end of period	115,038	12.69	84,610	12.50

Restricted Stock and Stock Appreciation Rights

The Company has entered into various restricted stock and stock appreciation rights (SAR) award agreements that grant restricted stock or SARs to its directors and employees. Under the terms of the plans, the Company may award up to 1,500,000 units to the plan participants, either in the form of shares of restricted stock or as SARs.

Restricted Stock

All shares of restricted stock issued under the plans are subject to a restriction period whereby the shares cannot be sold, assigned, transferred, pledged or otherwise encumbered based on each individual’s agreement. This restriction period may be adjusted at any time at the discretion of the Board of Directors. Any participant that terminates employment or ceases services for the Bank prior to the end of the restriction period will forfeit all restricted shares subject to the plans. These shares generally have a term of up to ten years, with vesting ranging from immediate to ten years. These shares generally have conditions related to the individual’s longevity, performance, or both, and such conditions may be revised as, for example, an individual’s job duties change. Upon vesting, restrictions lift and the shares cease to be counted as restricted stock. Consequently, all of the restricted shares outstanding are also non-vested. Restricted shares are included in the total of shares outstanding on the Company’s consolidated balance sheets and for purposes of computing earnings per share.

Compensation expense for restricted stock is computed using the equity-classified awards method, under which the fair value of each restricted share is based on the share value computed for the ESOP ($53.50 per share as of the December 31, 2020 valuation), and that value is recognized as compensation expense (and as an equal increase in “additional paid-in capital” on the consolidated balance sheets) over the period of each grant. Expense related to restricted stock is included in “salaries and employee benefits” in the unaudited consolidated statements of income and was $322,000 and $356,000 for the nine-month periods ended September 30, 2021 and 2020, respectively. The income tax benefit associated with that expense was $68,000 and $75,000, respectively, for the same periods. As of September 30, 2021, the unrecognized compensation expense for outstanding restricted stock options was $518,000. The cost is expected to be recognized over a weighted-average period of 1.45 years.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Restricted Stock (continued)

An analysis of restricted stock activity is presented below:

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Number of Shares	Weighted Average Grant Date Share Value	Number of Shares	Weighted Average Grant Date Share Value
Shares outstanding, beginning of period	40,849	$38.34	48,968	$35.00
Granted	1,000	53.50	7,181	48.25
Exercised	(6,500)	38.52	(8,700)	30.55
Forfeited	—	—	(1,500)	43.25
Expired	—	—	(3,000)	27.00

Shares outstanding, end of period	35,350	39.26	42,949	38.47

Stock Appreciation Rights

SARs are settled in cash, expire in four to ten years, and are generally subject to vesting in three to five years. Expense related to SARs is included in “salaries and employee benefits” in the unaudited consolidated statements of income and was $3,059,000 and $2,663,000 for the nine-month periods ended September 30, 2021 and 2020, respectively. The income tax benefit associated with that expense was $642,000 and $559,000, respectively, for the same periods. Compensation expense for SARs is computed using the liability method and is recognized over the vesting period based on the fair value at each balance sheet date based on the Black-Scholes option-pricing model. The SAR liability of $14,147,000, $13,384,000, and $13,799,000 as of September 30, 2021 and 2020 and December 31, 2020, respectively, is included in “accrued expenses and other liabilities” on the unaudited consolidated balance sheets.

The fair value of each SAR is estimated at each balance sheet date based on the Black-Scholes option-pricing model. The following table shows the weighted-average assumptions used in the Black-Scholes model:

	September 30, 2021	September 30, 2020	December 31, 2020
Dividend yield	0%	0%	0%
Expected life	1.5 years	1.5 years	1.5 years
Expected volatility	21.8%	21.8%	21.8%
Risk-free interest rate	0.2%	0.1%	0.1%

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The expected life is based on historical exercise experience. The expected volatility is based on historical volatility in the value of the Company’s shares as well as an analysis of stock volatility of selected peers performed by a third party. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve as of the balance sheet dates.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Appreciation Rights (continued)

An analysis of SAR activity is presented below:

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Number of SARs	Weighted Average Exercise Price	Number of SARs	Weighted Average Exercise Price
SARs outstanding, beginning of period	720,215	$31.59	682,864	$28.05
Granted	16,500	53.50	69,750	48.25
Exercised	(95,147)	23.54	(56,312)	24.89
Forfeited	(19,300)	38.49	(13,700)	35.88
Expired	—	—	—	—

SARs outstanding, end of period	622,268	33.19	682,602	30.22

SARs exercisable, end of period	430,368	27.63	467,985	25.00

The following table summarizes information concerning outstanding and exercisable (vested) SARs as of September 30, 2021:

	SARs Outstanding			SARs Exercisable
Range of Exercise Prices	Number of SARs	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of SARs	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.00 - $19.99	167,216	1.56 years	$18.22	167,216	1.56 years	$18.22
$20.00 - $24.99	27,030	2.84 years	22.75	27,030	2.84 years	22.75
$25.00 - $29.99	53,122	4.05 years	27.00	53,122	4.05 years	27.00
$30.00 - $34.99	72,600	4.97 years	32.00	66,400	4.95 years	32.00
$35.00 - $39.99	82,550	5.85 years	37.00	61,100	5.83 years	37.00
$40.00 - $44.99	61,900	6.80 years	41.24	34,850	6.78 years	41.17
$45.00 - $49.99	157,850	8.85 years	48.31	20,650	8.45 years	47.21

Total	622,268	5.17 years	33.19	430,368	3.83 years	27.63

The total intrinsic value of outstanding SARs and outstanding exercisable SARs (all of which were in the money) was $12,640,000 and $11,134,000, respectively, at September 30, 2021. The total intrinsic value of outstanding SARs and outstanding exercisable SARs (all of which were in the money) was $12,307,000 and $10,881,000, respectively, at September 30, 2020. The total intrinsic value of outstanding SARs and outstanding exercisable SARs (all of which were in the money) was $15,600,000 and $13,291,000, respectively, at December 31, 2020.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Appreciation Rights (continued)

An analysis of non-vested SAR activity is presented below:

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Number of SARs	Weighted Average Grant Date Fair Value	Number of SARs	Weighted Average Grant Date Fair Value
Non-vested SARs outstanding, beginning of period	241,867	$16.13	211,183	$16.22
Granted	16,500	13.63	69,750	11.23
Vested	(47,167)	17.47	(52,616)	15.60
Forfeited	(19,300)	19.25	(13,700)	16.32
Expired	—	—	—	—

Non-vested SARs outstanding, end of period	191,900	15.59	214,617	13.21

The following table sets forth information regarding the stock-based compensation activity in the unaudited consolidated statement of shareholders’ equity for the nine-month period ended September 30, 2021 (in thousands, except for shares):

As of September 30, 2021:	Common Stock ($1 par)		Additional Paid In Capital	Total
	Shares	Amount
Restricted Stock:
Grants	1,000	$1	$(1)	$—
Expense recognized in earnings	—	—	322	322
Stock Options:
Exercises	50,547	$51	$757	$808
Repurchases of shares from option exercises	(40,637)	(41)	(2,133)	(2,174)
Expense recognized in earnings	—	—	775	775
SARs:
Purchases of stock with SAR exercises	2,503	3	131	134

	13,413	$14	$(149)	$(135)

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 10 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Appreciation Rights (continued)

The following table sets forth information regarding the stock-based compensation activity in the unaudited consolidated statement of shareholders’ equity for the nine-month period ended September 30, 2020 (in thousands, except for shares):

As of September 30, 2020:	Common Stock ($1 par)		Additional Paid In Capital
	Shares	Amount		Total
Restricted Stock:
Grants	7,181	$7	$(7)	$—
Expense recognized in earnings	—	—	502	502
Expired or forfeited grants	(4,500)	(5)	(141)	(146)

Stock Options:
Exercises	129,627	$129	$1,971	$2,100
Repurchases of shares from option exercises	(114,153)	(114)	(5,394)	(5,508)
Expense recognized in earnings	—	—	469	469

	18,155	$17	$(2,600)	$(2,583)

NOTE 11 - INCOME TAXES

Allocation of income tax expense between current and deferred portions is as follows (in thousands) for the nine-month periods ended September 30:

	September 30,
	2021	2020
Current income tax	$16,524	$4,075
State tax	60	472
Deferred income tax (benefit) expense	(2,252)	3,716

Total income tax expense	$14,332	$8,263

Income tax expense, as a percentage of pretax earnings, differs from the statutory federal income tax rate as follows for the nine-month periods ended September 30:

	September 30,
	2021	2020
Statutory federal income tax rate	21.0%	21.0%
Increase (reduction) resulting from:
Tax-exempt interest income	-1.8%	-2.3%
Stock-based compensation	-0.5%	-1.6%
Nondeductible expenses	0.4%	0.9%
Effect of state income taxes	0.1%	1.0%
Other	-0.9%	-1.7%

Effective income tax rate	18.3%	17.3%

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 11 - INCOME TAXES (continued)

The components of the net deferred tax asset included in “other assets” on the consolidated balance sheets are as follows (in thousands):

	September 30, 2021	September 30, 2020	December 31, 2020
Deferred tax assets:
Loans receivable	$13,121	$12,823	$15,081
Employee benefits	6,692	5,679	6,536
Other real estate owned	376	296	374

	20,189	18,798	21,991

Deferred tax liabilities:
Other identifiable intangible assets	(6,378)	(4,734)	(5,121)
Premises and equipment	(5,486)	(4,332)	(6,350)
Unrealized gains on securities available for sale	(4,582)	(6,920)	(8,111)
Other	(208)	(342)	(151)

	(16,654)	(16,328)	(19,733)

Net deferred tax asset	$3,535	$2,470	$2,258

NOTE 12 - FAIR VALUE MEASUREMENTS

Fair value of an asset or liability is the price that would be received to sell that asset or to transfer that liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Inputs - Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Inputs - Significant unobservable inputs that reflect an entity’s own assumptions regarding what market participants would use in pricing the assets or liabilities.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 12 - FAIR VALUE MEASUREMENTS (continued)

Recurring Measurements

The following table presents assets reported on the consolidated balance sheets at fair value on a recurring basis, along with the fair value hierarchy level employed (in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Measured at Fair Value
September 30, 2021 (unaudited)
Debt securities available for sale:
U.S. government and agency	$—	$29,802	$—	$29,802
Mortgage backed securities	—	93,106	—	93,106
State and political subdivisions	—	1,075,136	—	1,075,136
Collateralized mortgage obligations	—	261,177	—	261,177
Asset-backed securities	—	72,884	—	72,884
Other debt securities	—	19,707	—	19,707
Marketable equity securities	2,224	—	—	2,224

September 30, 2020 (unaudited)
Securities available for sale:
Mortgage backed securities	$—	$78,289	$—	$78,289
State and political subdivisions	—	513,858	—	513,858
Collateralized mortgage obligations	—	212,302	—	212,302
Asset-backed securities	—	64,923	—	64,923
Marketable equity securities	2,245	—	—	2,245

December 31, 2020
Debt securities available for sale:
Mortgage backed securities	$—	$81,547	$—	$81,547
State and political subdivisions	—	567,566	—	567,566
Collateralized mortgage obligations	—	208,058	—	208,058
Asset-backed securities	—	99,091	—	99,091
Other debt securities	—	2,000	—	2,000
Marketable equity securities	2,247	—	—	2,247

The Company reports its marketable equity securities utilizing Level 1 inputs. For these securities, there is a quoted market price. All debt securities are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other factors.

Transfers between levels would occur based on changes in overall or specific market conditions. There were no transfers between fair value hierarchy levels for the periods presented.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 12 - FAIR VALUE MEASUREMENTS (continued)

Nonrecurring Measurements

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are instead subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the consolidated balance sheets for which a nonrecurring measurement in fair value has been recorded, along with the fair value hierarchy level employed (in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Measured at Fair Value
September 30, 2021 (unaudited)
Assets:
Impaired loans	$—	$—	$6,546	$6,546
Other real estate owned	—	488	576	1,064
September 30, 2020 (unaudited)
Assets:
Impaired loans	$—	$—	$5,235	$5,235
Other real estate owned	—	1,084	576	1,660
December 31, 2020
Assets:
Impaired loans	$—	$—	$7,427	$7,427
Other real estate owned	—	504	576	1,080

Impaired loans are reported at fair value based on the discounted present value of expected cash flows (Level 3 inputs), or on the value of underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 3 inputs: independent appraisals; and subjective adjustments (generally 10-30%) applied by management to reflect estimated selling costs and other expected discounts to appraised values.

During the nine months ended September 30, 2021, certain impaired loans were remeasured and reported at fair value through a specific allocation of the allowance for loan losses. Impaired loans with a carrying value of $8,451,000 were reduced by specific allowance allocations totaling $1,906,000 to a total reported fair value of $6,546,000 based on values determined utilizing Level 3 valuation inputs.

During the nine months ended September 30, 2020, certain impaired loans were remeasured and reported at fair value through a specific allocation of the allowance for loan losses. Impaired loans with a carrying value of $8,549,000 were reduced by specific allowance allocations totaling $3,314,000 to a total reported fair value of $5,235,000 based on values determined utilizing Level 3 valuation inputs.

During the twelve months ending December 31, 2020, certain impaired loans were remeasured and reported at fair value through a specific allocation of the allowance for loan losses. Impaired loans with a carrying value of $11,013,000 were reduced by specific allowance allocations totaling $3,586,000 to a total reported fair value of $7,427,000 based on values determined utilizing Level 3 valuation inputs.

Other real estate owned is valued at the time the loan is foreclosed upon and the asset is transferred to other real estate owned. The value is based primarily on third party appraisals, less estimated costs to sell. Appraisals based upon comparable sales result in a Level 2 classification while appraisals based upon expected cash flows of the property result in a Level 3 classification.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 13 - ACQUISITIONS

First National Bank of Tahoka

On June 4, 2021, the Company acquired First National Bank of Tahoka, a privately-held bank headquartered in Tahoka, Texas. As a result of this acquisition, the Bank added one branch in the Texas South Plains town of Tahoka. The total cash purchase price for the acquisition was allocated based on management’s best estimates of the fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$41,924
Securities	14,316
Loans	6,116
Premises	1,040
Goodwill	1,179
Core deposit intangible asset	230
Other assets	292
Liabilities assumed:
Deposits	(57,961)
Other liabilities	48

Cash consideration paid	$7,184

The net cash and cash equivalents received as a result of the transaction was $34,741,000: $41,924,000 in teller cash and due from banks included with the assets acquired, less $7,183,000 of cash consideration paid.

The estimated fair value of non-credit impaired loans was not materially different from the contractual balance of $5,640,000. As of the acquisition date, the Company expects an insignificant amount of the contractual balance of these loans to be uncollectible. Purchased credit impaired loans (PCI loans) had an estimated fair value of $470,000 at the acquisition date and a total contractual balance of $717,000. The difference of $247,000 remains on the balance sheet as a credit mark unless the loans experience changes in fair value or collectability. The remaining variance of $6,000 relates to loans in process and overdrafts as of the acquisition date.

The Company recorded goodwill of $1,179,000 in this acquisition; this goodwill relates to the combination of expected synergy and desirable branch location within the Company’s Texas South Plains market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $230,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. None of the goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 13 - ACQUISITIONS (continued)

First Bank of Muleshoe

On February 19, 2021, the Company acquired First Bank of Muleshoe, a privately-held bank headquartered in Muleshoe, Texas. The branches included in the acquisition are located in the Texas Panhandle towns of Muleshoe, Bovina and Dimmitt. The total cash purchase price for the acquisition was allocated based on management’s best estimates of the fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$91,010
Securities	4,152
Loans	11,864
Premises	1,504
Goodwill	2,498
Core deposit intangible asset	310
Other assets	720
Liabilities assumed:
Deposits	(92,861)
Other liabilities	(72)

Cash consideration paid	$19,125

The net cash and cash equivalents received as a result of the transaction was $71,885,000: $91,010,000 in teller cash and due from banks included with the assets acquired, less $19,125,000 of cash consideration paid.

The estimated fair value of the loan portfolio was not materially different from the contractual balance of $11,864,000. As of the acquisition date, the Company expects that an insignificant amount of the contractual balance will be uncollectible. There were not any material loans purchased through the transaction determined to be credit impaired.

The Company recorded goodwill of $2,498,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $310,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. None of the goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 13 - ACQUISITIONS (continued)

Centennial Bank

On July 1, 2020, the Company merged with Centennial Bank, a privately-held bank headquartered in Lubbock, Texas. The Company acquired 100% of Centennial Bank’s outstanding stock. The fourteen branches included in the merger are located in the Texas South Plains and the Central Texas Hill Country. The total purchase price for the acquisition was allocated based on the estimated fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$179,695
Securities	91,113
Loans	611,260
Premises	25,895
Goodwill	75,635
Core deposit intangible asset	1,855
Other assets	17,852
Liabilities assumed:
Deposits	(857,882)
Subordinated debentures	(8,836)
Other liabilities	(1,605)

Consideration paid	$134,982

The net cash received as a result of the transaction was $81,194,000: $179,695,000 in cash included with the assets acquired less the $98,501,000 cash consideration paid to Centennial Bank. The Company also issued 756,079 shares of Bancshares stock, with an estimated fair value of $36,481,000 as of closing (based on the valuation of $48.25 per share by an independent external firm as of December 31, 2019).

Non-credit impaired loans had an estimated fair value of $600,228,000 at the acquisition date and a total contractual balance of $610,371,000. As of the acquisition date, the Company expects an insignificant amount of the contractual balance of these loans to be uncollectible. The difference of $10,143,000 will be recognized into interest income as an adjustment to yield over the life of the loans. Purchased credit impaired loans (PCI loans) had an estimated fair value of $10,756,000 at the acquisition date and a total contractual balance of $15,589,000. An amount of $182,000 will be recognized into interest income as an adjustment to yield over the life of the loans. The difference of $4,651,000 remains on the balance sheet as a credit mark unless the loans experience changes in fair value or collectability. The remaining variance of $276,000 relates to loans in process and overdrafts as of the acquisition date.

The Company recorded goodwill of $75,635,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market and new Central Texas Hill Country market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $1,855,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. The goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 13 - ACQUISITIONS (continued)

Centennial Bank (continued)

Under the terms of the purchase agreement related to the Centennial merger, the Company deposited $1,500,000 of the total consideration paid into escrow as security for potential losses and expenses related to the acquired substandard, doubtful, loss, or other real-estate owned loans as of December 31, 2019. The escrow amount will be held and monitored by the Company for three years, commencing with the merger date. The Company will be reimbursed 50% of loan losses from the escrow amount during the escrow period as losses and expenses related to acquired loans are incurred. The Company fully expects to recover the entire amount placed into escrow. The escrow amount is included in “other assets” in the consolidated balance sheet as of September 30, 2021 and 2020 and December 31, 2020.

In addition, a separate escrow amount of $1,053,000 was established and funded by the seller to indemnify the Company for contract termination fees and deconversion costs incurred following closing. The escrow amount was held by the Company for a period of one year from the date of acquisition and the balance was released to the Company based on final transaction costs at the conclusion of the escrow period. The Company recorded an indemnification asset as contract termination and deconversion costs were incurred, totaling the amount in escrow. The effect of the recognition of the indemnification asset was an offset during 2020 of $1,053,000 to the expenses incurred related to the contract termination and deconversion costs. The indemnification asset was derecognized when the Company received the cash due from the escrow in 2021.

First State Bank of Mobeetie

On January 24, 2020, the Company acquired First State Bank of Mobeetie, a privately-held bank headquartered in Mobeetie, Texas. The branches included in the acquisition are located in the Texas Panhandle towns of Mobeetie and Wheeler. The total cash purchase price for the acquisition was allocated based on management’s best estimates of the fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$2,972
Fed funds sold	55,583
Securities	7,090
Loans	11,075
Premises	312
Goodwill	1,811
Core deposit intangible asset	685
Other assets	791
Liabilities assumed:
Deposits	(68,180)
Other liabilities	(79)

Cash consideration paid	$12,060

The net cash and cash equivalents received as a result of the transaction was $46,495,000: $55,583,000 in fed funds sold and $2,972,000 in teller cash and due from banks included with the assets acquired, less $12,060,000 of cash consideration paid.

Non-credit impaired loans had an estimated fair value of $10,414,000 at the acquisition date and a total contractual balance of $10,437,000. As of the acquisition date, the Company expects that an insignificant amount

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 13 - ACQUISITIONS (continued)

First State Bank of Mobeetie (continued)

of the contractual balance of these loans will be uncollectible. The difference of $23,000 will be recognized into interest income as an adjustment to yield over the life of the loans. Purchased credit impaired loans (PCI loans) had an estimated fair value of $638,000 at the acquisition date and a total contractual balance of $816,000. The difference of $178,000 remains on the balance sheet as a credit mark unless the loans experience changes in fair value or collectability. The remaining variance of $23,000 relates to loans in process and overdrafts as of the acquisition date.

The Company recorded goodwill of $1,811,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $685,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. None of the goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

Merger Announcement

On September 15, 2021, the Company entered into an Agreement and Plan of Merger with Home BancShares, Inc. for an acquisition by Home BancShares, Inc. of all of the outstanding stock of the Company. The merger requires prior regulatory and shareholder approval and is anticipated to close in early 2022.

Acquisition Costs

Related to the above transactions, the Company recorded acquisition costs of $858,000 and $2,435,000 for various professional services during the nine-month periods ending September 30, 2021 and 2020. Acquisition costs are included in “legal and professional expenses” on the unaudited consolidated financial statements.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors

and Shareholders

Happy Bancshares, Inc. and Subsidiary

Amarillo, Texas

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Happy Bancshares, Inc. and Subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and in accordance with auditing standards generally accepted in the United States of America, the Company’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 5, 2021, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. Federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Allowance for Loan Losses

As more fully described in Notes 1 and 3 to the Company’s consolidated financial statements, the allowance for loan losses represents losses that are estimated to have been incurred as of the balance sheet date.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management determines that an outstanding loan will not be collected. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a quarterly basis by Company management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to specific allowances on loans that are classified as impaired. The general component relates to loans that are not classified as impaired and is based on historical charge-off experience. Other adjustments for each segment, such as qualitative or environmental considerations, may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss experience. Management discloses that this evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

We identified the valuation of the allowance for loan losses as a critical audit matter. Auditing the allowance for loan losses involves a high degree of subjectivity in evaluating management’s estimates, such as evaluating management’s assessment of economic conditions and other qualitative or environmental factors, evaluating the adequacy of specific allowances associated with impaired loans and assessing the appropriateness of loan risk ratings.

The primary procedures we performed to address this critical audit matter included:

•

Testing the design and operating effectiveness of controls, including those related to technology, over the allowance for loan losses including data completeness and accuracy, classifications of loans by loan segment, historical loss data, the calculation of loss rates, the establishment of qualitative adjustments, grading and risk classification of loans and establishment of specific reserves on impaired loans and management’s review and disclosure controls over the allowance for loan losses;

•	Testing of completeness and accuracy of the information utilized in the allowance for loan losses;

•	Testing the allowance for loan losses model’s computational accuracy;

•

Evaluating the qualitative and environmental adjustments to historical loss rates, including assessing the basis for the adjustments and the reasonableness, reliability and relevance of the significant assumptions and underlying data;

•	Testing the external loan review functions and evaluating the reasonableness of loan risk ratings; and

•	Evaluating the reasonableness of specific allowances and estimates on impaired loans through review of collateral values and any associated management adjustments.

66

Acquisitions

As described in Note 17 to the consolidated financial statements, the Company consummated the acquisitions of a bank holding company and a bank during the year ended December 31, 2020. As part of the acquisitions consummated during the year, management determined that each of the acquisitions qualified as a business and accordingly all identifiable assets and liabilities acquired were valued at fair value as part of the purchase price allocation as of acquisition date. The identification and valuation of such acquired assets and assumed liabilities requires management to exercise significant judgment and consider the use of outside specialists to estimate the fair value allocations.

We identified the consummated acquisitions and the valuation of acquired assets and assumed liabilities as a critical audit matter. Auditing the acquired balance sheets and acquisition related considerations involved a high degree of subjectivity in evaluating management’s operational assumptions of the newly acquired divisions, fair value estimates, purchase price allocations and assessing the appropriateness of outside specialists’ valuation models.

The primary procedures we performed to address this critical audit matter included:

•

Testing the design and operating effectiveness of controls that addressed asset and liability identification, review and approval of valuations and underlying assumptions, completeness and accuracy of underlying data, and disclosure controls;

•	Obtaining and reviewing executed Plan and Agreement of Merger documents to gain an understanding of the underlying terms of the consummated acquisition;

•

Testing management’s purchase accounting allocation support, focusing on the completeness and accuracy of the balance sheet acquired and related fair value purchase price allocations made to identified assets acquired and liabilities assumed;

•	Utilizing internal specialists and other specialists to assist with testing the related fair value purchase price allocations made to the identified assets acquired and liabilities assumed; and

•	Testing and evaluating the adequacy of disclosures made in the footnotes.

BKD, LLP

We have served as the Company’s auditor since 2014.

Houston, Texas

March 5, 2021

67

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors

and Shareholders

Happy Bancshares, Inc. and Subsidiary

Amarillo, Texas

Opinion on the Internal Control Over Financial Reporting

We have audited Happy Bancshares, Inc. and Subsidiary’s (the Company) internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework: (2013) issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheets and statements of income, comprehensive income, shareholders’ equity and cash flows of the Company and our report dated March 5, 2021, expressed an unmodified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report Regarding Statement of Management’s Responsibilities, Compliance with Designated Laws and Regulations, and Management’s Assessment of Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. Federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definitions and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit also were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of the Company’s internal control over financial reporting included controls over the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C). A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

BKD, LLP

Houston, Texas

March 5, 2021

69

Management Report Regarding Statement of Management’s Responsibilities, Compliance with

Designated Laws and Regulations, and Management’s Assessment of Internal Control over

Financial Reporting

Happy Bancshares, Inc. and Subsidiaries.

Statement of Management’s Responsibilities

The management of Happy Bancshares, Inc. and Subsidiary (the Company) is responsible for preparing the Company’s annual consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C); and for complying with the federal laws and regulations pertaining to insider loans, and the federal and, if applicable, state laws and regulations pertaining to dividend restrictions. Happy State Bank is a subsidiary of the Company that is subject to 12 CFR Part 363 and it is included in this statement of management’s responsibilities.

Management’s Assessment of Compliance with Designated Laws and Regulations

The management of the Company has assessed the Company’s compliance with the federal laws and regulations pertaining to insider loans, and the federal and, if applicable, state laws and regulations pertaining to dividend restrictions during the fiscal year that ended on December 31, 2020. Based upon its assessment, management has concluded that the Company complied with the federal laws and regulations pertaining to insider loans, and the federal and, if applicable, state laws and regulations pertaining to dividend restrictions during the fiscal year that ended on December 31, 2020. Happy State Bank is a subsidiary of the Company that is subject to 12 CFR Part 363 and is included in this assessment of compliance with these designated laws and regulations.

Management’s Assessment of Internal Control over Financial Reporting

The Company’s internal control over financial reporting is a process designed and effected by those charged with governance, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes in accordance with the instructions for the Form FR Y-9C.

The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention, or timely detection and correction, of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Form F

R Y-9C, as of December 31, 2020, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based upon its assessment, management has concluded that, as of December 31, 2020, the Company’s internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Form FR Y-9C, is effective based on the criteria established in Internal Control-Integrated Framework. Happy State Bank is a subsidiary of the Company that is subject to 12 CFR· Part 363 and is included iii this assessment of the effectiveness of internal control over financial reporting.

Management’s assessment of the effectiveness of internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Form FR Y-9C, as of December 31, 2020, has been audited by BKD, LLP, an independent public accounting firm, as stated in their report dated March 5, 2021.

/s/ Mikel Williamson	/s/ Eric R. Alexander
Mikel Williamson, Chief Executive Officer	Eric R. Alexander, Chief Financial Officer

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2020 and 2019

(Dollars in thousands, except for share amounts)

	2020	2019
Assets
Cash and noninterest-bearing deposits with other banks	$123,327	$90,527
Interest-bearing deposits with other banks	597,880	129,219

Cash and cash equivalents	721,207	219,746
Debt securities available for sale, at fair value	958,262	657,028
Loans held for sale	37,280	7,210
Loans, net of allowance for loan losses of $54,855 and $34,152 at December 31, 2020 and 2019, respectively	3,441,128	2,612,576
Accrued interest receivable	30,314	24,328
Premises and equipment, net	157,076	115,662
Other real estate owned	1,080	1,455
Cash surrender value of life insurance	113,230	84,967
Goodwill and other identifiable intangible assets, net	138,023	56,476
Equity investments	28,696	35,439
Other assets	14,635	14,401

Total assets	$5,640,931	$3,829,288

Liabilities
Noninterest-bearing deposits	$1,504,410	$849,494
Interest-bearing deposits	3,181,250	2,190,820

Total deposits	4,685,660	3,040,314
Accrued expenses and other liabilities	45,201	37,081
Advances from Federal Home Loan Bank	74,701	131,636
Subordinated debentures	21,359	12,475
Subordinated notes, net of unamortized issuance cost	145,370	72,234

Total liabilities	4,972,291	3,293,740

Shareholders’ Equity
Common stock, $1 par value; 50,000,000 shares authorized; 19,837,972, and 18,593,298 shares issued and outstanding at December 31, 2020 and 2019, respectively	19,838	18,593
Additional paid-in capital	317,732	260,467
Retained earnings	300,559	250,030
Accumulated other comprehensive income, net of tax	30,511	6,458

Total shareholders’ equity	668,640	535,548

Total liabilities and shareholders’ equity	$5,640,931	$3,829,288

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

Years Ended December 31, 2020 and 2019

(In thousands, except per share amounts)

	2020	2019
Interest income
Loans, including fees	$178,890	$145,575
Debt securities:
Taxable	10,015	7,860
Tax exempt	7,069	7,867
Deposits with other banks	1,177	2,869

Total interest income	197,151	164,171

Interest expense
Deposits	12,807	26,688
Advances from Federal Home Loan Bank and other borrowings	2,580	2,624
Subordinated debentures	669	691
Subordinated notes, including amortization of issuance costs	6,425	4,715

Total interest expense	22,481	34,718

Net interest income	174,670	129,453

Provision for loan losses	23,350	8,650

Net interest income after provision for loan losses	151,320	120,803

Noninterest income
Trust and custodian services	8,985	7,765
Service charges and other fees	20,548	18,816
Net realized gain on sales of debt securities available for sale (for both periods shown, these are also the amounts reflected in accumulated other comprehensive income related to reclassification adjustments)	9,045	6,270
Net holding gain on marketable equity securities	47	62
Net gain on sale of loans held for sale (portfolio of mortgage loans)	—	275
Real estate mortgage fees	6,439	3,322
Investment center fees	1,717	1,325
Other	6,705	5,691

Total noninterest income	53,486	43,526

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

Years Ended December 31, 2020 and 2019

(In thousands, except per share amounts)

	2020	2019
Noninterest expense
Salaries and employee benefits	$87,736	$68,385
Occupancy and equipment expense, net	16,662	14,221
Legal and professional	7,645	5,876
Data processing	10,275	7,871
FDIC assessment	825	494
Debit card	1,344	998
Other	19,165	16,680

Total noninterest expense	143,652	114,525

Income before income taxes	61,154	49,804

Income tax expense (includes $1,899 and $1,317 for 2020 and 2019, respectively related to income tax expense for realized gains reclassified from other comprehensive income)	10,625	7,794

Net income	$50,529	$42,010

Earnings per share:
Basic	$2.72	$2.38
Diluted	$2.71	$2.35

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2020 and 2019

(In thousands)

	2020	2019
Net income	$50,529	$42,010

Other items of comprehensive income
Unrealized gain arising during the period on debt securities available for sale	39,492	22,040

Reclassification adjustment for realized gain on debt securities available for sale included in net income	(9,045)	(6,270)

Total other items of comprehensive income	30,447	15,770

Comprehensive income before tax	80,976	57,780

Less income tax expense related to other items of comprehensive income	6,394	3,312

Comprehensive income	$74,582	$54,468

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2020 and 2019

(Dollars in thousands, except for share amounts)

	Common Stock ($1 par)

	Shares	Amount
Balance at January 1, 2019	18,086,452	$18,086
Cumulative effect of accounting change - reclassification of beginning-of-year unrealized loss on marketable equity securities	—	—
Net income	—	—
Issuance of common stock	1,512,788	1,513
Purchase and retirement of common stock	(1,065,084)	(1,065)
Stock-based compensation activity	59,142	59
Net change in unrealized gains and losses on debt securities available for sale, net of taxes of $ 3,312	—	—

Balance at December 31, 2019	18,593,298	$18,593
Net income	—	—
Issuance of common stock	2,384,293	2,384
Purchase and retirement of common stock	(1,156,309)	(1,156)
Stock-based compensation activity	16,690	17
Net change in unrealized gains and losses on debt securities available for sale, net of taxes of $ 6,394	—	—

Balance at December 31, 2020	19,837,972	$19,838

See Notes to the Consolidated Financial Statements

Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
$241,217	$208,102	$(6,082)	$461,323
—	(82)	82	—
—	42,010	—	42,010
67,318	—	—	68,831
(45,820)	—	—	(46,885)
(2,248)	—	—	(2,189)
—	—	12,458	12,458

$260,467	$250,030	$6,458	$535,548
—	50,529	—	50,529
112,654	—	—	115,038
(54,612)	—	—	(55,768)
(777)	—	—	(760)
—	—	24,053	24,053

$317,732	$300,559	$30,511	$668,640

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

(In thousands)

	2020	2019
Cash flows from operating activities
Net income	$50,529	$42,010
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	23,350	8,650
Net amortization of securities	6,396	7,338
Amortization of deferred loan origination costs	(10,413)	(2,341)
Accretion of net discount recognized on acquired loans	(2,603)	—
Depreciation	10,111	9,557
Amortization of other indentifiable intangibles	1,040	296
Net realized gain on sales of securities available for sale	(9,045)	(6,270)
Net holding gain on marketable equity securities	(47)	(62)
Net gain on sale of loans held for sale (portfolio of mortgage loans)	—	(275)
Gain on sale of premises and equipment	(12)	(3)
Loss on sale of other real estate owned, net	13	51
Reduction in value of other real estate owned	603	245
Appreciation in cash surrender value of life insurance	(2,518)	(2,045)
Non-cash income (loss) on equity investments	125	(731)
Stock-based compensation	2,675	1,742
Other non-cash compensation	1,631	157
Deferred income tax benefit	(4,695)	(1,171)
Amortization of issuance costs on subordinated notes	511	455
Excess tax benefit related to stock-based compensation awards	763	925
Changes in:
Accrued interest receivable	(3,153)	(1,272)
Other assets	500	522
Accrued expenses and other liabilities	5,672	4,707
Originations of loans held for sale (secondary market)	(229,924)	(106,923)
Proceeds from loans held for sale (secondary market)	199,854	103,950

Net cash provided by operating activities	41,363	59,512

Cash flows from investing activities
Cash acquired in connection with acquisitions, net	126,439	35,743
Activity in debt securities available for sale:
Sales	129,348	223,253
Maturities, calls and principal repayments	521,414	383,803
Purchases	(824,013)	(710,188)
Proceeds from loans held for sale (portfolio of mortgage loans)	—	42,038
Net increase in loans	(217,777)	(266,753)
Proceeds from sale of premises and equipment, net	14	3
Additions to premises and equipment	(25,320)	(12,379)
Proceeds from sale of other real estate owned	673	1,273
Purchase of life insurance policies	(12,800)	—
Proceeds from life insurance policies	755	—
Premiums paid on life insurance policies	(11)	(17)
Investments in intangibles	(1,350)	(2,740)
Purchase of equity investments	(740)	(2,381)
Proceeds from redemption of equity investments	10,721	9,411

Net cash used in investing activities	(292,647)	(298,934)

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

(In thousands)

	2020	2019
Cash flows from financing activities
Net increase in deposits	$719,284	$187,702
Proceeds from Federal Home Loan Bank advances	2,412,656	5,686,071
Repayments of Federal Home Loan Bank advances	(2,469,591)	(5,610,288)
Proceeds from subordinated notes, net of issuance costs	137,673	—
Repayment of subordinated notes	(65,000)	—
Proceeds from issuance of common stock	76,926	65,021
Purchase and retirement of common stock	(55,768)	(46,885)
Purchase and retirement of common stock related to stock-based award activities, net of tax payments of $290 and $283 for the years ended December 31, 2020 and 2019, respectively	(3,435)	(3,931)

Net cash provided by financing activities	752,745	277,690

Net change in cash and cash equivalents	501,461	38,268
Cash and cash equivalents at beginning of year	219,746	181,478

Cash and cash equivalents at end of year	$721,207	$219,746

Supplementary cash flow information
Cash transactions:
Interest paid	$21,422	$34,308
Income taxes paid	15,427	8,700
Non-cash transactions:
Assets acquired through foreclosure	1,226	594
Transfer of loans to loans held for sale (portflio of mortgage loans)	—	27,162
Transfer of loans from held for sale (portfolio of mortgage loans) to loans	—	25,758
Transfer of marketable equity securities from available for sale to equity investments	—	2,049
Reclassification of beginning-of-year unrealized loss on marketable equity securities	—	82
Issuance of stock in exchange for airplane	—	1,201
Stock purchased by the ESOP with a receivable	—	2,452
Stock issued as consideration in connection with an acquisition	36,481	—

See Notes to the Consolidated Financial Statements

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Happy Bancshares, Inc. (Bancshares, or the Company) provides through its subsidiary, Happy State Bank, a Texas state banking corporation (the Bank), loans, trust, and banking services to consumers and commercial customers throughout the Texas Panhandle, Hill Country and South Plains, and in Dallas, Fort Worth and Abilene, Texas. The Company also provides various trust services to consumer and commercial customers throughout the United States.

The accounting and reporting policies of the Company conform in all material respects with U.S. generally accepted accounting principles (GAAP) and to general practices of the banking industry. Policies and practices which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Basis of Presentation

The consolidated financial statements include the accounts of Bancshares and all other entities in which Bancshares has a controlling financial interest, including its wholly-owned subsidiary, the Bank, collectively referred to as “the Company.” All significant intercompany transactions and balances have been eliminated in consolidation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The material estimates included in the financial statements relate to the allowance for loan losses, the valuation of goodwill and valuation of assets and liabilities acquired in business combinations.

The accompanying consolidated financial statements also include the accounts of 1908 Properties, LLC, a wholly-owned subsidiary of the Bank (1908 Properties).

The primary assets of 1908 Properties are commercial properties in Amarillo, Bedford and a newly acquired building renovation project in Round Rock, Texas. The Bank leases from 1908 Properties certain properties in Amarillo which it uses as its headquarters and from which it also earns sublease income (the Headquarters Property). The Bedford property also earns sublease income. Included on the consolidated balance sheet as of December 31, 2020 is a net balance in “premises and equipment” of $26,592,000 for these properties. An additional balance of $7,965,000 remains in construction in progress related to land intended to be used for parking at the Headquarters property and upgrades to the Bedford property. Costs to complete these projects have not yet been determined. The Bank manages the Headquarters Property and 1908 Properties’ operating activities. A third party manages the Bedford property.

In December 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-12, “Definition of a Public Business Entity.” ASU No. 2013-12 amended the master glossary applied by the FASB as it relates to the definition of a Public Business Entity (PBE) for purposes of application of GAAP. Authoritative clarifications required that the Company re-assess its classification under ASU No. 2013-12. In 2017, the Company determined that it is not a PBE.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Group Concentrations of Credit Risk

Most of the Company’s loans and banking activity are with customers located within the following areas in Texas: the Texas Panhandle; the Texas South Plains; the Central Texas Hill Country; the Dallas-Fort Worth metroplex; and Abilene. The Company’s trust activities are with customers located throughout the United States. The Company does not have any significant concentrations to any one industry or customer.

The Company carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. At December 31, 2020 and 2019, the Company’s assets on deposit with these institutions in excess of the federal deposit insurance limits were $121,263,000 and $119,070,000, respectively. Management monitors the financial stability of these correspondent banks and considers amounts advanced in excess of FDIC insurance limits to present no significant additional risk to the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash, balances due from banks, federal funds sold and securities purchased under resale agreements, all of which mature within ninety days. Interest-bearing deposits with other banks are demand accounts and have a term within ninety days.

Securities

Debt securities not classified as held to maturity or trading are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities, to the call date or maturity, whichever is applicable. Gain or loss on the sale of securities is recorded on the trade date and is determined using the specific identification method and are included in non-interest income. Purchases and sales of investment securities are recorded on a trade-date basis.

Declines in the fair value of securities available for sale below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other-than temporary impairment exists, management considers many factors, including the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Investments in equity securities without a readily determinable fair value are carried at cost minus impairment plus or minus changes in observable price changes for the identical or similar instruments. Any changes to the cost basis of these investments are recorded in the income statement. These investments are reviewed periodically to determine if an impairment charge is necessary. As of December 31, 2020 and 2019, no impairment charges were recorded.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans Held for Sale and Mortgage-Related Derivatives

As part of its standard mortgage lending practice, the Company agrees to lock in the interest rate on mortgage originations. The Company also routinely commits to sell new mortgage originations into the secondary market. These interest rate lock commitments (IRLCs) and forward sales commitments (FSCs) are both deemed to be derivatives under GAAP. The fair values of both derivatives are based primarily on fluctuations in interest rates subsequent to the respective commitment dates. At December 31, 2020 and 2019, the Company’s IRLC and FSC derivative assets and corresponding derivative liabilities were not material. The notional amounts of loan commitments under both the IRLCs and FSCs were $3,880,000 and $5,734,000 at December 31, 2020 and 2019, respectively.

Once an IRLC is converted into a loan that was originated and intended for sale in the secondary market, it is classified as held for sale and carried at the lower of aggregate cost or estimated fair value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. As of December 31, 2020 and 2019, no unrealized losses were recognized.

Gains and losses on sales of mortgage loans originated for sale are included in “real estate mortgage fees” in the consolidated statements of income.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial loans throughout the Company’s service area. The ability of the Company’s debtors to honor their contracts is largely dependent upon the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Loan origination fees and certain direct origination costs are deferred and recognized as adjustments to interest income over the lives of the related loans using a level yield methodology without (except for residential mortgage loans not held for sale) anticipating prepayments. Interest income is accrued based on the unpaid principal balance.

Acquired Loans

The Company evaluates all acquired loans for evidence of deterioration in credit quality since origination and evaluates whether it is probable that the Company will collect all contractually required payments from the borrower. Acquired loans from the transactions accounted for as a business combination include both loans with evidence of credit deterioration and performing loans. For performing loans, the related difference in the initial fair value and unpaid principal balance (the discount) is recognized as interest income on a level yield basis over the life of the loan.

The allowance for loan loss methodology for acquired performing loans includes estimating the change in risk on the loans from purchase date compared to the remaining unearned net discount value. If there is deterioration in the pool of loans, an allowance is recorded through provision expense.

For purchase credit impaired (PCI) loans, the Company recognizes the difference between the undiscounted cash flows the Company expects at the time of acquisition to be collected and the investment in the loan, or the accretable yield, as interest income using the interest method over the life of the loan. The Company does not

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Acquired Loans (continued)

recognize contractually required payments for interest and principal that exceed undiscounted cash flows expected at acquisition, or the nonaccretable difference, as a yield adjustment, loss accrual or valuation allowance. Increases in the expected cash flows subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over the loan’s remaining life, while decreases in expected cash flows are recognized as impairment. Credit deterioration on these loans incurred subsequent to the acquisition date is recognized in the allowance for loan losses through the provision.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred loan losses and is established through a provision for loan losses charged to expense. Estimated loan losses represent the probable amount of loans that the Company will be unable to collect given circumstances as of the date of the balance sheet. Actual loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance based on various factors including the following: past loan loss experience; the nature and composition of the loan portfolio; information about specific borrower situations and underlying collateral values; economic conditions; and other factors. Management is responsible for determining the level of the allowance for loan losses, subject to review by the audit committee of the Company’s Board of Directors, and for determining its adequacy relative to the estimated losses in the loan portfolio.

Nonperforming loans are reviewed in accordance with applicable accounting guidance on impaired loans. If necessary, a specific allowance is established for these loans. Impaired loans include nonaccrual loans, troubled debt restructurings (TDRs) and partially charged-off loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment for nonperforming loans is measured on a loan by loan basis for loans generally over $250,000. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Impairment is computed as the excess of the carrying value of the loan over either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent, and a portion of the allowance is specifically allocated to such impairments.

In addition to the specific allocations related to impaired loans, the allowance includes a general component for homogenous pools of non-impaired loans. This general component is based on historical loss experience adjusted for qualitative factors. The historical loss experience is determined by portfolio sector (Commercial; Real Estate - Other; Real Estate - 1-4 Family; Agriculture; and Consumer) and is based on the actual history of losses, net of

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses (continued)

recoveries, experienced by the Company over the most recent three years. This actual loss experience is supplemented with relevant qualitative factors for each portfolio sector, including the following: levels of and trends in delinquencies, criticized loans and impaired loans (both TDRs and nonaccrual loans); levels of and trends in charge-offs and recoveries; trends in loan volume and concentrations (especially in the real estate sector); national and local economic trends and conditions (including, for agriculture loans, trends in commodity prices and precipitation levels; and trends in oil and gas prices for energy loans in the commercial sector); changes in lending policies, procedures and practices; experience, ability and depth of lending management and other relevant staff; and loss development periods. This qualitative factor evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

Though portions of the allowance relate to specific allocations for impaired loans, the entire allowance is available for any loan which should, in management’s judgment, be charged off as a loss.

The allowance does not include amounts related to accrued interest receivable as accrued interest receivable is reversed when a loan is placed on nonaccrual status.

The various analyses involved in management’s estimate of the allowance are related to and performed in concert with management’s periodic and systematic detailed reviews of the lending portfolios to identify credit risks and assess the overall collectability of those portfolios. Management utilizes a loan review process involving internal and external personnel to determine the credit risk exposure of significant specific loans and of the overall loan portfolio. This process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel.

Troubled Debt Restructurings

A TDR is a loan on which the Company, for reasons related to a borrower’s financial difficulties, grants a concession that the Company would not otherwise normally consider. Such a concession takes the form of a modification or restructuring of the loan’s terms which could include a reduction in the stated interest rate; an extension of the maturity at an interest rate below current market; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals and rewrites. A TDR would generally be considered impaired in the year of modification and will be assessed periodically for continued impairment.

Loans whose contractual terms have been modified in a TDR and are current at the time of the restructuring remain on accrual status if there is demonstrated performance prior to the restructuring and repayment in full under the restructured terms is expected. Otherwise, the loans are placed on nonaccrual status and reported as nonperforming until there is sustained repayment performance for a reasonable period, generally six months. TDRs that are on accrual status are reported as performing TDRs through the end of the calendar year in which the restructuring occurred or the year in which the loans are returned to accrual status. In addition, if accruing TDRs bear less than a market rate of interest at the time of modification, they are reported as performing TDRs throughout the remaining lives of the loans.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Nonperforming Loans, Charge-Offs and Delinquencies

Nonperforming loans generally include loans that have been placed on nonaccrual status (including nonaccrual TDRs). Loans within all portfolio sectors are generally placed on nonaccrual status and classified as nonperforming at 90 days past due, or when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due. Accrued interest receivable is reversed when a loan is placed on nonaccrual status. Interest collections on nonaccruing loans for which the ultimate collectability of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to interest income when received (or to other income for interest related to prior fiscal years). These loans may be restored to accrual status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

The entire balance of a loan is contractually delinquent if the minimum payment is not received by the specified due date on the customer’s billing statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

The outstanding loan balance of a nonperforming loan that is in excess of the estimated collateral value is generally charged off no later than the end of the month in which the loan becomes 90 days past due.

For loans in the Real Estate sectors, the estimated collateral value is determined utilizing appraisals or broker price opinions of the fair value of the property, less estimated costs to sell. For loans in the Commercial, Agriculture and Consumer sectors, the fair value of the collateral is estimated by management based on current financial information, inspections, and appraisals.

Financial Instruments

In the ordinary course of business the Company has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Computer software programs, including software developed for internal use, are amortized over their estimated useful lives.

The estimated useful lives for each major depreciable classification of premises and equipment are generally as follows:

Bank premises	10-40 years
Furniture and equipment	4-7 years
Software	3-10 years

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling cost at the date of foreclosure. Write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Foreclosed assets are subsequently carried at the lower of their new cost basis or estimated fair value less cost to sell. Costs of significant improvements are capitalized, whereas costs relating to holding the foreclosed assets are expensed. Valuations are periodically performed by management, and if fair value changes materially subsequent to acquisition, the adjustment is recorded in the consolidated statement of income.

Cash Surrender Value of Life Insurance

The Company has purchased life insurance policies on certain employees of the Company. Life insurance policies are initially recorded at cost at the date of purchase. Subsequent to purchase, the policies are periodically adjusted for changes in contract value. The adjustment to contract value increases or decreases the carrying value of the policies and is recorded as an income or expense on the consolidated statements of income.

Goodwill and Other Identifiable Intangible Assets

Goodwill results from business combinations and is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill is determined to have an indefinite life and is not amortized; rather, it is tested for impairment at least annually or more frequently if events and circumstances exist that indicate an impairment test should be performed.

A qualitative assessment may be performed to determine whether the existence of events or circumstances leads to a determination that is more likely than not that the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value or if the qualitative assessment is bypassed, a quantitative impairment test will be performed to determine if goodwill is in fact impaired and then written down at that time. Subsequent increases in goodwill value are not recognized in the financial statements.

Other identifiable intangible assets recorded by the Company relate to naming rights, customer lists and core deposits. Intangible assets with lives which may be reasonably estimated are amortized over those lives. Intangible assets with indefinite lives are not amortized. Such assets are periodically evaluated as to the recoverability of their carrying values, while considering their materiality.

Equity Securities

Beginning January 1, 2019, upon adoption of ASU No. 2016-01, “Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities,” equity securities with readily determinable fair values are included in “equity investments” on the consolidated balance sheets and are stated at fair value with holding gains and losses reported in income as a component of noninterest income. For periods prior to January 1, 2019, equity securities with readily determinable fair values were classified as available-for-sale and stated at fair value with unrealized gains and losses reported as a separate component of accumulated other comprehensive income (loss), net of tax. Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Federal Home Loan Bank

The Company’s investment in Federal Home Loan Bank (FHLB) stock is an equity investment carried at cost, which approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Company may request redemption at par value of any stock in excess of the amount it is required to hold. Stock redemptions are made at the discretion of the FHLB.

Preferred Stock

The Company has the authority to issue up to 5,000,000 shares of preferred stock for various purposes as determined by the Board of Directors, including making future acquisitions, raising additional equity capital and financing.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Stock-Based Compensation Plans

Compensation expense for stock-based awards to employees and directors is based on the fair value of such awards and is generally recognized over the required service period, which is usually defined as the vesting period. Stock options and restricted stock qualify as equity-classified awards, under which the fair value of each grant is determined at the grant date, and that grant-date value is the amount recognized as expense over the service period. Stock appreciation rights (SARs) are accounted for under the liability method: the fair value of each vested SAR outstanding is estimated as of each balance sheet date, and the change in that liability from period to period is the amount recognized as expense. Fair value for stock options (at date of grant) and for SARs (at each balance sheet date) is based on the Black-Scholes model. The fair value for restricted stock is based on valuations of the Company’s stock.

Advertising

Advertising costs are expensed as incurred. Advertising and related expenses for the years ended December 31, 2020 and 2019 amounted to $3,588,000 and $3,288,000, respectively.

Income Taxes

The Company’s income tax expense consists of current and deferred components. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Deferred tax assets related to uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that a tax position will be realized or sustained upon examination. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. This determination considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest and penalties, if any, on income taxes as a component of income tax expense. During the years ended December 31, 2020 and 2019, the Company recognized no material interest and penalties. The Company has no material unrecognized tax benefits at December 31, 2020 and 2019. The Company files income tax returns in the U.S. federal jurisdiction. The Company files consolidated income tax returns with its subsidiaries. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2014.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) is recognized as a separate component of shareholders’ equity and includes unrealized gains and losses on securities available for sale, net of tax.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters not already reflected in the consolidated balance sheets which would have a material effect on the financial statements.

Reclassifications and Revisions

Some items in the prior year financial statements have been reclassified to conform to the current presentation. Reclassifications had no effect on prior year consolidated net income or shareholders’ equity.

Contingencies

In March 2020, the outbreak of the Coronavirus Disease 2019 (COVID-19) was recognized as a pandemic by the World Health Organization. The spread of COVID-19 has caused economic and social disruption resulting in unprecedented uncertainty, volatility and disruption in financial markets, and has placed significant health, economic and other major pressures throughout the communities we serve, the United States and globally. As the current pandemic is ongoing and dynamic in nature, there are many uncertainties related to COVID-19 including,

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contingencies (continued)

among other things: its ultimate geographic spread; its severity; the duration of the outbreak; the impact to our customers, employees and vendors; the impact to the financial services and banking industry; and the impact to the economy as a whole as well as the effect of actions taken, or that may yet be taken, or inaction by governmental authorities to contain the outbreak or to mitigate its impact (both economic and health-related). During Summer 2020, many of the more restrictive government orders eased on a national level and more specifically in the Company’s market of Texas, which has boosted commercial and consumer activity. However, the risk of a resurgence in infections and possible reimplementation of restrictions remains significant. COVID-19 did not negatively impact our business operations during 2020, but loan loss provisions increased due to economic conditions and increasing risks in the loan portfolio, and asset yields were affected by a lower interest rate environment. Business results could be negatively affected in the future with a continuation of the lower interest rate environment.

Recent Accounting Pronouncements

Beginning January 1, 2019, upon adoption of Accounting Standards Update (ASU) No. 2014-09, “Revenue Recognition,” the Company adopted certain policies related to this ASU. In general, for revenue not associated with financial instruments, guarantees and lease contracts, the Company applies the following steps when recognizing revenue from contracts with customers: (i) identify the contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when a performance obligation is satisfied. The Company’s contracts with customers are generally short term in nature, typically due within one year or less or cancellable by the Company or the customer upon a short notice period. Performance obligations for customer contracts are generally satisfied at a single point in time, typically when the transaction is complete, or over time. For performance obligations satisfied over time, the Company primarily uses the output method, directly measuring the value of the products/services transferred to the customer, to determine when performance obligations have been satisfied. The Company typically receives payment from customers and recognizes revenue concurrent with the satisfaction of performance obligations. In most cases, this occurs within a single financial reporting period. For payments received in advance of the satisfaction of performance obligations, revenue recognition is deferred until such time as the performance obligations have been satisfied. In cases where the Company has not received payment despite satisfaction of the Company’s performance obligations, the Company accrues an estimate of the amount due in the period the performance obligations have been satisfied. For contracts with variable components, only amounts for which collection is probable are accrued. The Company generally acts in a principal capacity, on its own behalf, in most of its contracts with customers. In such transactions, the Company recognizes revenue and the related costs to provide its services on a gross basis in the financial statements. In some cases, the Company acts in an agent capacity, deriving revenue through assisting other entities in transactions with its customers. In such transactions, the Company recognizes revenue and the related costs to provide its services on a net basis in the financial statements. These transactions recognized on a net basis primarily relate to storage fees with its self-directed IRA precious metal services and fees derived from its customers’ use of various interchange and ATM/debit card networks. The Company elected to use the full retrospective method and has netted the costs noted with the applicable revenue for all periods presented. The costs netted for the years ended December 31, 2020 and 2019 were $1,765,000 and $1,722,000, respectively.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments require the following:

•

Equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

•	Separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables).

This guidance was effective for the Company on January 1, 2019. The amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 was also amended by ASU 2018-11 and ASU 2018-20 which, among other changes, allow an optional transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP. The amendments in ASU No. 2016-02 require lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

•	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

•	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, “Revenue from Contracts with Customers.” The Company is evaluating the potential impact of ASU No. 2016-02 as amended; however, the impact is not expected to be material to the Company’s financial position, results of operations or cash flows. Effective with the issuance of ASU No. 2020-05, “Revenue from Contracts with Customers (Topic 606), and Leases (Topic 842),” the effective date of this guidance for the Company is January 1, 2022.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” Among other things, this ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The Company will then use forward-looking information to better determine credit loss estimates. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities, primarily related to impairment measurement, and purchased financial assets with credit deterioration. The Company is evaluating the impact of ASU No. 2016-13 on the financial statements. The impact is expected to be material to the Company’s financial position and results of operations; however, the Company has yet to determine the extent of the impact. The Company is currently determining the data required and is in the early stage of implementing a third-party vendor system to enable the Company to comply with the new standard and to estimate the update’s impact on the financial statements prior to its adoption. It is anticipated that the Company will be able to make an estimate of the impact this update will have during 2021. In April 2019, ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

Hedging, and Topic 825, Financial Instruments,” was issued to address certain codification improvements and to provide certain accounting policy elections related to accrued interest as well as disclosure related to credit losses, among other things. In May 2019, ASU 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief,” was issued to provide transition relief in connection with the adoption of ASU 2016-03 whereby entities would have the option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. Effective with the issuance of ASU No. 2019-10, “Financial Instruments - Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” the effective date of this guidance for the Company is January 1, 2023.

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Payments.” The update addresses the following eight specific cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance was effective for the Company on January 1, 2019. The amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-01 “Business Combinations - Clarifying the Definition of a Business.” The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance was effective on January 1, 2019. The adoption did not result in any material impact on the Company’s financial position, results of operations or cash flow as of adoption. See Note 17, Acquisitions, for activity during 2020 and 2019 that was accounted for under this amendment.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” The amendment requires disclosures and modifications primarily related to Level 3 fair value measurements and measurement uncertainty. In addition, several disclosures are removed as follows:

•	The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy;

•	The policy for timing of transfers between levels;

•	The valuation processes for Level 3 fair value measurements; and

•	For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

This guidance was effective for the Company on January 1, 2020. The amendment did not have a material impact on the Company’s financial position, results of operations or cash flows.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events

Subsequent events have been evaluated through March 5, 2021, which is the date the consolidated financial statements were issued, and no subsequent events requiring financial statement recognition or disclosure were noted, except as disclosed in Note 17, Acquisitions.

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares, including restricted shares, outstanding during each period. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to exercisable stock options and restricted stock and are determined using the treasury stock method, whereby the proceeds from the options assumed to be exercised are assumed to be used to purchase common stock at the average market price during the period.

Computation of earnings per share (EPS) was as follows (dollar amounts in thousands, except per share data):

	2020	2019
Net income	$50,529	$42,010

Average common shares outstanding	18,548,128	17,687,144
Basic earnings per share	$2.72	$2.38

Average common shares outstanding	18,548,128	17,687,144
Effect of dilutive securities: stock-based compensation	89,876	179,079

Average shares - fully diluted impact	18,638,004	17,866,223
Diluted earnings per share	$2.71	$2.35

NOTE 2 - SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows (in thousands):

	December 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt Securities:
Mortgage-backed securities	82,665	532	(1,650)	81,547
State and political subdivisions	531,697	36,368	(499)	567,566
Collateralized mortgage obligations	204,391	3,904	(237)	208,058
Asset-backed securities	98,887	490	(286)	99,091
Other debt securities	2,000	—	—	2,000

Total securities available for sale	$919,640	$41,294	$(2,672)	$958,262

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 - SECURITIES (continued)

	December 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt Securities:
Mortgage-backed securities	79,068	186	(1,845)	77,409
State and political subdivisions	308,334	11,685	(2,043)	317,976
Collateralized mortgage obligations	221,804	1,767	(849)	222,722
Asset-backed securities	39,648	—	(727)	38,921
Other debt securities	—	—	—	—

Total securities available for sale	$648,854	$13,638	$(5,464)	$657,028

Mortgage-backed securities included in the above table were issued by U.S. government agencies and corporations and include residential and commercial instruments.

Beginning January 1, 2019, upon adoption of ASU No. 2016-01, equity securities with readily determinable fair values are stated at fair value with holding gains and losses reported in income and are included in “equity investments” on the consolidated balance sheets as of December 31, 2020 and 2019 (see Note 7, Equity Investments). For periods prior to January 1, 2019, equity securities with readily determinable fair values were classified as securities available for sale.

Proceeds from sales of debt securities and gross gains and losses for the periods ended December 31, 2020 and 2019 were as follows (in thousands):

	2020	2019
Proceeds from sales	$129,348	$223,253
Gross realized gains	9,107	6,962
Gross realized losses	(62)	(692)

At December 31, 2020 and 2019, debt securities with a carrying value of $700,114,000 and $446,855,000 respectively, were pledged to secure public deposits, trust deposits, and for other purposes required or permitted by law.

The amortized cost and fair value of debt securities available for sale at December 31, 2020 are shown below by contractual maturity (in thousands). Expected maturities may differ from contractual maturities for issuers who have the right to call or prepay obligations with or without penalties. Mortgage-backed securities, collateralized mortgage obligations, asset-backed securities, and other debt securities are shown separately since they are not due at single maturity dates.

	Amortized Cost	Estimated Fair Value
Due in one year or less	$198	$199
Due from one to five years	152	153
Due from five to ten years	16,322	17,651
After ten years	517,025	551,563

Mortgage-backed securities	82,665	81,547
Collateralized mortgage obligations	204,391	208,058
Asset-backed securities	98,887	99,091

	$919,640	$958,262

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 - SECURITIES (continued)

At December 31, 2020 and 2019, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

The following tables show information regarding securities available for sale with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2020 and 2019 (in thousands):

	December 31, 2020
	Less than 12 months		12 months or longer
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
U.S. government and agency	$—	$—	$—	$—
Mortgage-backed securities	7,542	81	45,761	1,569
State and political subdivisions	47,866	475	1,881	24
Collateralized mortgage obligations	17,331	33	16,836	204
Asset-backed securities	10,158	1	27,283	285
Other debt securities	—	—	—	—

Total	$82,897	$590	$91,761	$2,082

	December 31, 2019
	Less than 12 months		12 months or longer
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Mortgage-backed securities	$2,200	$18	$58,349	$1,827
State and political subdivisions	73,755	2,043	—	—
Collateralized mortgage obligations	84,307	454	21,187	395
Asset-backed securities	30,283	488	8,638	239
Other debt securities	—	—	—	—

Total	$190,545	$3,003	$88,174	$2,461

Unrealized losses are generally due to changes in interest rates. The Company intends to hold these securities until maturity or until value recovers, and it is more likely than not that the Company will not have to sell these securities before the recovery of their cost basis. Consequently, the unrealized losses detailed in the table above are deemed to be temporary, and no impairment losses have been realized in the consolidated income statements.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the year-end balances of loans follows (in thousands):

	2020	2019
Commercial	$815,291	$573,134
Real estate - other	1,788,154	1,366,130
Real estate - 1-4 family	605,954	423,951
Agriculture	260,174	256,220
Consumer	37,553	33,010

Loans receivable	3,507,126	2,652,445
Net deferred loan fees	(11,143)	(5,717)

Gross loans	3,495,983	2,646,728
Less: allowance for loan losses	(54,855)	(34,152)

Loans, net	$3,441,128	$2,612,576

As of December 31, 2020, discounts, net of premiums, related to acquired loans, were approximately $12,290,000, and are included as a net reduction in the loan receivable balances above. As of December 31, 2019, there were no premiums or discounts recorded.

Allowance for Loan Losses

The following tables set forth information regarding the activity in the allowance for loan losses by portfolio sector for 2020 and 2019 (in thousands):

	2020
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$12,319	$(3,075)	$744	$7,407	$17,395
Real estate - other	15,056	(2)	219	14,465	29,738
Real estate - 1-4 family	244	(207)	7	228	272
Agriculture	5,929	(70)	493	504	6,856
Consumer	604	(1,559)	803	746	594

Total	$34,152	$(4,913)	$2,266	$23,350	$54,855

	2019
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Commercial	$12,429	$(7,206)	$415	$6,681	$12,319
Real estate - other	12,930	(104)	196	2,034	15,056
Real estate - 1-4 family	145	(64)	5	158	244
Agriculture	7,060	(30)	202	(1,303)	5,929
Consumer	416	(1,775)	883	1,080	604

Total	$32,980	$(9,179)	$1,701	$8,650	$34,152

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

The following table details the allowance for loan losses and recorded investment in loans by portfolio sector (in thousands):

Allowance for Loan Losses:

	December 31, 2020
	On loans evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$1,995	$15,400	$—	$17,395
Real estate - other	1,591	28,147	—	29,738
Real estate - 1-4 family	—	272	—	272
Agriculture	—	6,856	—	6,856
Consumer	—	594	—	594

Total	$3,586	$51,269	$—	$54,855

Loans Receivable:

	December 31, 2020
	Evaluated for impairment:
	Individually	Collectively	Acquired with deteriorated credit	Total
Commercial	$9,778	$803,545	$1,968	$815,291
Real estate - other	35,721	1,743,871	8,562	1,788,154
Real estate - 1-4 family	1,712	604,242	—	605,954
Agriculture	—	260,135	39	260,174
Consumer	—	37,553	—	37,553

Total	$47,211	$3,449,346	$10,569	$3,507,126

Included in collectively evaluated above is a total of $537,611,000 purchased non-impaired loans (including $944,000 of nonaccrual loans), and $1,522,000 of impaired loans (each with a principal balance below $250,000).

Allowance for Loan Losses:

	December 31, 2019
	On loans evaluated for impairment:
	Individually	Collectively	Total
Commercial	$980	$11,339	$12,319
Real estate - other	1,203	13,853	15,056
Real estate - 1-4 family	81	163	244
Agriculture	—	5,929	5,929
Consumer	—	604	604

Total	$2,264	$31,888	$34,152

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

Loans Receivable:

	December 31, 2019
	Evaluated for impairment:
	Individually	Collectively	Total
Commercial	$10,288	$562,846	$573,134
Real estate - other	35,018	1,331,112	1,366,130
Real estate - 1-4 family	2,144	421,807	423,951
Agriculture	2,125	254,095	256,220
Consumer	3	33,007	33,010

Total	$49,578	$2,602,867	$2,652,445

Risk Characteristics

Risk characteristics applicable to each sector of the loan portfolio include the following:

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations. Energy loans are included in this sector.

The commercial portfolio also includes loans to customers for the Paycheck Protection Program (PPP) created by Congress in the CARES Act during 2020 to help businesses during the COVID-19 pandemic. As of December 31, 2020, the Company had $211,705,000 of PPP loans outstanding net of recorded net unearned deferred fees associated with PPP loans of $3,025,000. Loans that meet the criteria set by the Small Business Administration (SBA) and the CARES Act will be forgiven. As of December 31, 2020, there was minimal credit risk related to the PPP loans based on SBA guarantees. The remaining unforgiven loans are fully guaranteed by the SBA.

Real Estate - Other: Primary categories in this real estate sector of the loan portfolio are commercial real estate, construction, ranch, farm land and land development.

Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on cash flow generated from lease income of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market area.

Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market area.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Risk Characteristics (continued)

Real Estate - 1-4 Family: The residential real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the borrower’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Agriculture: Agricultural loans are subject to underwriting standards and processes similar to commercial loans. These agricultural loans are based primarily on the underlying collateral provided by the borrower. Most agricultural loans are secured by the agriculture-related assets being financed, such as cattle or equipment, and include personal guarantees.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and general economic conditions in the Company’s market areas and the creditworthiness of a borrower.

COVID-19 Risks

The Texas economy, specifically in the Company’s lending areas, started to show improvement by mid-2020 following unprecedented declines caused by the pandemic. During the fourth quarter of the year, COVID-19 infections increased in Texas which disrupted the budding economic recovery and is the biggest risk to the near-term outlook. Activity in the manufacturing and financial sectors continued to expand while the service sector activity declined overall. While retail spending stabilized, activity remained below pre-pandemic levels. Outlooks are increasingly uncertain, with concerns over surging COVID-19 cases and the possible disruption to business and overall economic recovery. The pandemic crisis has been impactful and the timing and magnitude of recovery cannot be predicted. The risk of loss associated with all segments of the portfolio could increase due to these factors.

Asset Quality

The Company monitors credit quality within its loan portfolio based on primary credit quality indicators on an ongoing basis. All of the Company’s loans are evaluated, either individually or as part of groups of homogenous smaller loans, and identified either as pass or as criticized.

The classification of loans reflects a judgment about the risks of default and loss associated with the loans. Ratings are adjusted to reflect management’s assessment of the degree of risk and loss inherent in each credit.

The methodology is structured so that specific allocations in the allowance for loan losses are increased in accordance with deterioration in credit quality (and a corresponding increase in risk of loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk of loss).

Pass rated refers to loans that are not considered criticized.

Criticized loans pose an elevated risk and may have a high probability of default or total loss. These loans are further subdivided into risk ratings of special mention, substandard, doubtful or loss.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

Loans rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that the Company generally expects to experience significant loss within the short term. Such loans typically maintain the ability to perform within standard credit terms.

Loans rated substandard are those for which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or for which important weaknesses exist in collateral. Prompt corrective action is therefore required to strengthen the Company’s position, to reduce exposure, and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such loans and a serious evaluation of the secondary support is performed.

Loans rated doubtful are those for which full collection of principal appears highly questionable, and for which some degree of loss is anticipated, even though the ultimate amount of loss may not yet be certain, or for which other factors exist which could affect collection of debt. Based upon available information, positive action by the Company is required to avert or minimize loss. Loans rated doubtful are generally also placed on nonaccrual.

Loans rated loss are those that are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off as a basically worthless asset even though partial recovery may occur in the future.

As of December 31, 2020, there were no changes to the Company’s loan risk grading system definitions.

The following table sets forth information regarding the internal classification of the loan portfolio (in thousands):

	December 31, 2020
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial	$765,266	$12,336	$37,577	$112	$—	$815,291
Real estate - other	1,644,653	62,435	81,066	—	—	1,788,154
Real estate - 1-4 family	594,702	6,672	4,580	—	—	605,954
Agriculture	254,411	1,938	3,825	—	—	260,174
Consumer	37,451	—	102	—	—	37,553

Total loans receivable	$3,296,483	$83,381	$127,150	$112	$—	$3,507,126

	December 31, 2019
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial	$541,296	$12,829	$18,797	$212	$—	$573,134
Real estate - other	1,314,569	7,626	43,935	—	—	1,366,130
Real estate - 1-4 family	417,948	2,403	3,600	—	—	423,951
Agriculture	245,070	4,431	6,719	—	—	256,220
Consumer	32,790	—	220	—	—	33,010

Total loans receivable	$2,551,673	$27,289	$73,271	$212	$—	$2,652,445

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

In January and July 2020, the Company acquired certain loans which had experienced credit deterioration since origination (see Note 17, Acquisitions). Such loans are considered purchased credit impaired (or PCI) loans under GAAP.

The Company has included PCI loans in the above grading tables. The following provides additional detail on the grades applied to those loans (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
December 31, 2020	$3,285	$49	$7,197	$38	$—	$10,569

As of December 31, 2020, the Company had a loan in process of foreclosure which was included in the real estate – other sector. This loan was impaired and classified as nonaccrual carrying a specific allocation included in the allowance of $202,000. The foreclosure was completed shortly after year end and the amount of $1,727,000 was recorded to other real estate owned. Upon movement to other real estate owned, a charge against the allowance of $202,000 was recognized on this property. There were no loans in process of foreclosure as of December 31, 2019.

PCI loans may remain on accrual status to the extent the company can reasonably estimate the amount and timing of expected future cash flows. At December 31, 2020, nonaccrual PCI loans were $3,912,000. These loans are returning a market rate of return given the accretable yield.

The following table sets forth information regarding nonaccrual loans, excluding loans acquired with deteriorated credit quality (in thousands):

	December 31,
	2020	2019
Commercial	$10,995	$10,269
Real estate - other	36,257	31,042
Real estate - 1-4 family	449	678
Agriculture	258	2,125
Consumer	—	2

	$47,959	$44,116

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following table sets forth information regarding delinquencies (in thousands):

	December 31, 2020
	30 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans Receivable	Accruing Loans 90 or More Days Past Due
Commercial	$3,521	$3,719	$7,240	$806,083	$813,323	$538
Real estate - other	981	20,538	21,519	1,758,073	1,779,592	—
Real estate - 1-4 family	1,498	955	2,453	603,501	605,954	582
Agriculture	—	—	—	260,135	260,135	—
Consumer	151	—	151	37,402	37,553	—

	$6,151	$25,212	$31,363	$3,465,194	$3,496,557	$1,120

Acquired with deteriorated credit quality	3	1,709	1,712	8,857	10,569	—

	$6,154	$26,921	$33,075	$3,474,051	$3,507,126	$1,120

	December 31, 2019
	30 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans Receivable	Accruing Loans 90 or More Days Past Due
Commercial	$1,196	$—	$1,196	$571,938	$573,134	$—
Real estate - other	7,559	10,051	17,610	1,348,520	1,366,130	—
Real estate - 1-4 family	3,594	1,630	5,224	418,727	423,951	—
Agriculture	—	48	48	256,172	256,220	—
Consumer	17	—	17	32,993	33,010	—

	$12,366	$11,729	$24,095	$2,628,350	$2,652,445	$—

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans (generally those on nonaccrual) and loans modified in troubled debt restructurings when concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

The following table sets forth information regarding the recorded investment for impaired loans, excluding loans acquired with deteriorated credit quality (in thousands):

	December 31,
	2020	2019
Nonaccrual loans (other than TDRs)	$36,147	$35,002
Troubled debt restructurings:
Accruing	1,718	5,462
Not accruing	11,812	9,114
Other	—	—

	$49,677	$49,578

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The following is a summary of information pertaining to impaired loans (excluding loans acquired with deteriorated credit quality) as of and for the year ended December 31, 2020 (in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized Accrual Basis	Interest Income Recognized Cash Basis
With no related allowance:
Commercial	$8,703	$8,064	$—	$7,923	$2	$—
Real estate - other	30,175	28,458	—	25,751	60	—
Real estate - 1-4 family	1,883	1,883	—	1,624	82	—
Agriculture	258	258	—	7,446	—	—
Consumer	—	—	—	—	—	—
With a related allowance:
Commercial	2,947	2,948	1,995	2,910	—	—
Real estate - other	8,066	8,066	1,591	4,211	—	—
Real estate - 1-4 family	—	—	—	139	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Commercial	11,650	11,012	1,995	10,833	2	—
Real estate - other	38,241	36,524	1,591	29,962	60	—
Real estate - 1-4 family	1,883	1,883	—	1,763	82	—
Agriculture	258	258	—	7,446	—	—
Consumer	—	—	—	—	—	—

	$52,032	$49,677	$3,586	$50,004	$144	$—

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The unpaid principal balances above include amounts previously charged off.

The following is a summary of information pertaining to impaired loans (excluding loans acquired with deteriorated credit quality) as of and for the twelve months ended December 31, 2019 (in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized Accrual Basis	Interest Income Recognized Cash Basis
With no related allowance:
Commercial	$12,617	$8,311	$—	$6,139	$3	$—
Real estate - other	30,539	29,600	—	14,070	268	—
Real estate - 1-4 family	1,553	1,766	—	2,636	88	—
Agriculture	3,125	2,125	—	2,849	—	—
Consumer	3	3	—	5	—	—
With a related allowance:
Commercial	1,977	1,977	980	4,168	—	—
Real estate - other	5,418	5,418	1,203	2,129	—	—
Real estate - 1-4 family	—	378	81	95	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Commercial	14,594	10,288	980	10,307	3	—
Real estate - other	35,957	35,018	1,203	16,199	268	—
Real estate - 1-4 family	1,553	2,144	81	2,731	88	—
Agriculture	3,125	2,125	—	2,849	—	—
Consumer	3	3	—	5	—	—

	$55,232	$49,578	$2,264	$32,091	$359	$—

The unpaid principal balances above include amounts previously charged off.

Following is a summary of loans modified under troubled debt restructurings (excluding acquired loans) during 2020 (in thousands):

		Pre-Modification Recorded Investment	Post- Modification Recorded Investment	Type of Modification
	Number			Interest Only	Term	Combination	Total Modification
Commercial	2	$2,011	$2,011	$—	$2,011	$—	$2,011
Real estate - other	1	2,745	2,745	2,745	—	—	2,745
Real estate - 1-4 family	—	—	—	—	—	—	—
Agriculture	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—

Total	3	$4,756	$4,756	$2,745	$2,011	$—	$4,756

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

Following is a summary of loans modified under troubled debt restructurings during 2019 (in thousands):

		Pre-Modification Recorded Investment	Post- Modification Recorded Investment	Type of Modification
	Number			Interest Only	Term	Combination	Total Modification
Commercial	3	$2,697	$2,697	$104	$2,593	$—	$2,697
Real estate - other	2	2,224	2,224	—	1,946	278	2,224
Real estate - 1-4 family	—	—	—	—	—	—	—
Agriculture	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—

Total	5	$4,921	$4,921	$104	$4,539	$278	$4,921

The impact of the recognition of the troubled debt restructurings described above increased the allowance for loan losses by $1,394,000 and resulted in no charge-offs during the years ended December 31, 2020. The impact of 2019 troubled debt restructurings did not increase the allowance for loan losses and resulted in no chargeoffs during the year ended December 31, 2019. The Company has no material commitments to lend additional funds to these debtors.

There were no loans modified under troubled debt restructurings in default during the year ended December 31, 2020. As of December 31, 2019, there was a real-estate other loan modified under troubled debt restructurings in default. This loan amount is for $278,151, and did not increase the allowance for loan losses.

The following table summarizes the outstanding balance and related carrying amount of PCI loans acquired (see also Note 17, Acquisitions) during the year ended December 31, 2020 (in thousands). There were no PCI loans for the year ended December 31, 2019.

	Mobeetie	Centennial	Total
Outstanding balance	$9	$15,152	$15,161
Nonaccretable difference	—	(4,252)	(4,252)
Accretable yield	—	(340)	(340)

Carrying amount	$9	$10,560	$10,569

There was no allocation established in the allowance for loan losses relating to PCI loans as of December 31, 2020.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Asset Quality (continued)

The changes in accretable yield during the year ended December 31, 2020 in regards to loans transferred at acquisition, for which it was probable that all contractually required payments would not be collected, are presented in the table below (in thousands):

2020
Beginning balance	$—
Additions	182
Accretion	(108)
Reclassification from nonaccretable	266

Ending balance	$340

NOTE 4 - PREMISES AND EQUIPMENT

A summary of the year-end cost and accumulated depreciation of premises and equipment follows (in thousands):

	2020	2019
Land	$21,055	$13,685
Bank premises	143,183	112,964
Furniture, equipment and software	69,850	60,767
Construction in progress	14,417	9,981

	248,505	197,397
Accumulated depreciation	(91,431)	(81,735)

	$157,076	$115,662

Depreciation expense for 2020 and 2019 amounted to $8,448,000 and $7,817,000, respectively, and is included in “occupancy and equipment expense, net” on the consolidated statements of income. Software amortization for 2020 and 2019 amounted to $1,663,000 and $1,740,000, respectively, and is included in “data processing” on the consolidated statements of income.

As of December 31, 2020, construction in progress (CIP) includes approximately $969,000 related to land projects intended for parking and potential new branch sites. The remaining balance in CIP relates to building remodeling and upgrades for purchased and existing branches including the Headquarters Property; although the cost to complete individual projects cannot be estimated, management concludes that the total cost for all current projects will not exceed $2 million.

The Bank has several operating leases with tenants, primarily in its Headquarters Property but also in a few branches. These leases expire within the next ten years and generally contain renewal options for periods ranging from one year to five years. Rental income of $3,605,000 and $3,491,000 for 2020 and 2019, respectively, related to these operating leases is reflected as a reduction in “occupancy and equipment expense, net” on the consolidated statements of income. As of December 31, 2020, the cost and accumulated depreciation of the properties with operating leases included in the summary above were $77,112,000 and $17,933,000, respectively.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 4 - PREMISES AND EQUIPMENT (continued)

Future minimum noncancellable lease payments due to the Bank as lessor are as follows (in thousands):

2021	3,061
2022	2,466
2023	2,095
2024	1,691
2025	1,506
Thereafter	913

$11,732

NOTE 5 - OTHER REAL ESTATE OWNED

A summary of the year-end balances of other real estate owned is presented below (in thousands):

	2020	2019
1-4 family residential	$213	$385
Multifamily residential	—	—
Nonfarm nonresidential	867	1,070

Total other real estate owned	$1,080	$1,455

Costs of operation and other expenses applicable to other real estate owned net of associated income and gains, included in “other expense” on the consolidated income statements, were as follows (in thousands):

	2020	2019
Net loss on sales of real estate	$13	$51
Write-downs	603	245
Operating expenses, net of income	212	484

	$828	$780

The Company obtained a fertilizer plant in California through foreclosure in 2013 and has accounted for the plant in “other real estate owned” on the consolidated balance sheets. The Company is in the process of having the soil contamination at the California plant remediated by a third party. During 2020, this property’s value was remeasured to reflect an updated estimate of fair value based on a new appraisal and revised estimates of costs to sell. The remeasurement resulted in an impairment write-down of $229,000 included in “other expense” on the consolidated income statement for 2020. There was no impairment recognized related to this asset in 2019.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 6 - GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

A summary of goodwill follows (in thousands):

	2020	2019
Beginning balance	$48,668	$48,430
Goodwill recorded during year	77,446	238

Ending balance	$126,114	$48,668

The change of $77,446,000 during 2020 relates to the acquisitions of First State Bank of Mobeetie and Centennial Bank. The change of $238,000 during 2019 relates to the acquisition of the Matador, Memphis, Turkey and White Deer branches of First Bank & Trust of Seymour. Further details are included in Note 17, Acquisitions.

Goodwill impairment tests conducted in 2020 and 2019 produced no changes in the carrying amount of goodwill.

Other Identifiable Intangible Assets

A summary of the year-end gross carrying amounts and accumulated amortization of intangible assets other than goodwill follows (in thousands):

	2020			2019
	Gross Carrying Amount	Accumulated Amortization	Net Balances	Gross Carrying Amount	Accumulated Amortization	Net Balances
Core deposits	$4,049	$862	$3,187	$1,509	$160	$1,349
Naming rights	8,040	429	7,611	6,690	231	6,459
Customer list	1,250	139	1,111	—	—	—

	$13,339	$1,430	$11,909	$8,199	$391	$7,808

The following table summarizes the core deposits intangibles (other than those which are fully amortized) as of December 31, 2020 (in thousands). Further details are included in Note 17, Acquisitions.

Year Acquired	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2019	$1,509	10	$418	First State Bank & Trust of Seymour
2020	685	6	179	First State Bank of Mobeetie
2020	1,855	6	265	Centennial Bank

	$4,049		$862

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 6 - GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS (continued)

Other Identifiable Intangible Assets (continued)

The following table summarizes the naming rights intangibles as of December 31, 2020 (in thousands):

Year Funded	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2015	$1,000	40	$69	Collegiate sporting venue
2017	250	10	75	Performing arts center
2017	2,500	50	142	University building project
2018	100	20	14	Non-profit facility
2018	100	10	26	Non-profit facility
2019	2,500	50	67	University building project
2019	100	10	12	Non-profit facility
2019	140	10	17	Non-profit facility
2020	50	10	2	University building project
2020	100	10	5	Non-profit facility
2020	1,000	15	—	High School sporting venue
2020	200	10	—	Community center

	$8,040		$429

The following table summarizes the customer list intangibles as of December 31, 2020 (in thousands):

Year Acquired	Gross Carrying Amount	Amortization Period (years)	Accumulated Amortization	Description
2020	$1,250	5	$139	Investment firm

Amortization Expense

Amortization expenses related to these intangibles was $1,040,000 and $296,000 for 2020 and 2019, respectively.

At December 31, 2020, the expected amortization expense related to intangible assets for each of the following five years is as follows (in thousands):

2021	$1,645
2022	1,422
2023	1,190
2024	975
2025	727

Total	$5,959

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 7 - EQUITY INVESTMENTS

The Company invests in various entities including partnerships and limited liability companies. Certain investments relate to business arrangements with key counterparties (including the Federal Reserve Bank, the Federal Home Loan Bank and a key correspondent bank). Others provide income opportunities, Community Reinvestment Act benefits, or both. Marketable equity securities are carried at fair value, but active markets do not exist for the remaining investments. Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure. Losses due to impairment are recorded when it is determined that the investment no longer has the ability to recover its carrying value. During 2020 and 2019, no impairment charges were recorded.

The following table presents the carrying value for these investments at December 31, 2020 and 2019 (in thousands):

	2020	2019	Accounting Method
Federal Home Loan Bank stock	$4,066	$14,600	Cost
Federal Reserve Bank stock	—	—	Cost
Correspondent bank stock	1,755	1,133	Cost
Preferred unit investment in a single Community Development Financial Institution (CDFI)	10,000	10,000	Cost
Other preferred equity investments	2,500	—	Cost
Partnership and similar investments	7,451	6,700	Equity
Investment in qualified affordable housing project	677	845	Proportional amortization
Marketable equity securities at fair value	2,247	2,161	Fair Value

Total equity investments	$28,696	$35,439

Income from these investments is included in “interest income” on the consolidated statements of income. Unrealized holding gains related to the marketable equity securities are included in “other interest income” on the consolidated statements of income.

Beginning January 1, 2019, upon adoption of ASU No. 2016-01, equity securities with readily determinable fair values are stated at fair value with holding gains and losses reported in income.

Equity securities without readily determinable fair values are recorded based on cost (less impairment, if any), equity or proportional amortization methods, depending on the investment’s structure.

Under the cost method of accounting for investments, the net accumulated earnings of an investee subsequent to the date of investment are recognized by the Company only to the extent distributed by the investee as dividends. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment.

Under the equity method, the Company records the initial investment at cost, and then that value is periodically adjusted to reflect the changes in value due to the Company’s share in the investee’s income or losses. The Company periodically analyzes investments for impairment.

Under the proportional amortization method, the Company amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits allocated to the Company.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 7 - EQUITY INVESTMENTS (continued)

Income from affordable housing projects is included as an adjustment to income tax expense and includes amortization of the Company’s investment, tax benefit of loss deductions and tax credits.

The Bank purchased $10,000,000 of preferred units during 2017 in a single CDFI. This CDFI’s primary purpose is to provide home loans to low and moderate income borrowers in one of the Bank’s Community Reinvestment Act assessment areas.

The Company is a member bank of the Federal Home Loan Bank and is required to purchase stock based on a percentage of its borrowings. During 2020, the Company purchased stock, as required with increased borrowings, to support loans made as part of the Paycheck Protection Program and also increased its stock by $2,500,000 with FHLB stock acquired as part of the Centennial transaction (see Note 17, Acquisitions). Stock is restricted and can only be sold back to the company when owned in excess of required amounts. Due to excess liquidity, the Company decided to pay back the majority of borrowed funds and excess stock in the bank was redeemed near the end of the year. The company received stock dividends of $216,700 and $380,000 during 2020 and 2019, respectively.

During 2020, the Company purchased stock while borrowing from the Federal Reserve Bank of Dallas and later in the year sold those same shares back to them. The Company also owned stock during 2019 but redeemed all of its outstanding stock that same year with the change in primary regulators to the Federal Deposit Insurance Corporation.

NOTE 8 - DEPOSITS

The aggregate amount of time deposits greater than $250,000 at December 31, 2020 and 2019 was $156,586,000 and $118,682,000, respectively.

At December 31, 2020, the scheduled maturities of time deposits were as follows (in thousands):

2021	$359,657
2022	37,261
2023	11,052
2024	9,502
2025	5,717
Thereafter	—

Total	$423,189

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - BORROWINGS

Federal Home Loan Bank Advances

The following table summarizes Federal Home Loan Bank (FHLB) advances (dollars in thousands):

	December 31, 2020		December 31, 2019
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Maturing within one year	$334	5.79%	$100,870	1.52%
Maturing one year through two years	269	6.46%	356	5.78%
Maturing two years through three years	49	1.45%	285	6.46%
Maturing three years through four years	—	—	70	1.45%
Maturing six years and thereafter	74,049	2.48%	30,055	4.77%

Total	$74,701	2.51%	$131,636	2.29%

Each advance bears a fixed rate of interest and includes prepayment penalties.

The Bank has pledged FHLB stock and certain mortgage loans free of pledges, liens and encumbrances as collateral for advances. Loans with carrying values of approximately $2,450,077,000 and $1,717,995,000 were pledged as collateral for outstanding advances at December 31, 2020 and 2019, respectively.

Short-Term Borrowings & Lines of Credit

The Bank periodically borrows funds on a short-term basis. Such borrowings may include FHLB advances (with maturities less than a year), Federal Funds purchased, or securities sold under repurchase agreements. Other than FHLB advances with maturities less than a year, there were no short-term borrowings outstanding at December 31, 2020 or 2019.

On April 19, 2019, the Company entered into a $40 million line of credit with a correspondent bank. The line matures April 19, 2021. The line of credit bears interest at the prime rate (currently 3.25%). There was no activity during 2019; advances during 2020 were repaid in full with no balance outstanding as of December 31, 2020. Interest expense was $234,000 for 2020 and $0 for 2019.

On March 27, 2015, the Company entered into a $10 million line of credit with a correspondent bank. The line was renewed on March 30, 2018 and matured on March 30, 2019. The line of credit bore interest at the prime rate; there were no outstanding balances or interest expense related to this line of credit during 2019.

At December 31, 2020, the Bank has two unsecured lines of credit totaling $50,000,000 for the purchase of Federal Funds from correspondent banks. The lines are in the amount of $25,000,000 each and do not have expiration dates. A third unsecured line in the amount of $50,000,000 expires on June 20, 2021. The rate of interest for an advance on both lines of credit is set at the time of such advance and is based on the market rates prevailing at that time. There were no advances outstanding on any of the lines of credit as of December 31, 2020 and 2019, respectively.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - BORROWINGS (continued)

Subordinated Debentures

On December 31, 2003, the Company completed the private placement of $10,310,000 in subordinated debentures to Happy Capital Trust I (the Trust). The Trust funded the purchase of the subordinated debentures through the sale of trust preferred securities with a liquidation value of $10,310,000. Using interest payments made by the Company on the debentures, the Trust began paying quarterly dividends to preferred security holders on April 7, 2004. The annual percentage rate of the interest payable on the subordinated debentures and distributions payable on the preferred securities is 3-Month LIBOR plus 2.85% (3.09% and 4.84% at December 31, 2020 and 2019, respectively). Dividends on the preferred securities are cumulative and the Trust may defer the payments for up to five years. The preferred securities mature in December 2034 unless the Company elects and obtains regulatory approval to accelerate the maturity date.

In the Signature Bank merger, the Company assumed the $2,165,000 in floating rate Preferred Capital Securities originally issued in February 2004 through Signature Capital Trust, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Preferred Capital Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 4% (4.21% and 5.93% at December 31, 2020 and 2019, respectively). The Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2034 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

In the Centennial Bank merger (see Note 17, Acquisitions), the Company assumed the $6,083,000 in floating rate Cumulative Trust Preferred Securities originally issued in September 2006 through HaleCo, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Cumulative Trust Preferred Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 1.7% (1.92% at December 31, 2020). The Cumulative Trust Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2036 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Cumulative Trust Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

In the Centennial Bank merger (see Note 17, Acquisitions), the Company assumed the $4,640,000 in floating rate the Cumulative Trust Preferred Securities originally issued in September 2007 through LubCo, a statutory business trust and wholly-owned subsidiary of the Company. As guarantor, the Company unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the preferred capital securities, the redemption price when a capital security is called for redemption, and amounts due if a trust is liquidated or terminated. The Cumulative Trust Preferred Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 2.2% (2.42% at December 31, 2020). The Cumulative Trust Preferred Capital Securities are subject to mandatory redemption in whole or in part upon repayments of the debentures at the stated maturity in the year 2037 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Cumulative Trust Preferred Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - BORROWINGS (continued)

Subordinated Debentures (continued)

Subordinated debentures related to trust preferred securities may be included in regulatory Tier 1 capital subject to a limitation that such amounts not exceed 25% of Tier 1 capital. The remainder of this and other subordinated debt is included in Tier 2 capital. There is no limitation for inclusion of subordinated debt in total risk-based capital and, as such, all subordinated debt was included in total risk-based capital.

For 2020 and 2019, interest expense on the subordinated debentures was $669,000 and $691,000, respectively (including premium amortization of $49,000 and $0 for 2020 and 2019, respectively). Debt financing costs are being amortized to the first call date of the debentures. Amortization of debt financing costs for 2020 and 2019 was insignificant.

Included in “subordinated debentures” on the consolidated balance sheet as of December 31, 2020 is a reduction of $1,839,000 to reflect the estimated fair value of these liabilities assumed in the Centennial acquisition (see Note 17, Acquisitions).

Subordinated Notes

In July 2020, the Company completed the private placement of $140,000,000 in subordinated notes. The notes have a maturity date of July 31, 2030 and carry a fixed rate of 5.500% for the first five years. Thereafter, the notes bear interest at 3-month Secured Overnight Funding Rate (SOFR) plus 5.435% resetting quarterly. Interest payments are due semiannually in January and July. The notes include a right of prepayment without penalty on or after July 31, 2025. The principal balance and all accrued but unpaid interest are due at the maturity date.

In August 2020, the Company paid all outstanding balances associated with the July 2015 issuance of $65,000,000 in private placement subordinated notes. The notes had a maturity date of August 1, 2025 and carried a fixed rate of interest of 5.875% for the first five years. Thereafter, the notes would bear interest at 3-month LIBOR plus 4.12%, resetting quarterly. Interest payments were due semiannually in February and August. The notes included a right of prepayment without penalty on or after August 1, 2020. The principal balance and all accrued but unpaid interest were paid at the August 2020 prepayment date.

In January 2021, the Company also paid the remaining principal and all accrued but unpaid interest of an additional $7,500,000 private placement subordinated note issued on September 30, 2015. The note had a maturity date of October 1, 2025 and carried a fixed rate of interest of 5.875% until maturity. Interest payments were due quarterly. The note included a right of prepayment without penalty on or after October 1, 2020.

These subordinated notes have been structured to qualify as Tier 2 capital for regulatory purposes. Interest expense on the subordinated notes was $5,962,000 and $4,715,000 for 2020 and 2019, respectively (including amortization of issuance costs of $463,000 and $456,000 for 2020 and 2019, respectively). Issuance costs for the initial $65,000,000 issuance totaled $1,181,000 and were fully amortized upon prepayment in August 2020. Issuance costs for the most recent placement of $140,000,000 totaled $2,327,000 and will be amortized over the period from issuance to the date of earliest prepayment. The unamortized balances of total issuances costs were $2,130,000 and $265,000 as of December 31, 2020 and 2019, respectively, and are reported on the consolidated balance sheets as a direct deduction from the face of the notes.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 9 - BORROWINGS (continued)

Maturities

The following table summarizes maturities of the Company’s borrowings as of December 31, 2020 (in thousands):

	FHLB Advances	Subordinated Debentures	Subordinated Notes	Total
Maturing within one year	$334	$—	$—	$334
Maturing one year through two years	269	—	—	269
Maturing two years through three years	49	—	—	49
Maturing six years and thereafter	74,049	21,359	145,370	240,778

Total	$74,701	$21,359	$145,370	$241,430

NOTE 10 - CAPITAL AND REGULATORY MATTERS

Regulatory Capital Requirements

The Company (as a bank holding company and on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting rules. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors. Furthermore, the Company’s and Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total, Tier 1 and Common Equity Tier 1 capital (CET1) (each as defined in the regulations) relative to risk weighted assets (as defined), and of Tier 1 capital to average assets (as defined). The following tables present actual and required capital amounts (in thousands) and ratios as of December 31, 2020 and 2019 for the Company and the Bank under the Basel III Capital Rules. The minimum required capital amounts presented include the minimum required capital levels as of December 31, 2020 and 2019, including the Basel III capital conservation buffer. Capital levels required to be considered well capitalized are based upon prompt corrective action regulations, as amended to reflect the changes under the Basel III Capital Rules. Management believes, as of December 31, 2020 and December 31, 2019, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 10 - CAPITAL AND REGULATORY MATTERS (continued)

Regulatory Capital Requirements (continued)

The Company’s and the Bank’s actual regulatory capital amounts (in thousands) and ratios are presented in the table below:

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Capital Requirement - Basel III Including Capital Conservation Buffer
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2020
Total capital to risk-weighted assets
Consolidated	$723,441	18.1%	$319,073	8.0%	N/A	N/A	$418,783	10.5%
Happy State Bank	648,185	16.3	318,744	8.0	$398,430	10.0%	418,352	10.5

Tier 1 capital to risk-weighted assets
Consolidated	528,194	13.2	239,305	6.0	N/A	N/A	339,015	8.5
Happy State Bank	598,308	15.0	239,058	6.0	318,744	8.0	338,666	8.5

Common equity tier 1 capital to risk-weighted assets
Consolidated	506,835	12.7	179,479	4.5	N/A	N/A	279,189	7.0
Happy State Bank	598,308	15.0	179,294	4.5	258,981	6.5	278,901	7.0

Tier 1 capital to average assets (leverage ratio)
Consolidated	528,194	10.0	211,850	4.0	N/A	N/A	211,850	4.0
Happy State Bank	598,308	11.3	211,606	4.0	264,508	5.0	211,606	4.0

December 31, 2019
Total capital to risk-weighted assets
Consolidated	$596,888	19.0%	$251,147	8.0%	N/A	N/A	$329,631	10.5%
Happy State Bank	570,077	18.2	250,757	8.0	$313,447	10.0%	329,119	10.5

Tier 1 capital to risk-weighted assets
Consolidated	489,347	15.6	188,361	6.0	N/A	N/A	266,844	8.5
Happy State Bank	534,771	17.1	188,068	6.0	250,758	8.0	266,430	8.5

Common equity tier 1 capital to risk-weighted assets
Consolidated	477,247	15.2	141,271	4.5	N/A	N/A	219,754	7.0
Happy State Bank	534,771	17.1	141,051	4.5	203,741	6.5	219,413	7.0

Tier 1 capital to average assets (leverage ratio)
Consolidated	489,347	13.3	147,086	4.0	N/A	N/A	147,086	4.0
Happy State Bank	534,771	14.6	146,953	4.0	183,691	5.0	146,953	4.0

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 10 - CAPITAL AND REGULATORY MATTERS (continued)

Regulatory Capital Requirements (continued)

As of December 31, 2020, the most recent notification from the FDIC categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk based, Tier 1 risk based, CET1 risk-based and Tier 1 leverage ratios as set forth in the table. Prompt corrective action provisions are not applicable to bank holding companies.

Capital Activity

The Company issued common stock through three separate private placement offerings in 2020. Common stock of $71,239,000 was issued during September 2020; common stock of $36,481,000 was issued through the merger with Centennial Bank in July 2020 (see Note 17, Acquisitions); and common stock of $2,904,000 was issued in February 2020. The Company issued common stock of $64,895,000 through a private placement offering during 2019. There were no material issuance costs associated with any of these offerings. Other material issuances of common stock during 2020 included the following: $2,532,000 of purchases by the ESOP (see Note 12, Employee Benefit Plans); $1,400,000 as employee compensation; and $231,000 paid to directors who elected to receive their board fees in the form of common stock. Other material issuances of common stock during 2019 included the following: $2,452,000 of purchases by the ESOP (see Note 12, Employee Benefit Plans); and $1,201,000 as consideration for the purchase of a plane (see Note 14, Related Party).

In July 2020, the Company completed the private placement of $140,000,000 in subordinated notes. The notes are structured to qualify as Tier 2 capital for regulatory purposes (see Note 9, Borrowings). In August 2020, the Company paid all outstanding balances associated with the July 2015 issuance of $65,000,000 in private placement subordinated notes. In January 2021, the Company paid the outstanding balance associated with the September 2015 issuance of a $7,500,000 private placement subordinated note.

Banking regulations may limit the amount of dividends that the Bank may pay to the Company. Specifically, approval by regulatory authorities is required if the effect of dividends declared would cause the Bank’s capital to fall below specified levels, or if dividends declared exceed the Bank’s retained earnings. These limitations on the Bank’s ability to pay dividends to the Company could limit the Company’s ability to pay dividends to its shareholders. During 2020 and 2019, the Bank paid dividends of $2,130,000 and $4,259,000, respectively, to the Company; these were eliminated in consolidation. The dividends were used by the Company to pay interest on Subordinated Notes. Regulatory approval was not required for the dividends.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Off-Balance Sheet Arrangements

The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the audited consolidated balance sheets. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Off-Balance Sheet Arrangements (continued)

As of December 31, 2020 and 2019, respectively, the approximate amounts of these financial instruments were as follows (in thousands):

	December 31,
	2020	2019
Commitments to extend credit	$1,236,498	$867,586
Standby letters of credit	20,181	11,609

	$1,256,679	$879,195

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses, may require payment of a fee, and may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Most letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those commitments if deemed necessary.

The Company has no other off-balance sheet arrangements; nor does it have any transactions, other than those reflected in the consolidated financial statements, with unconsolidated, special purpose entities where those transactions would expose the Company to liability.

Other

Future minimum lease payments due from the Bank as lessee are as follows as of December 31, 2020 (in thousands):

2021	$1,061
2022	865
2023	646
2024	364
2025	121
Thereafter	—

$3,057

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Other (continued)

Rent expense under all noncancellable operating lease obligations, net of sublease rentals, is included in “occupancy and equipment expense, net” on the consolidated statements of income. Rental expense on noncancellable operating leases is as follows (in thousands):

	2020	2019
Minimum rentals	$1,530	$1,217
Less: sublease rentals	(118)	(116)

	$1,412	$1,101

Various legal claims arise from time to time in the normal course of business. As of December 31, 2020, such claims asserted against the Company will not, in the opinion of management, have a material effect on the Company’s financial condition, results of operations or cash flows.

NOTE 12 - EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan

The Company sponsors an Employee Stock Ownership Plan (ESOP) which contains Code Section 401(k) provisions. Employees are generally eligible to participate on January 1st, July 1st, or other dates that may be selected by the Company following their initial date of service, provided that the employee has attained the age of 18 and is employed in a position requiring at least 1,000 hours of service for the plan year. The Company may make matching contributions, discretionary basic contributions, or discretionary additional contributions. The Company contribution is based on the employee’s annual compensation.

Employer matching contributions are included in “salaries and employee benefits” in the consolidated statements of income and were $3,171,000 and $2,608,000 for 2020 and 2019, respectively. The ESOP had no unearned shares or shares committed to be released at December 31, 2020 and 2019. The ESOP owned 1,511,316 and 1,513,687 shares at December 31, 2020 and 2019, respectively, and these shares are included in the total of shares outstanding for purposes of computing earnings per share for the Company. The ESOP purchased 52,475 shares, approximately $2,532,000, during 2020. The ESOP purchased 53,877 shares, approximately $2,452,000, during 2019.

The Company has an obligation to repurchase shares from ESOP participants for distributions from the ESOP. The market value for the shares for this purpose is $53.50 per share and is based on a December 31, 2020 valuation by an independent external firm. The valuation as of December 31, 2019 was $48.25.

Deferred Compensation Agreements

The Company established non-qualified deferred compensation agreements covering certain employees and directors. The unfunded liabilities related to these agreements are based on predetermined post-retirement benefits for each individual. Expense related to benefits accrued for these agreements is included in “salaries and employee benefits” in the consolidated statements of income and was $1,384,000 and $576,000 for 2020 and 2019, respectively. The unfunded liability included in “accrued expenses and other liabilities” on the consolidated balance sheets amounted to $11,292,000 and $10,535,000 for December 31, 2020 and 2019, respectively.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation

Stock Options

The Company has entered into various stock option agreements that grant options to its directors, officers, and employees for up to 8,820,550 shares of common stock. Both incentive stock options and non-qualified stock options have been granted under the plans. The exercise price of each option equals the market price of the Company’s stock on the date of grant. Vesting periods are generally five years from the date of grant with options expiring in ten years. The Company issues new shares for options when they are exercised.

Expense for the stock options is computed using the equity-classified awards method, under which the fair value of each option grant is calculated utilizing a Black-Scholes option-pricing model, and that value is recognized as expense (and as an equal increase in “additional paid-in capital” on the consolidated balance sheets) over the vesting period. Expense related to stock options is included in “salaries and employee benefits” in the consolidated statements of income and was $2,112,000 and $993,000 for 2020 and 2019, respectively. Expense related to stock options for directors is included in “legal and professional fees” in the consolidated statements of income and was $80,000 and $24,000 for 2020 and 2019, respectively. The combined stock option expense was $2,192,000 and $1,017,000, for 2020 and 2019, and the associated income tax benefit was $460,000 and $213,000, respectively, for the same periods. There were no modifications of the terms of any options during 2020 and 2019. As of December 31, 2020 the unrecognized compensation expense for outstanding options was $1,333,000. The cost is expected to be recognized over a weighted-average period of 1.44 years.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. There were 218,948 and 166,540 options granted during 2020 and 2019, respectively. The weighted-average fair value for the 2020 grants was $11.74. The following table shows the weighted-average assumptions related to those grants:

	2020	2019
Dividend yield	0%	0%
Expected life	6.9 years	7.4 years
Expected volatility	21.8%	20.6%
Risk-free interest rate	0.7%	1.8%

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The expected life is based on historical exercise experience. The expected volatility is based on historical volatility in the value of the Company’s shares as well as an analysis of stock volatility of selected peers performed by a third party. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Options (continued)

An analysis of stock option activity is presented below:

	2020		2019
		Weighted		Weighted
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price
Options outstanding, beginning of year	419,024	$28.90	443,203	$17.12
Granted	218,948	48.25	166,540	45.50
Exercised	(131,464)	16.21	(190,719)	16.02
Forfeited	(7,750)	16.00	—	—
Expired	—	—	—	—

Options outstanding, end of year	498,758	40.94	419,024	28.90

Options exercisable, end of year	383,320	38.96	334,414	24.71

The total intrinsic value of outstanding options and outstanding exercisable options (all of which were in the money) was $6,138,000 and $5,478,000, respectively, at December 31, 2020. The total intrinsic value of outstanding options and outstanding exercisable options (all of which were in the money) was $8,106,000 and $7,873,000, respectively, at December 31, 2019.

The total intrinsic value of exercised options during 2020 and 2019 was $4,212,000 and $5,307,000, respectively. Cash received from stock option exercises during 2020 and 2019 was $2,131,000 and $3,054,000, respectively. The actual tax benefit for the tax deductions related to stock option exercises totaled $448,000 and $642,000 for the same periods. Cash used to repurchase shares issued for option exercises during 2020 and 2019 was $5,566,000 and $6,985,000, respectively. The Company expects to repurchase between 110,000 and 240,000 shares issued for option exercises during 2021, based on activity in prior periods.

The information above regarding cash received from option exercises and cash used to repurchase shares issued for option exercises is on a gross basis. In practice, many option exercise transactions combine both an exercise component and a repurchase component, for either some or all of the options exercised; in these instances the cash effect is experienced and recognized on a net basis.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Options (continued)

The following table summarizes information concerning outstanding and exercisable (vested) stock options as of December 31, 2020:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.00 - $19.99	86,610	1.13 years	$16.45	86,610	1.13 years	$16.45
$20.00 - $24.99	—	—	—	—	—	—
$25.00 - $29.99	—	—	—	—	—	—
$30.00 - $34.99	25,000	5.93 years	32.00	25,000	5.93 years	32.00
$35.00 - $39.99	2,500	5.97 years	37.00	2,500	5.97 years	37.00
$40.00 - $44.99	—	—	—	—	—	—
$45.00 - $49.99	384,648	9.67 years	47.07	269,210	9.44 years	46.86

Total	498,758	7.98 years	40.94	383,320	7.31 years	38.96

An analysis of activity in non-vested options is presented below:

	2020		2019
	Number of Options	Weighted Average Grant Date Fair Value	Number of Options	Weighted Average Grant Date Fair Value
Non-vested options, beginning of year	84,610	$12.50	1,250	$6.82
Granted	218,948	11.74	166,540	12.26
Vested	(180,370)	11.50	(83,180)	11.94
Forfeited	(7,750)	5.18	—	—
Expired	—	—	—	—

Non-vested options outstanding, end of year	115,438	12.68	84,610	12.50

Restricted Stock and Stock Appreciation Rights

The Company has entered into various restricted stock and stock appreciation rights (SAR) award agreements that grant restricted stock or SARs to its directors and employees. Under the terms of the plans, the Company may award up to 1,500,000 units to the plan participants, either in the form of shares of restricted stock or as SARs.

All shares of restricted stock issued under the plans are subject to a restriction period whereby the shares cannot be sold, assigned, transferred, pledged or otherwise encumbered based on each individual’s agreement. This restriction period may be adjusted at any time at the discretion of the Board of Directors. Any participant that terminates employment or ceases services for the Bank prior to the end of the restriction period will forfeit all

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Restricted Stock (continued)

restricted shares subject to the plans. These shares generally have a term of up to ten years, with vesting ranging from immediate to ten years. These shares generally have conditions related to the individual’s longevity, performance, or both, and such conditions may be revised as, for example, an individual’s job duties change. Upon vesting, restrictions lift and the shares cease to be counted as restricted stock. Consequently, all of the restricted shares outstanding are also non-vested. Restricted shares are included in the total of shares outstanding on the Company’s consolidated balance sheets and for purposes of computing earnings per share.

Compensation expense for restricted stock is computed using the equity-classified awards method, under which the fair value of each restricted share is based on the share value computed for the ESOP ($48.25 per share as of the December 31, 2019 valuation), and that value is recognized as compensation expense (and as an equal increase in “additional paid-in capital” on the consolidated balance sheets) over the period of each grant. Expense related to restricted stock is included in “salaries and employee benefits” in the consolidated statements of income and was $483,000 and $725,000 for 2020 and 2019, respectively. The income tax benefit associated with that expense was $101,000 and $152,000, respectively, for the same periods. As of December 31, 2020 the unrecognized compensation expense for outstanding restricted stock options was $780,000. The cost is expected to be recognized over a weighted-average period of 1.43 years.

An analysis of restricted stock activity is presented below:

	2020		2019
	Number of Shares	Weighted Average Grant Date Share Value	Number of Shares	Weighted Average Grant Date Share Value
Shares outstanding, beginning of year	48,968	$35.00	28,970	$28.53
Granted	7,181	48.25	27,500	42.53
Exercised	(8,700)	30.55	(7,502)	37.61
Forfeited	(3,600)	41.94	—	—
Expired	(3,000)	27.00	—	—

Shares outstanding, end of year	40,849	38.34	48,968	35.00

Stock Appreciation Rights

SARs are settled in cash, expire in four to ten years, and are generally subject to vesting in three to five years. Expense related to SARs is included in “salaries and employee benefits” in the consolidated statements of income and was $3,374,000 and $3,067,000 for 2020 and 2019, respectively. The income tax benefit associated with that expense was $709,000 and $644,000, respectively, for the same periods. Compensation expense for SARs is computed using the liability method and is recognized over the vesting period based on the fair value at each balance sheet date based on the Black-Scholes option-pricing model. The SAR liability of $13,799,000 and $12,035,000 as of December 31, 2020 and 2019, respectively, is included in “accrued expenses and other liabilities” on the consolidated balance sheets. As of December 31, 2020, the unrecognized compensation expense (based on the $53.50 current share value) for outstanding SARs was $1,901,000. The cost is expected to be recognized over a weighted-average period of 1.05 years.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Appreciation Rights (continued)

The fair value of each SAR is estimated at each balance sheet date based on the Black-Scholes option-pricing model. The following table shows the weighted-average assumptions used in the Black-Scholes model:

	December 31, 2020	December 31, 2019
Dividend yield	0%	0%
Expected life	1.5 years	1.6 years
Expected volatility	21.8%	20.8%
Risk-free interest rate	0.1%	1.6%

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The expected life is based on historical exercise experience. The expected volatility is based on historical volatility in the value of the Company’s shares as well as an analysis of stock volatility of selected peers performed by a third party. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve as of the balance sheet dates.

An analysis of SAR activity is presented below:

	2020		2019
	Number of SARs	Weighted Average Exercise Price	Number of SARs	Weighted Average Exercise Price
SARs outstanding, beginning of year	682,864	$28.05	721,521	$27.04
Granted	122,250	48.25	31,500	45.32
Exercised	(67,699)	24.44	(49,557)	21.92
Forfeited	(17,200)	37.74	(20,600)	33.81
Expired	—	—	—	—

SARs outstanding, end of year	720,215	31.59	682,864	28.05

SARs exercisable, end of year	478,348	25.46	471,681	23.75

The following table summarizes information concerning outstanding and exercisable (vested) SARs as of December 31, 2020:

	SARs Outstanding			SARs Exercisable
Range of Exercise Prices	Number of SARs	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of SARs	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.00 - $19.99	223,563	2.30 years	$18.26	223,563	2.30 years	$18.26
$20.00 - $24.99	36,230	3.57 years	22.75	36,230	3.57 years	22.75
$25.00 - $29.99	64,222	4.78 years	27.00	64,222	4.78 years	27.00
$30.00 - $34.99	83,900	5.64 years	32.00	65,650	5.64 years	32.00
$35.00 - $39.99	97,550	6.60 years	37.00	56,650	6.60 years	37.00
$40.00 - $44.99	66,500	7.55 years	41.24	26,333	7.54 years	41.21
$45.00 - $49.99	148,250	9.51 years	47.72	5,700	8.74 years	45.50

Total	720,215	5.53 years	31.59	478,348	4.06 years	25.46

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock Appreciation Rights (continued)

The total intrinsic value of outstanding SARs and outstanding exercisable SARs (all of which were in the money) was $15,600,000 and $13,291,000, respectively, at December 31, 2020. The total intrinsic value of outstanding SARs and outstanding exercisable SARs (all of which were in the money) was $13,792,000 and $11,557,000, respectively, at December 31, 2019.

An analysis of non-vested SAR activity is presented below:

	2020		2019
	Number of SARs	Weighted Average Grant Date Fair Value	Number of SARs	Weighted Average Grant Date Fair Value
Non-vested SARs outstanding, beginning of year	211,183	$16.22	279,650	$14.25
Granted	122,250	14.72	31,500	13.69
Vested	(74,366)	20.26	(79,367)	18.90
Forfeited	(17,200)	19.38	(20,600)	18.41
Expired	—	—	—	—

Non-vested SARs outstanding, end of year	241,867	16.13	211,183	16.22

Stock-Based Compensation Activity

The following tables set forth information regarding the stock-based compensation activity in the consolidated statement of shareholders’ equity for 2020 and 2019, respectively (in thousands, except for shares):

As of December 31, 2020:

	Common Stock ($1 par)		Additional Paid In Capital
	Shares	Amount		Total
Restricted Stock:
Grants	7,181	$7	$(7)	$—
Expense recognized in earnings	—	—	714	714
Expired or forfeited grants, netted against earnings	(6,600)	(7)	(224)	(231)

Stock Options:
Exercises	131,464	$132	$1,999	$2,131
Repurchases of shares from option exercises	(115,355)	(115)	(5,451)	(5,566)
Expense recognized in earnings	—	—	2,192	2,192

	16,690	$17	$(777)	$(760)

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 12 - EMPLOYEE BENEFIT PLANS (continued)

Stock-Based Compensation (continued)

Stock-Based Compensation Activity (continued)

As of December 31, 2019:

	Common Stock ($1 par)		Additional Paid In Capital
	Shares	Amount		Total
Restricted Stock:
Grants	27,500	$28	$(28)	$—
Expense recognized in earnings	—	—	725	725

Stock Options:
Exercises	190,719	$191	$2,863	$3,054
Repurchases of shares from option exercises	(159,077)	(159)	(6,826)	(6,985)
Expense recognized in earnings	—	—	1,017	1,017

	59,142	$59	$(2,248)	$(2,189)

NOTE 13 - INCOME TAXES

Allocation of income tax expense between current and deferred portions is as follows (in thousands):

	2020	2019
Current income tax	$15,010	$8,781
State tax	310	184
Deferred income tax benefit	(4,695)	(1,171)

Total income tax expense	$10,625	$7,794

Income tax expense, as a percentage of pretax earnings, differs from the statutory federal income tax rate as follows:

	2020	2019
Statutory federal income tax rate	21.0%	21.0%
Increase (reduction) resulting from:
Tax-exempt interest income	-2.7%	-3.8%
Stock-based compensation	-1.3%	-1.9%
Nondeductible expenses	0.8%	1.0%
Effect of state income taxes	0.4%	0.3%
Other	-0.8%	-1.0%

Effective income tax rate	17.4%	15.6%

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 13 - INCOME TAXES (continued)

The components of the net deferred tax asset included in “other assets” on the consolidated balance sheets are as follows (in thousands):

	December 31,
	2020	2019
Deferred tax assets:
Loans receivable	$15,081	$9,121
Employee benefits	6,536	5,550
Unrealized losses on securities available for sale	—	—
Other real estate owned	374	248

	21,991	14,919

Deferred tax liabilities:
Other identifiable intangible assets	(5,121)	(4,262)
Premises and equipment	(6,350)	(4,590)
Unrealized gains on securities available for sale	(8,111)	(1,717)
Other	(151)	(393)

	(19,733)	(10,962)

Net deferred tax asset	$2,258	$3,957

NOTE 14 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates. Annual activity consisted of the following (in thousands):

	2020	2019
Beginning balance	$14,067	$15,427
Additions	7,640	2,124
Repayments and other reductions	(4,849)	(3,466)
Change in composition of related parties	26	(18)

Ending balance	$16,884	$14,067

In management’s opinion, such loans and other extensions of credit and deposits were generally made in the ordinary course of business; though some reflect adjustments for employees, they are still on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than a normal risk of collectability or present other unfavorable features.

Deposits from related parties held by the bank at December 31, 2020 and 2019 totaled $25,624,000 and $10,489,000, respectively.

During 2019, the Board approved the purchase of an aircraft from a current director for 26,400 shares of common stock in the Company, a value of approximately $1,201,000. This aircraft is held in a wholly-owned subsidiary of the Bank and is included in “premises and equipment, net” on the consolidated balance sheets.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 14 - RELATED PARTY TRANSACTIONS (continued)

The Bank is lessor in several leasing transactions with entities associated with related parties (current directors). These transactions are at market rates and terms, and the associated lease revenue of $44,000 and $44,000 for 2020 and 2019, respectively, is included as a reduction of “occupancy and equipment expense, net” on the consolidated statements of income.

The Bank obtains professional services from related parties in the ordinary course of business. The payments associated with these related party services totaled $129,000 and $275,000 as of December 31, 2020 and 2019, respectively, and are included in “legal and professional fees” on the consolidated statements of income.

NOTE 15 - FAIR VALUE MEASUREMENTS

Fair value of an asset or liability is the price that would be received to sell that asset or to transfer that liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Inputs - Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Inputs - Significant unobservable inputs that reflect an entity’s own assumptions regarding what market participants would use in pricing the assets or liabilities.

Recurring Measurements

The following table presents assets reported on the consolidated balance sheets at fair value on a recurring basis, along with the fair value hierarchy level employed (in thousands):

	Level 1	Level 2	Level 3	Measured at
	Inputs	Inputs	Inputs	Fair Value
December 31, 2020
Debt securities available for sale:
Mortgage backed securities	$—	$81,547	$—	$81,547
State and political subdivisions	—	567,566	—	567,566
Collateralized mortgage obligations	—	208,058	—	208,058
Asset-backed securities	—	99,091	—	99,091
Other debt securities	—	2,000	—	2,000
Marketable equity securities	2,247	—	—	2,247

December 31, 2019
Debt securities available for sale:
Mortgage backed securities	$—	$77,409	$—	$77,409
State and political subdivisions	—	317,976	—	317,976
Collateralized mortgage obligations	—	222,722	—	222,722
Asset-backed securities	—	38,921	—	38,921
Marketable equity securities	2,161	—	—	2,161

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 15 - FAIR VALUE MEASUREMENTS (continued)

Recurring Measurements (continued)

The Company reports its marketable equity securities utilizing Level 1 inputs. For these securities, there is a quoted market price. All debt securities are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other factors.

Transfers between levels would occur based on changes in overall or specific market conditions. There were no transfers between fair value hierarchy levels for the periods presented.

Nonrecurring Measurements

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are instead subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the consolidated balance sheets for which a nonrecurring measurement in fair value has been recorded, along with the fair value hierarchy level employed (in thousands):

	Level 1	Level 2	Level 3	Measured at
	Inputs	Inputs	Inputs	Fair Value
December 31, 2020
Assets:
Impaired loans	$—	$—	$7,427	$7,427
Other real estate owned	—	504	576	1,080

December 31, 2019
Assets:
Impaired loans	$—	$—	$5,509	$5,509
Other real estate owned	—	650	805	1,455

Impaired loans are reported at fair value based on the discounted present value of expected cash flows (Level 3 inputs), or on the value of underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 3 inputs: independent appraisals; and subjective adjustments (generally 10-30%) applied by management to reflect estimated selling costs and other expected discounts to appraised values.

During 2020, certain impaired loans were remeasured and reported at fair value through a specific allocation of the allowance for loan losses. Impaired loans with a carrying value of $11,013,000 were reduced by specific allowance allocations totaling $3,586,000 to a total reported fair value of $7,427,000 based on values determined utilizing Level 3 valuation inputs.

During 2019, certain impaired loans were remeasured and reported at fair value through a specific allocation of the allowance for loan losses. Impaired loans with a carrying value of $7,773,000 were reduced by specific allowance allocations totaling $2,264,000 to a total reported fair value of $5,509,000 based on values determined utilizing Level 3 valuation inputs.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 15 - FAIR VALUE MEASUREMENTS (continued)

Nonrecurring Measurements (continued)

Other real estate owned is valued at the time the loan is foreclosed upon and the asset is transferred to other real estate owned. The value is based primarily on third party appraisals, less estimated costs to sell. Appraisals based upon comparable sales result in a Level 2 classification while appraisals based upon expected cash flows of the property result in a Level 3 classification.

NOTE 16 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

Below are the condensed unconsolidated financial statements of Happy Bancshares, Inc. (in thousands):

Condensed Balance Sheets

	December 31,
	2020	2019
Assets:
Cash and cash equivalents	$88,953	$36,413
Investment in subsidiary	760,113	593,072
Accrued interest receivable	3	4
Equity investments	2,747	2,007
Other	1,360	2,866

Total assets	$853,176	$634,362

Liabilities and Shareholders’ Equity:
Accrued expenses and other liabilities	$17,807	$14,105
Subordinated debentures	21,359	12,475
Subordinated notes, net of unamortized issuance cost	145,370	72,234
Shareholders’ equity	668,640	535,548

Total liabilities and shareholders’ equity	$853,176	$634,362

Condensed Statements of Income

	Years Ended December 31,
	2020	2019
Income:
Undistributed earnings of subsidiary	$60,113	$47,618
Other	59	244

	60,172	47,862
Expenses:
Salaries and employee benefits	4,315	1,337
Interest expense	7,329	5,406
Other operating expenses	613	600

	12,257	7,343

Income before income taxes	47,915	40,519
Income tax benefit	(2,614)	(1,491)

Net income	$50,529	$42,010

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 16 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS (continued)

Condensed Statements of Cash Flows

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$50,529	$42,010
Adjustments to reconcile net income to net cash used in operating activities:
Undistributed earnings of subsidiary	(60,113)	(47,618)
Other adjustments, net	10,339	4,191

Net cash provided by (used in) operating activities	755	(1,417)

Cash flows from investing activities:
Capital contributions to subsidiary	(40,000)	(30,000)
Cash dividends received from subsidiary	2,129	4,259
Other, net	(740)	(420)

Net cash used in investing activities	(38,611)	(26,161)

Cash flows from financing activities:
Proceeds from subordinated notes, net of issuance costs	137,673	—
Repayment of subordinated notes	(65,000)	—
Proceeds from issuance of common stock	76,926	65,021
Purchase and retirement of common stock	(55,768)	(46,885)
Other, net	(3,435)	(3,931)

Net cash provided by investing activities	90,396	14,205

Net change in cash and cash equivalents	52,540	(13,373)
Cash and cash equivalents at beginning of year	36,413	49,786

Cash and cash equivalents at end of year	$88,953	$36,413

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 17 - ACQUISITIONS

Centennial Bank

On July 1, 2020, the Company merged with Centennial Bank, a privately-held bank headquartered in Lubbock, Texas. The Company acquired 100% of Centennial Bank’s outstanding stock. The fourteen branches included in the merger are located in the Texas South Plains and the Central Texas Hill Country. The total purchase price for the acquisition was allocated based on the estimated fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$179,695
Securities and other investments	91,113
Loans	611,260
Premises	25,895
Goodwill	75,635
Core deposit intangible asset	1,855
Other assets	17,852
Liabilities assumed:
Deposits	(857,882)
Subordinated debentures	(8,836)
Other liabilities	(1,605)

Consideration paid	$134,982

The net cash received as a result of the transaction was $81,194,000: $179,695,000 in cash included with the assets acquired less the $98,501,000 cash consideration paid to Centennial Bank. The Company also issued 756,079 shares of Bancshares stock, with an estimated value of $36,481,000 as of closing.

Non-credit impaired loans had an estimated fair value of $600,228,000 at the acquisition date and a total contractual balance of $610,371,000. As of the acquisition date, the Company expects an insignificant amount of the contractual balance of these loans to be uncollectible. The difference of $10,143,000 will be recognized into interest income as an adjustment to yield over the life of the loans. Purchased credit impaired loans (PCI loans) had an estimated fair value of $10,756,000 at the acquisition date and a total contractual balance of $15,589,000. An amount of $182,000 will be recognized into interest income as an adjustment to yield over the life of the loans. The difference of $4,651,000 remains on the balance sheet as a credit mark unless the loans experience changes in fair value or collectability. The remaining variance of $276,000 relates to loans in process and overdrafts as of the acquisition date.

The Company recorded goodwill of $75,635,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market and new Central Texas Hill Country market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $1,855,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. The goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 17 - ACQUISITIONS (continued)

Centennial Bank (continued)

Under the terms of the purchase agreement related to the Centennial merger, the Company deposited $1,500,000 of the total consideration paid into escrow as security for potential losses and expenses related to the acquired substandard, doubtful, loss, or other real-estate owned loans as of December 31, 2019. The escrow amount will be held and monitored by the Company for three years, commencing with the merger date. The Company will be reimbursed 50% of loan losses from the escrow amount during the escrow period as losses and expenses related to acquired loans are incurred. The Company fully expects to recover the entire amount placed into the escrow amount based on a fair value analysis by a third party valuation firm. The escrow amount is included in “other assets” in the consolidated balance sheet as of December 31, 2020.

In addition, a separate escrow amount of $1,053,000 was established and funded by the seller, based on vendor estimates, to indemnify the Company for contract termination fees and deconversion costs incurred following closing. The escrow amount will be held by the Company for a period of one year from the date of acquisition and will be released to either the Company or the seller based on final transaction costs at the conclusion of the escrow period. The Company recorded an indemnification asset as contract termination and deconversion costs were incurred, totaling the amount in escrow. The effect of the recognition of the indemnification asset was an offset during 2020 of $1,053,000 to the expenses incurred related to the contract termination and deconversion costs. The indemnification asset will be derecognized when the Company receives the cash due from the escrow.

First State Bank of Mobeetie

On January 24, 2020, the Company acquired First State Bank of Mobeetie, a privately-held bank headquartered in Mobeetie, Texas. The branches included in the acquisition are located in the Texas Panhandle towns of Mobeetie and Wheeler. The total cash purchase price for the acquisition was allocated based on management’s best estimates of the fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Cash	$2,972
Fed funds sold	55,583
Securities	7,090
Loans	11,075
Premises	312
Goodwill	1,811
Core deposit intangible asset	685
Other assets	791
Liabilities assumed:
Deposits	(68,180)
Other liabilities	(79)

Cash consideration paid	$12,060

The net cash and cash equivalents received as a result of the transaction was $46,495,000: $55,583,000 in fed funds sold and $2,972,000 in teller cash and due from banks included with the assets acquired, less $12,060,000 of cash consideration paid.

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 17 - ACQUISITIONS (continued)

First State Bank of Mobeetie (continued)

Non-credit impaired loans had an estimated fair value of $10,414,000 at the acquisition date and a total contractual balance of $10,437,000. As of the acquisition date, the Company expects that an insignificant amount of the contractual balance of these loans will be uncollectible. The difference of $23,000 will be recognized into interest income as an adjustment to yield over the life of the loans. Purchased credit impaired loans (PCI loans) had an estimated fair value of $638,000 at the acquisition date and a total contractual balance of $816,000. The difference of $178,000 remains on the balance sheet as a credit mark unless the loans experience changes in fair value or collectability. The remaining variance of $23,000 relates to loans in process and overdrafts as of the acquisition date.

The Company recorded goodwill of $1,811,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $685,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. None of the goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

First Bank & Trust

On June 7, 2019, the Company acquired four branches from First Bank & Trust, a privately-held bank headquartered in Seymour, Texas. The branches are located in the Texas Panhandle towns of Matador, Memphis, Turkey and White Deer. The Company purchased the branches’ loans, premises and certain other assets and assumed the branches’ deposits and certain other liabilities. The total cash purchase price for the acquisition was allocated based on the estimated fair value of the assets acquired and liabilities assumed, as follows (in thousands):

Assets acquired:
Teller cash	$956
Loans	1,221
Premises	374
Goodwill	238
Core deposit intangible asset	1,509
Other assets	25
Liabilities assumed:
Deposits	(39,012)
Other liabilities	(98)

Net liabilities	$(34,787)

The net cash received as a result of the transaction was $35,743,000: a $34,787,000 payment from First Bank & Trust plus $956,000 in teller cash included with the assets acquired.

The Company recorded goodwill of $238,000 in this acquisition; this goodwill relates to the combination of expected synergies and desirable branch locations within the Company’s Texas Panhandle market. Goodwill is calculated as the excess of the estimated fair value of the consideration exchanged compared to the net of (a) the

HAPPY BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 17 - ACQUISITIONS (continued)

First Bank & Trust (continued)

estimated fair value of identifiable assets acquired, and (b) the estimated fair value of the liabilities assumed. The core deposit intangible of $1,509,000 represents the estimated value of the core deposits of the acquired branches based on their costs relative to the higher costs of alternative funding sources. The goodwill that was recognized in this transaction is expected to be deductible for income tax purposes.

Subsequent Acquisition Activity

On February 19, 2021, the Company is scheduled to acquire First Bank of Muleshoe, a privately-held bank headquartered in Muleshoe, Texas with approximately $81,149,000 in assets, $68,600,000 in deposits and $4,406,000 in loans. As a result of this acquisition, the Bank will add one branch each in the Texas Panhandle towns of Muleshoe, Bovina and Dimmitt. The total purchase price will be approximately $19,125,000. The initial allocation of the purchase price to the fair value of assets and liabilities acquired has not been completed. The Company is working with a third-party valuation firm to determine the fair value of the loans along with the amounts of the core deposit intangible and goodwill; the Company does not expect the intangibles to be materially significant. The goodwill in this acquisition is the result of a combination of expected synergies in the Texas Panhandle market.

In addition, during 2020 the Company entered into a purchase agreement with another financial institution with approximately $56,000,000 in total assets. The purchase is pending regulatory approval and is anticipated to close in 2021.

Acquisition Costs

Related to the above transactions, the Company recorded acquisition costs of $2,496,000 and $754,000 for various professional services during 2020 and 2019. Acquisition costs are included in “legal and professional expenses” on the consolidated financial statements.